An Offering Statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission. Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the Offering Statement filed with the Commission is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the Offering Statement in which such Final Offering Circular was filed may be obtained.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 1-A

Subject to Completion, dated January 17, 2025

REGULATION A OFFERING CIRCULAR

UNDER THE SECURITIES ACT OF 1933

LEGION CAPITAL CORPORATION

a Florida corporation

301 E. PINE ST, SUITE 850,

ORLANDO, FLORIDA  32801

407-464-5427

LEGION CAPITAL CORPORATION

Maximum combined offering of $70,000,000 consisting of Series A-1 Corporate Bonds and Series A-1 Redeemable Preferred Stock

Legion Capital Corporation (“Legion,” or the “Company”) is offering a combined maximum amount of $70,000,000 of Series A-1 Corporate Bonds (“Bonds”) and Series A-1 Redeemable Preferred Shares in Legion (“Redeemable Preferred Stock” or “Shares”); provided, that, of the $70,000,000 combined maximum amount available for sale, (i) the maximum amount of Shares that may be sold hereunder shall not exceed $25,000,000, and (ii) the gross aggregate proceeds received in this offering for the sale of the Shares and the Bonds with 5-year maturities shall not exceed $70,000,000, on a “no minimum/best efforts” basis (the “Offering”). The Offering will commence upon qualification by the Securities and Exchange Commission (“SEC”) and will terminate on the earlier of (i) 36 months from the date of qualification of this Offering Circular, (ii) on the date when all Bonds and Shares have been sold, or (iii) when we elect to terminate the Offering for any reason. The Offering will continue if it is re-qualified for sale by the SEC (which date may be extended for an additional 90 days in our sole discretion).

None of the proceeds received will be placed in an escrow, trust account or other similar arrangement. All proceeds from this offering will become immediately available to us and may be used as they are accepted. Purchasers of the Offered Shares will not be entitled to a refund and could lose their entire investments.

WealthForge Securities, LLC, a Virginia limited liability company and member of the Financial Regulatory Industry Authority (FINRA) has been engaged as the managing broker dealer for the Offering. The Managing Broker Dealer is not required to sell any specific number or dollar amount of securities but will use its “reasonable best efforts” to sell the securities offered. “Reasonable Best Efforts” means that our managing broker-dealer is not obligated to purchase any specific number or dollar amount of Bonds or Units, but it will use its best efforts to sell the Bonds and Units. Our managing broker-dealer may engage additional broker-dealers, or “selling group members,” who are members of FINRA to assist in the sale of the Bonds and Shares.

Series A-1 Corporate Bonds

The Bonds offered will carry 1 year, 2 year, 3 year, and 5 year maturities with annual interest rates of 7.50%, 8.00%, 8.50% and 9.00%, respectively. The purchase price per bond is $1,000, with a minimum investment amount of $10,000 per Bond term. Interest payments will be payable monthly on the 1st of the month (or the next following business day thereafter in the event such date is not a business day with no additional interest accruing), following the first full month of an accepted subscription.

These Bonds are secured obligations of Legion and will be secured by a first lien on a portfolio of real estate mortgage loans (“Loans”) to be made through use of the net proceeds of this Offering. Legion intends to manage the net proceeds through its wholly owned subsidiary, Legion Finance II, LLC (“LFII”) to provide for fiscal organization and enhanced transparency on behalf of the offering’s selling constituents, which consist of FINRA registered broker-dealers, licensed financial representatives, and registered investment advisors. As issuer, Legion will utilize LFII in conjunction with this offering to originate, hold, and manage loans, provide clarity regarding collateral assets, record keeping, and accounting functions as it relates to the organization and reporting requirements to this selling constituency. See “Plan of Distribution” for more information.

Payment under the Bonds is guaranteed by the issuer, Legion, such that Legion will be responsible for any deficiency remaining after liquidation of all LF II’s assets.

Bondholders will have no right to put (that is, require us to redeem) any Bond prior to its maturity date unless in the case of a holder’s death, bankruptcy, or total permanent disability, subject to notice, discounts and other provisions contained in this offering circular. See “Description of Bonds – Redemption Upon Death, Disability or Bankruptcy” for more information. We do not intend to list our Bonds on any national securities exchange during the offering period, and we do not expect a secondary market in the Bonds to develop. As a result, you should not expect to be able to resell your Bonds regardless of how we perform. Accordingly, an investment in our Bonds is not suitable for investors that require liquidity in advance of their Bond’s maturity date.

We may call and redeem the entire outstanding principal balance and accrued but unpaid interest of any or all of the Bonds at any time without penalty or premium. Bondholders will have no right to require us to redeem any Bond prior to maturity unless the request is due to death, bankruptcy, or total permanent disability. “Total permanent disability” is defined as the determination by a physician, approved by us, that a holder of a Bond who is a natural person, and who was gainfully employed at the time of issuance of the Bond, is unable to work on a full-time basis during a period of 24 consecutive months.

The Bonds will be offered to prospective investors on a best-efforts basis by the Managing Broker Dealer. “Best efforts” means that our Managing Broker Dealer is not obligated to purchase any specific number or dollar amount of Bonds but will use its best efforts to sell the Bonds. Our Managing Broker Dealer may engage additional broker-dealers, sub-agents, or selling group members, who are members of FINRA to assist in the sale of the Bonds.

	Price to Public	Managing BD fee, Commissions, and Expenses(1)(2)	Proceeds to Issuer
Per 1 Year Bond	1,000	40.80	959.20
Per 2 Year Bond	1,000	63.80	936.20
Per 3 Year Bond	1,000	79.80	920.20
Per 5 Year Bond	1,000	87.80	912.20
Average between all terms (3)	1,000	68.05	931.95
Example if $45,000,000 of Bonds sold at Average fees/expenses(4)	45,000,000	3,062,250	41,937,750

(1)	This includes (a) selling commissions of 1.50% on the aggregate gross sales of 1yr bonds, 3.75% on the aggregate gross sales of 2yr bonds, 5.25% on the aggregate gross sales of 3yr bonds, and 6.00% on the aggregate gross sales of the 5yr bonds (b) a Managing Broker Dealer fee of 0.50% on the aggregate gross sales of 1yr bonds, 0.55% on the aggregate gross sales of 2yr bonds, 0.65% on the aggregate gross sales of 3yr bonds, and 0.70% on the aggregate gross sales of 5yr bonds (e) a wholesaling fee of up to 1.08% of the Gross Proceeds may be paid to wholesalers (“Wholesaling Fee”), including employees and contractors of the Sponsor (d) a non-accountable expense reimbursement of up to 0.50% of the gross proceeds in the offering payable to Legion and (e) an accountable expense allowance of 0.50% payable to Legion. See “Use of Proceeds” and “Plan of Distribution” for more information.

(2)	The table above does not include an annual asset management fee (“Management Fee”) of 1.50% of gross offering proceeds payable to the Legion for ongoing management services and expenses. We anticipate that we will pay the Management Fee for the first year from offering proceeds, and we will pay the Management Fee for subsequent year(s) from cash from operations. There is no guarantee that we will be able to pay the Management Fee from cash from operations. In such event, we will use offering proceeds to pay the Management Fee for subsequent years, to the extent available. The Management Fee will be automatically deferred, and not collected by Legion, during any period of uncured default in the Bonds.

(3)	The table above shows amounts payable if we sell an equal amount of bonds by term. Actual sales may vary and will increase or decrease total selling commissions accordingly.

(4)	The table above shows amounts payable if we sell, for example, $45,000,000 of bonds at an equal distribution between bond terms. Actual sales may vary and will increase or decrease total selling commissions accordingly.

Series A-1 Redeemable Preferred Stock

The Series A-1 Redeemable Preferred Stock in Legion (“Redeemable Preferred Stock” or “Shares”) will be offered to prospective investors on a best-efforts basis through our Managing Broker Dealer. “Best efforts” means that our Managing Broker Dealer is not obligated to purchase any specific number or dollar amount of Shares but will use its best efforts to sell the Shares. Each share of Redeemable Preferred Stock will have an initial stated value of $1,000 per share (the “Stated Value”), subject to appropriate adjustment upon certain events such as recapitalizations, stock dividends, stock splits, stock combinations, and reclassifications, as set forth in the Certificate of Designation for the Redeemable Preferred Stock. The Shares will be offered and sold publicly at a price of $1,000 per share. The minimum investment amount of Series A-1 Redeemable Preferred Stock is $10,000. The Shares will not be certificated.

Redeemable Preferred Stock ranks senior to the common stock of the Company. Redeemable Preferred Stock ranks structurally junior to the Corporate Bonds offered within this offering circular and any other senior indebtedness that the Company may issue from time to time. Redeemable Preferred Stock will rank pari passu with any other Preferred Stock issued by the Company from time to time. Holders of our Series A-1 Redeemable Preferred Stock will have no voting rights.

Holders of Redeemable Preferred Stock are entitled to receive, when and as declared by our Board of Directors out of legally available funds, cumulative cash dividends on each share of Redeemable Preferred Stock at a per annum rate of 9.00% of the Stated Value of such share. Dividends are payable in monthly installments on the first day of each month (or the next following business day thereafter in the event such date is not a business day with no additional interest accruing). Dividends on each share of Redeemable Preferred Stock will begin accruing on, and will be cumulative from, the first day of the month following the month in which the subscription for the Shares was completed and accepted by Legion (the “date of issuance”) and regardless of whether our Board of Directors declares and pays such dividends.

	Per Share	Maximum Offering
Public Offering Price	1,000	25,000,000
Selling Commissions(1)	65	1,625,000
Additional Compensation (2)(3)	31.40	785,000
Proceeds, before management fee, to us (4)	898.60	22,465,000

(1)	Selling commissions will equal 6.50% of aggregate gross proceeds of the sale of the Shares.

(2)	Additional compensation consists of (a) a Managing Broker Dealer fee of 0.75% of on the aggregate gross sales of the Shares, (b) a wholesaling fee of up to 1.39% of the Gross Proceeds may be paid to wholesalers (“Wholesaling Fee”), including employees and contractors of the Sponsor (c) a non-accountable expense reimbursement of up to 0.50% of gross offering proceeds payable to Legion, and (d) an accountable expense allowance of 0.50% payable to Legion.

(3)	The table above does not include an annual asset management fee (“Management Fee”) of 1.50% of gross offering proceeds payable to Legion for ongoing management services and expenses. We anticipate that we will pay the Management fee for the first year from offering proceeds, and we will pay the Management Fee for subsequent year(s) from cash from operations. There is no guarantee that we will be able to pay the Management Fee from cash from operations. In such event, we will use offering proceeds to pay the Management Fee for subsequent years, to the extent available. The Management Fee will be automatically deferred during any period of time during which distributions or dividends to holders of Redeemable Preferred Stock are deferred or not paid.

(4)	The table above shows amounts payable if we sell the full $25,000,000 of Shares. Actual sales may vary and may decrease total selling commissions accordingly.

The offering price of the Bonds and Shares has been arbitrarily determined by the Company and bears no relationship to our assets, book value, potential earnings, net worth or any other recognized criteria of value.

We intend to sell Bonds and Shares, respectively, either through Depository Trust Company, or “DTC,” settlement or through direct settlement (via subscription agreement) with the Company. See the section entitled “Subscription Procedures” for additional information.

We expect to commence the sale of the Bonds and Shares, respectively, as of the date on which the offering statement is qualified by the SEC. There is no minimum amount of Bonds or Shares, respectively, that must be sold before we can close this offering and use any proceeds. Because there is no minimum offering amount, funds raised may not be sufficient to complete the plans of the Company as set forth in “Use of Proceeds” in this Offering Circular. See “Plan of Distribution” and “Description of Capital” for a description of our capital stock.

THE BONDS AND SHARES OFFERED HEREBY ARE HIGHLY SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK. INVESTORS SHOULD NOT INVEST ANY FUNDS IN THIS OFFERING UNLESS THEY CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT. SEE “RISK FACTORS” FOR A DISCUSSION OF CERTAIN RISKS YOU SHOULD CONSIDER BEFORE PURCHASING ANY BONDS OR SHARES IN THIS OFFERING.

THIS OFFERING CIRCULAR IS NOT KNOWN TO CONTAIN AN UNTRUE STATEMENT OF A MATERIAL FACT, NOR TO OMIT MATERIAL FACTS WHICH IF OMITTED, WOULD MAKE THE STATEMENTS HEREIN MISLEADING. IT CONTAINS A FAIR SUMMARY OF THE MATERIAL TERMS OF DOCUMENTS PURPORTED TO BE SUMMARIZED HEREIN. HOWEVER, THIS IS A SUMMARY ONLY AND DOES NOT PURPORT TO BE COMPLETE. ACCORDINGLY, REFERENCE SHOULD BE MADE TO THE CERTIFICATION OF RIGHTS, PREFERENCES AND PRIVILEGES AND OTHER DOCUMENTS REFERRED TO HEREIN, COPIES OF WHICH ARE ATTACHED HERETO OR WILL BE SUPPLIED UPON REQUEST, FOR THE EXACT TERMS OF SUCH AGREEMENTS AND DOCUMENTS.

THE U.S. SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

GENERALLY, NO SALE MAY BE MADE TO YOU IN THIS OFFERING IF THE AGGREGATE PURCHASE PRICE YOU PAY IS MORE THAN 10% OF THE GREATER OF YOUR ANNUAL INCOME OR NET WORTH. DIFFERENT RULES APPLY TO ACCREDITED INVESTORS AND NON-NATURAL PERSONS. BEFORE MAKING ANY REPRESENTATION THAT YOUR INVESTMENT DOES NOT EXCEED APPLICABLE THRESHOLDS, WE ENCOURAGE YOU TO REVIEW RULE 251(d)(2)(i)(C) OF REGULATION A. FOR GENERAL INFORMATION ON INVESTING, WE ENCOURAGE YOU TO REFER TO WWW.INVESTOR.GOV.

THIS OFFERING CIRCULAR DOES NOT CONSTITUTE AN OFFER OR SOLICITATION IN ANY JURISDICTION IN WHICH SUCH AN OFFER OR SOLICITATION WOULD BE UNLAWFUL. NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS CONCERNING THE COMPANY OTHER THAN THOSE CONTAINED IN THIS OFFERING CIRCULAR, AND IF GIVEN OR MADE, SUCH OTHER INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON.

This Offering Circular is following the offering circular format described in Part II (a)(1)(ii) of Form 1-A.

ITEM 2. TABLE OF CONTENTS

i

This summary highlights information contained elsewhere in this Offering Circular and is qualified in its entirety by the more detailed information and financial statements appearing elsewhere or incorporated by reference in this Offering Circular. This summary does not contain all of the information that you should consider before deciding to invest in our securities. You should read this entire Offering Circular carefully, including the “Risk Factors” section, our historical consolidated financial statements and the notes thereto, and unaudited pro forma financial information, each included elsewhere in this Offering Circular. Unless the context requires otherwise, references in this Offering Circular to “the Company,” “we,” “us” and “our” refer to Legion Capital Corporation.

SUMMARY

This summary highlights information contained elsewhere in this offering circular. This summary does not contain all of the information that you should consider before deciding whether to invest in the Bonds or Redeemable Preferred Stock. You should carefully read this entire offering circular, including the information under the heading “Risk Factors” and all information included in this offering circular.

Issuer. Legion Capital Corporation is an Orlando, FL based holding company that operates in the areas of real estate and commercial lending, management, marketing, and other and related services. As a commercial real estate lender, Legion specializes in the acquisition, processing, underwriting, operational management and servicing of residential and commercial real estate debt instruments. Its senior management team has a combined 75 years of experience in real estate loan transactions, commercial banking, lending and analyses, regulatory compliance, and real estate portfolio management. Legion has significant experience in the marketing and origination of project transactions in which to properly and efficiently evaluate suitable loans for our portfolio. Legion operates as a single segment business in multiple industries.

The Company was originally incorporated as GreenSky Corporation on August 7, 2015 in Delaware and merged with Legion Capital Corporation, a Florida Corporation on January 15, 2016. The Company is a holding company with operating subsidiaries in the areas of commercial lending, real estate and real estate services, management, and marketing.

Legion Finance II, LLC (“LFII”), is a wholly owned subsidiary of Legion that was formed on October 7, 2022, to originate senior loans (“Loans”) collateralized by residential and commercial real estate in the U.S. LFII will not have any other business purpose or operations other than to receive and hold the net proceeds of this Offering and to originate, hold and manage the Loans for the benefit of this offering’s investors. Our business plan is to originate, acquire and manage residential and commercial real estate loans and other commercial real estate-related debt instruments. While adopting a local-first philosophy for real estate lending opportunities, our management team brings over 75 years of combined executive management experience in real estate finance, underwriting, commercial banking, marketing, and strategic advising experience. Our management team intends to actively participate in the servicing and operational oversight of our assets rather than relinquish those responsibilities to a third party.

Our lending objective is to preserve and protect our capital while producing attractive risk-adjusted returns generated from current income on our loan portfolio.

Our principal executive offices are located at 301 E. Pine Street, Suite 850, Orlando, FL 32801. For more information, please visit www.legioncapital.com. The information on, or otherwise accessible through this website does not constitute a part of this offering circular.

The Company is an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). Under the JOBS Act, emerging growth companies can delay adopting new or revised accounting standards issued subsequent to the enactment of the JOBS Act until such time as those standards apply to private companies. The Company has irrevocably elected to avail itself of this exemption from new or revised accounting standards, and, therefore, will not be subject to the same new or revised accounting standards as public companies that are not emerging growth companies.

We are an “emerging growth company”, as defined in the JOBS Act, and, for so long as we are an emerging growth company, are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies. These include, but are not limited to:

●	Not being required to comply with the auditor attestation requirements in the assessment of our internal control over financial reporting;

●	Not being required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditors’ report providing additional information about the audit and the financial statements;

●	Reduced disclosure obligations regarding executive compensation; and

●	Exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

We may remain an “emerging growth company” until the earlier of (1) the last day of the fiscal year following the fifth anniversary of the completion of this offering, (2) the last day of the fiscal year in which we have total annual gross revenue of at least $1.235 billion, as such amount is indexed for inflation every five years by the Securities and Exchange Commission to reflect the change in the Consumer Price Index for All Urban Consumers during its most recently completed fiscal year, (3) the last day of the fiscal year in which we are deemed to be a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended, or the Exchange Act, which would occur if the market value of our common stock held by non-affiliates met or exceeded $700.0 million as of the last business day of the second fiscal quarter of such fiscal year or (4) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period.

In addition, Section 107 of the JOBS Act provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended (the “Securities Act”), for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies.

REGULATION A+

We are offering our Bonds and Shares pursuant to recently adopted rules by the SEC mandated under the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. These offering rules are often referred to as “Regulation A+.” We are relying upon “Tier 2” of Regulation A+, which allows us to offer of up to $75 million in a 12-month period.

In accordance with the requirements of Tier 2 of Regulation A+, we will be required to publicly file annual, semiannual, and current event reports with the SEC after the qualification of the offering statement of which this Offering Circular is a part.

THE OFFERING

The Bond Offering

Issuer	Legion Capital Corporation, a Florida Corporation

Securities Offered	Up to $70,000,000 aggregate principal amount of the Bonds with 1, 2, 3, and 5 year maturity terms. Sales of the Bonds are limited by concurrent sales of Shares in this offering. Maximum offering amount of both securities combined equals $70,000,000, provided, that, of the $70,000,000 combined maximum amount available for sale, (i) the maximum amount of Shares that may be sold hereunder shall not exceed $25,000,000, and (ii) the gross aggregate proceeds received in this offering for the sale of the Shares and the Bonds with 5-year maturities shall not exceed $70,000,000. There is no minimum for any particular offering or product.

Interest Rate	1 Year: 7.50% per annum
2 Year: 8.00% per annum
3 Year: 8.50% per annum
5 Year: 9.00% per annum

All interest computed on a 360-day year basis.

Maturity	You may choose maturities for your Bonds of one, two, three, or five years.

Interest Payments	Interest payments will be payable monthly on the 1st of the month (or the next following business day thereafter in the event such date is not a business day with no additional interest accruing), following the first full month of an accepted subscription. Interest will accrue and be paid on a 360-day year basis. For Bonds issued via the Depository Trust Company, or DTC, no interest will be due or collectible for positions utilizing a cusip that was previously utilized in a closing. All issuances are “new issues” with no accrued or due interest.

Offering Price	$1,000 per Bond

Denomination	The minimum purchase amount is $10,000 per Bond term

Ranking	The Bonds will be senior secured obligations and will rank:

●   pari passu with respect to payment on all other senior secured indebtedness, secured by the assets of Legion Finance II, LLC, from time to time outstanding;

●   senior in right of payment to our future indebtedness, if any, from time to time outstanding that is expressly subordinated to the Bonds;

●   senior to all of our unsecured indebtedness to the extent of the value of the Bonds’ security interest in the collateral owned by Legion Finance II, LLC.

Security and Guarantee of Legion	These Bonds are secured obligations of Legion and will be secured by a first lien on all Loan interests held by LFII, through use of the net proceeds of this offering. Legion is the primary obligor under the Bonds, such that Legion will be directly responsible for any deficiency remaining after liquidation of LFII assets. Further details of Bondholder security interests can be found in the Form of Indenture filed with the U.S. Securities & Exchange Commission (SEC). UMB Bank is engaged as Indenture Trustee of the filed Indenture. LFII will co-invest or co-lend with other lenders, including Legion Finance, LLC and our parent company Legion. In such events, the interest of LFII in any collateral that secures in such Loans will typically be shared with other such lenders on terms agreed to with such counterparties.

Reserves	Per the filed Indenture, Legion shall cause to be deposited with the Trustee, and Trustee shall maintain in a separate reserve account (the “Bond Service Reserve”), three and three-quarters percent (3.75%) of the gross proceeds of all Bonds issued pursuant to the Indenture. This Bond Service Reserve shall be funded by the Company on a monthly basis, on or before the 5th business day of each month, for proceeds received from Bond sales for the prior month. Any such reserves shall be held for a period of one (1) year from the date of the issuance of the Bonds.

Use of Proceeds	We estimate that the net proceeds we will receive from this Bond offering will be approximately $41,262,750 if $45,000,000 of Bonds were sold in equal distributions between 1, 2, 3, and 5-year terms. Actual sales may vary and will increase or decrease net proceeds accordingly based on varied total selling commissions. Net proceeds are estimated after deducting estimated Managing Broker Dealer Fees, accountable and non-accountable expenses, selling commissions, and payment of the Management Fee to Legion.

We plan to use substantially all of the net proceeds from this offering to originate and make secured real estate mortgage loans and acquire other senior secured real estate debt investments consistent with our lending strategies. We may also use a portion of the net proceeds to pay fees to the Company or its affiliates, for working capital and for other general corporate purposes. See “Use of Proceeds” for additional information.

Liquidity	This is a Tier 2, Regulation A offering where the offered securities will not be listed on a registered national securities exchange upon qualification. This offering is being conducted pursuant to an exemption from registration under Regulation A of the Securities Act of 1933, as amended. After qualification, we may apply for these qualified securities to be eligible for quotation on an alternative trading system or over the counter market, if we determine that such market is appropriate given the structure of the Bonds and our Company and our business objectives. There is no guarantee that the Bonds will be publicly listed or quoted or that a market will develop for them. Please review carefully “Risk Factors” for more information.

Redemption Upon Death, Disability, or Bankruptcy	Within 60 days of the death, total permanent disability or bankruptcy of a Bondholder who is a natural person, the estate of such Bondholder, such Bondholder, or legal representative of such Bondholder may request that we repurchase, in whole or in part and without penalty, the Bonds held by such Bondholder by delivering to us a written notice requesting such Bonds be redeemed. Any such request shall specify the particular event giving rise to the right of the holder or beneficial holder to have his or her Bonds redeemed. If a Bond held jointly by natural persons who are legally married, then such request may be made by (i) the surviving Bondholder upon the death of the spouse, or (ii) the disabled or bankrupt Bondholder (or a legal representative) upon total permanent disability or bankruptcy of the spouse. In the event a Bond is held together by two or more natural persons that are not legally married, neither of these persons shall have the right to request that the Company repurchase such Bond unless each Bondholder has been affected by such an event.

Upon receipt of redemption request in the event of death, total permanent disability, or bankruptcy of a Bondholder, we will designate a date for the redemption of such Bonds, which date shall not be later than the 15th day of the month next following the month in which we receive facts or certifications establishing to the reasonable satisfaction of the Company supporting the right to be redeemed. On the designated date, we will redeem such Bonds at a price per Bond that is equal to all accrued and unpaid interest, to but not including the date on which the Bonds are redeemed plus the then outstanding principal amount of such Bond.

Call and Redemption Prior to Maturity	We may call and redeem the entire outstanding principal balance and accrued but unpaid interest of any or all of the Bonds at any time without penalty or premium. Any decision to call and redeem any or all of the Bonds will be at the sole discretion of Legion and will be determined by factors including, but not limited to, available excess capital, weighted average cost of capital for financings available outside of this offering, and the current interest rate environment that affects the public and private capital markets. Bondholders will have no right to require us to redeem any Bond prior to maturity unless the request is due to death, bankruptcy, or total permanent disability. “Total permanent disability” is defined as the determination by a physician, approved by us, that a holder of a Bond who is a natural person, and who was gainfully employed at the time of issuance of the Bond, is unable to work on a full-time basis during a period of 24 consecutive months.

In our sole discretion, we may accommodate other requests to redeem any Bond in whole or in part prior to maturity. If we agree to redeem a Bond upon the request of a Bondholder (other than in connection with death, bankruptcy, or total permanent disability), we may impose a redemption fee of 6% against the outstanding principal balance of the Bond redeemed, which fee will be subtracted from the amount paid.

Default	In the event of a default in any obligations under the Bonds, we will have a 60 day cure period within which to cure such default prior to action being taken to enforce the provisions of the Bonds or otherwise against the Company. The indenture governing the bonds contains events of defaults, the occurrence of which may result in the acceleration of our obligations under the Bonds in certain circumstances. See Section 6.01, “Events of Default” within the indenture agreement for more information.

Material Tax Considerations	You should consult your tax advisor concerning the U.S. federal income tax consequences of owning the Bonds considering your own specific situation, as well as consequences arising under the laws of any other taxing jurisdiction you may be subject to.

Risk Factors	An investment in the Bonds involves certain risks. You should carefully consider the risks above, as well as other risks described under “Risk Factors” in this offering circular before making an investment decision.

Concentration	We are not required to observe specific diversification criteria regarding geographic locations of property collateralizing our loans. Therefore, our investments may be concentrated in limited geographic locations. To the extent that our assets are concentrated in geographic locations, downtowns relating to those specific locations could result in higher default rates, which could adversely affect our results of operations and financial conditions.

Management Fee	An annual asset management fee (“Management Fee”) of 1.50% of gross offering proceeds will be payable to Legion for ongoing management services and expenses. We anticipate that we will pay the Management Fee for the first year from the offering proceeds, and we will pay the Management Fee for subsequent years from cash from operations. There is no guarantee that we will be able to pay the Management Fee from cash from operations. In such event, we will use offering proceeds to pay the Management Fee for subsequent years, to the extent available. Additionally, the Management Fee does reduce total net proceeds available for investment in this offering. The Management Fee will be automatically deferred and not collected by Legion during any period of uncured default in the Bonds.

Company Interrelationships	Legion Capital Corporation is a holding company with multiple operating subsidiaries to support our business functions. All subsidiaries are wholly owned by Legion and we produce annually audited financial statements on a consolidated basis. Legion Finance LLC was created in relation to a prior Legion offering and operates under its own indenture and security agreement. Legion Finance II LLC was created for the purpose of originating senior loans with the net available proceeds of this offering and also operates under its own indenture and security agreement. An occurrence of default within Legion Finance LLC does not constitute an occurrence of default within Legion Finance II LLC. Equally, an occurrence of default within Legion Capital II LLC does not constitute an occurrence of default within Legion Capital I LLC. For clarity, Legion Funding LLC has no interrelationship with Legion Finance LLC or Legion Finance II LLC and does not operate under any indenture agreement or any contractual default provisions.

Method of Purchase Form	We intend to sell the Bonds through DTC settlement and through direct settlement via subscription agreement with the Company. DTC settlement will be effectuated by monthly closings. All closings will be “new issues” with no accrued or due interest and with no regard to the original interest accrual date if a cusip has been utilized for past closings. See “Subscription Procedures” for a description of these settlement methods.

The Bonds will be evidenced by global bond certificates deposited with a nominee holder or by Issuance Statements, held directly on the books and records of Securities Transfer Corporation which acts as transfer agent, paying agent, and registrar of this offering. If by global bond certificates deposited with a nominee holder, we anticipate the nominee holder will be the Depository Trust Company, or DTC, or its nominee, Cede & Co., for those purchasers purchasing through a DTC participant subsequent to the Bonds gaining DTC eligibility.

The Series A-1 Redeemable Preferred Stock Offering

Issuer	Legion Capital Corporation, a Florida Corporation

Securities Offered	A maximum of $25,000,000 of Redeemable Preferred Stock in Legion, limited by concurrent sales of the Bonds. Maximum offering amount of both securities combined equals $70,000,000, provided, that, of the $70,000,000 combined maximum amount available for sale, (i) the maximum amount of Shares that may be sold hereunder shall not exceed $25,000,000, and (ii) the gross aggregate proceeds received in this offering for the sale of the Shares and the Bonds with 5-year maturities shall not exceed $70,000,000. The Company will not accept any subscriptions for sales in excess $70,000,000 for any combination of Shares and Bonds with 5-year maturities.

Offering Price	$1,000 per share

Denomination	The minimum purchase amount is $10,000 of Redeemable Preferred Stock

Dividends	Holders of Redeemable Preferred Stock are entitled to receive, when and as declared by our Board of Directors out of legally available funds, cumulative cash dividends on each share of Redeemable Preferred Stock at an annual rate of 9.00% of the Stated Value of such share.

Dividend Payments	Dividends are payable in monthly installments on the 1st of each month (or the next following business day thereafter in the event such date is not a business day). Dividends on each share of Redeemable Preferred Stock will begin accruing on, and will be cumulative from, the first day of the month following the month in which the subscription for the Shares was completed and accepted by Legion (the “date of issuance”) and regardless of whether our Board of Directors declares and pays such dividends.

Voting Rights	The Redeemable Preferred Stock has no voting right.

Method of Purchase	We intend to sell the Series A-1 Redeemable Preferred Stock through DTC settlement and through direct settlement via subscription agreement with the Company. See “Subscription Procedures” for a description of these settlement methods.

Ranking	The Redeemable Preferred Stock ranks senior to the common stock of the Company. The Redeemable Preferred Stock ranks structurally junior to the Corporate Bonds offered within this offering circular and any other senior indebtedness that the Company may issue from time to time. The Redeemable Preferred Stock will rank pari passu with any other Preferred Stock issued by the Company from time to time.

Stated Value	Each share of Redeemable Preferred Stock will have an initial “Stated Value” of $1,000, subject to appropriate adjustment upon certain events such as recapitalizations, stock dividends, stock splits, stock combinations, and reclassifications, as set forth in the Certificate of Designation for the Redeemable Preferred Stock.

Use of Proceeds	We estimate that the net proceeds we will receive from this Redeemable Preferred Stock offering will be approximately $22,465,000, if we sell the maximum allowable amount of $25,000,000. Net proceeds are estimated after deducting selling commissions and fees payable to our Managing Broker Dealer and selling group members, and payment of the Management Fee to the Company. There is no aggregate minimum amount of Redeemable Preferred Stock that must be sold before we may access investor funds.

We plan to use substantially all of the net proceeds from this offering to originate and make secured real estate mortgage loans and acquire other senior secured real estate debt investments consistent with our investment strategies. We may also use a portion of the net proceeds to pay fees to our Company or its affiliates, for working capital and for other general working capital purposes. See “Use of Proceeds” for additional information.

Liquidity	This is a Tier 2, Regulation A offering where the offered securities will not be listed on a registered national securities exchange upon qualification. This offering is being conducted pursuant to an exemption from registration under Regulation A of the Securities Act of 1933, as amended. After qualification, we may apply for these qualified securities to be eligible for quotation on an alternative trading system or over the counter market, if we determine that such market is appropriate given the structure of the Redeemable Preferred Stock and our Company and our business objectives. There is no guarantee that the Redeemable Preferred Stock will be publicly listed or quoted or that a market will develop for the shares. Please review carefully “Risk Factors” for more information.

Redemption Upon Death, Disability, or Bankruptcy	Subject to certain restrictions and conditions, we will also redeem shares of Redeemable Preferred Stock of a holder who is a natural person (including an individual beneficial holder who holds our preferred shares through a custodian or nominee, such as a broker-dealer) upon his or her death, total disability or bankruptcy, within 60 days of our receipt of a written request from the holder or the holder’s estate at a redemption price equal to the Stated Value, plus accrued and unpaid dividends thereon. We will not be obligated in all cases to redeem shares of Redeemable Preferred Stock, whether upon a redemption request by a holder, at the option of the Company, or upon the death, total disability, or bankruptcy of a holder. In particular, we will not redeem or repurchase any preferred shares if we are restricted by applicable law or our Certificate of Incorporation, as amended, from making such redemption or to the extent any such redemption would cause or constitute a default under any borrowing agreements to which we or any of our subsidiaries are a party or otherwise bound. In addition, we will have no obligation to redeem preferred shares upon a redemption request made by a holder if, in our sole discretion, we do not have sufficient funds available to fund that redemption.

Optional Redemption By The Company	After one year from the date of original issuance of shares of Redeemable Preferred Stock, we will have the right (but not the obligation) to call and redeem, without penalty or premium, such preferred shares at 100% of their stated value, plus any accrued but unpaid dividends thereon. Any decision to call and redeem such shares will be at the sole discretion of Legion and will be determined by factors including, but not limited to, available excess capital, weighted average cost of capital for financings available outside of this offering, and the current interest rate environment that affects the public and private capital markets.

Redemption Request at the Option of a Holder	During the period beginning on the date of original issuance, holders of Series A-1 Redeemable Preferred Stock will have the right to request that the Company redeem such shares at a redemption price equal to the Stated Value of such redeemed shares, plus any accrued but unpaid dividends thereon, less the applicable redemption fee (if any). As a percentage of the aggregate redemption price of a holder’s shares to be redeemed, the redemption fee shall be:

●    12% of the redemption amount if requested and granted during the first 12 months following the original issue of such shares

●    10% of the redemption amount if the redemption is requested and granted after the first anniversary and before the second anniversary of the original issuance of such shares.

●    8% of the redemption amount if the redemption is requested and granted after the second anniversary and before the third anniversary of the original issuance of such shares.

●    5% of the redemption amount if the redemption is requested and granted after the third anniversary and before the fourth anniversary of the original issuance of such shares.

Beginning four years from the date of original issuance of such Shares, no redemption fee shall be subtracted from the redemption price.

We will not be obligated in all cases to redeem shares of Redeemable Preferred Stock, whether upon a redemption request by a holder, at the option of the Company, or upon the death, total disability, or bankruptcy of a holder. In particular, we will not redeem or repurchase any preferred shares if we are restricted by applicable law or our Certificate of Incorporation, as amended, from making such redemption or to the extent any such redemption would cause or constitute a default under any borrowing agreements to which we or any of our subsidiaries are a party or otherwise bound. In addition, we will have no obligation to redeem preferred shares upon a redemption request made by a holder if, in our sole discretion, we do not have sufficient funds available to fund that redemption.

Material Tax Considerations	You should consult your tax advisor concerning the U.S. federal income tax consequences of owning the Redeemable Preferred Stock considering your own specific situation, as well as consequences arising under the laws of any other taxing jurisdiction you may be subject to.

Risk Factors	An investment in the Redeemable Preferred Stock involves certain risks. You should carefully consider the risks above, as well as other risks described under “Risk Factors” in this offering circular before making an investment decision.

Concentration	We are not required to observe specific diversification criteria regarding geographic locations of property collateralizing our loans. Therefore, our investments may be concentrated in limited geographic locations. To the extent that our assets are concentrated in geographic locations, downtowns relating to those specific locations could result in higher default rates, which could adversely affect our results of operations and financial conditions.

Management Fee	An annual asset management fee (“Management Fee”) of 1.50% of gross offering proceeds will be payable to Legion for ongoing management services and expenses. We anticipate that we will pay the Management Fee for the first year from the offering proceeds, and we will pay the Management Fee for subsequent years from cash from operations. There is no guarantee that we will be able to pay the Management Fee from cash from operations. In such event, we will use offering proceeds to pay the Management Fee for subsequent years, to the extent available. Additionally, the Management Fee does reduce total net proceeds available for investment in this offering.

Company Interrelationships	Legion Capital Corporation is a holding company with multiple operating subsidiaries to support our business functions. All subsidiaries are wholly owned by Legion and we produce annually audited financial statements on a consolidated basis. Legion Finance LLC was created in relation to a prior Legion offering and operates under its own indenture and security agreement. Legion Finance II LLC was created for the sole purpose of originating senior loans with the net available proceeds of this offering, and also operates under its own indenture and security agreement. An occurrence of default within Legion Finance LLC does not constitute an occurrence of default within Legion Finance II LLC. Equally, an occurrence of default within Legion Finance II LLC does not constitute an occurrence of default within Legion Finance LLC. For clarity, Legion Funding LLC has no interrelationship with Legion Finance LLC or Legion Finance II LLC and does not operate under any indenture agreement or any contractual default provisions.

RISK FACTORS

Investing in our Bonds and Shares involves a high degree of risk. You should carefully consider each of the following risks, together with all other information set forth or incorporated by reference in this Offering Circular, including, but not limited to, the consolidated financial statements and the related notes, before making a decision to buy our securities. If any of the following risks actually occurs, our business could be harmed.

RISK FACTORS REGARDING OUR COMPANY AND BUSINESS

Investments in small businesses and start-up companies are often risky. Small businesses may depend heavily upon a single customer, supplier, or employee whose departure would seriously damage the company’s profitability. The demand for the Company’s product may be seasonal or be impacted by the overall economy, or the company could face other risks that are specific to its industry or type of business. The Company may also have a hard time competing against larger companies who can negotiate for better prices from suppliers, produce goods and services on a large scale more economically, or take advantage of bigger marketing budgets. Furthermore, a small business could face risks from lawsuits, governmental regulations, and other potential impediments to growth.

The Company may need additional capital, which may not be available. The Company may require funds in excess of its existing cash resources to fund operating deficits, develop new products or services, establish and expand its marketing capabilities, and finance general and administrative activities. Due to market conditions at the time the Company may need additional funding, or due to its financial condition at that time, it is possible that the Company will be unable to obtain additional funding as and when it needs it. If the Company is unable to obtain additional funding, it may not be able to repay debts when they are due and payable. If the Company is able to obtain capital it may be on unfavorable terms or terms which excessively dilute then-existing equity holders. If the Company is unable to obtain additional funding as and when needed, it could be forced to delay its development, marketing, and expansion efforts and, if it continues to experience losses, potentially cease operations.

The Company’s management has broad discretion in how the Company use the net proceeds of an offering. The Company’s management will have considerable discretion over the use of proceeds from their offering. You may not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately.

The Company may not be able to manage its potential growth. For the Company to succeed, it needs to experience significant expansion. There can be no assurance that it will achieve this expansion. This expansion, if accomplished, may place a significant strain on the Company’s management, operational and financial resources. To manage any material growth, the Company will be required to implement operational and financial systems, procedures, and controls. It also will be required to expand its finance, administrative and operations staff. There can be no assurance that the Company’s current and planned personnel, systems, procedures, and controls will be adequate to support its future operations at any increased level. The Company’s failure to manage growth effectively could have a material adverse effect on its business, results of operations and financial condition.

The Company faces significant competition. The Company faces competition from other companies, some of which might have received more funding than the Company has. One or more of the Company’s competitors could offer services similar to those offered by the Company at significantly lower prices, which would cause downward pressure on the prices the Company would be able to charge for its services. If the Company is not able to charge the prices it anticipates charging for its services, there may be a material adverse effect on the Company’s results of operations and financial condition. In addition, while the Company believes it is well-positioned to be the market leader in its industry, the emergence of one of its existing or future competitors as a market leader may limit the Company’s ability to achieve national brand recognition, which could also have a material adverse effect on the Company’s results of operations and financial condition.

The Company’s growth relies on market acceptance. While the Company believes that there will be significant customer demand for its products/services, there is no assurance that there will be broad market acceptance of the Company’s offerings. There also may not be broad market acceptance of the Company’s offerings if its competitors offer products/services which are preferred by prospective customers. In such event, there may be a material adverse effect on the Company’s results of operations and financial condition, and the Company may not be able to achieve its goals.

The Company may be unable to repay the debt raised through this offering or redeem the Preferred Shares if an investor desires to be redeemed. As a new company, with limited track record, the Company may face many challenges in gaining market share and achieving sustainable revenues and profitability as a company. As a result, the Company may be unable to repay the money raised through this debt offering, and that could result in a loss of principal to the noteholders. Additionally, the Company may not have the available cash, if and when needed, to redeem any of the Preferred Shares at such time as an investor or investors may desire or request redemption thereof. In such case, the result would be that investors may have their investment funds tied up longer than desired or expected as there is no market for the resale of such investments, and as a result, investors could suffer significant loss of return on investment or principal.

The Company’s founders, directors and executive officers own or control a majority of our parent Company. Additionally, the holdings of the Company’s directors and executive officers may increase in the future upon vesting or other maturation of exercise rights under any of the options or warrants they may hold or in the future be granted or if they otherwise acquire additional interest in the Company. The interests of such persons may differ from the interests of the Company’s other stockholders, including purchasers of securities in the offering. As a result, in addition to their board seats and offices, such persons will have significant influence over and control all corporate actions requiring stockholder approval, irrespective of how the Company’s other stockholders, including purchasers in the offering, may vote, including the following actions:

1.	to elect or defeat the election of the Company’s directors;

2.	to amend or prevent amendment of the Company’s Certificate of Incorporation or By-laws;

3.	to effect or prevent a merger, sale of assets or other corporate transaction; and

4.	to control the outcome of any other matter submitted to the Company’s stockholders for vote.

Such persons’ ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of the Company, which in turn could reduce the Company’s stock price or prevent the Company’s stockholders from realizing a premium over the Company’s stock price.

There are no written employment agreements with any of our employees, officers, or directors and losing one or more key management personnel may have a material adverse effect on our business. We rely on the experience, expertise, and execution of key personnel to run our business, namely Chief Executive Officer Paul Carrazzone and Chief Strategy Officer Douglas S. Hackett. We do not have employment agreements with these or any individuals at Legion, nor do we have key man life insurance policies on any Legion personnel. If any key individuals were to cease their affiliation with us, Legion may be unable to find suitable replacements, and our operating results could suffer. These events may materially impact our ability to honor our Bond Service Obligations and repay principal to Bondholders.

We must manage our portfolio so that we do not become an investment company that is subject to regulation under the Investment Company Act. We conduct our operations so that we avail ourselves of any and all applicable statutory exclusions of the Investment Company Act of 1940. Because registration as an investment company would significantly affect our ability to engage in certain transactions or be structured in the manner we currently are, we intend to conduct our business so that we will continue to satisfy the requirements to avoid regulation as an investment company. If we do not meet these requirements, we could be forced to alter our investment portfolio by selling or otherwise disposing of a substantial portion of the assets that do not satisfy the applicable requirements or by acquiring a significant position in assets that are qualifying interests. Any such investments may not represent an optimum use of capital when compared to the available investments we and our subsidiaries target pursuant to our investment strategy and present additional risks to us. We continue to analyze our investments and may make certain investments when and if required for compliance purposes. Altering our portfolio in this manner may have an adverse effect on our investments if we are forced to dispose of or acquired assets in an unfavorable market.

If it were established that we were an unregistered investment company, there would be a risk that we would be subject to monetary penalties and injunctive relief in an action brought by the SEC, that we would be unable to enforce contracts with third parties, that third parties could seek to obtain rescission of transactions undertaken during the period it was established that we were an unregistered investment company. In order to comply with provisions that allow us to avoid the consequences of registration under the Investment Company Act, we may need to forego otherwise attractive opportunities and limit the manner in which we conduct our operations. Therefore, compliance with the requirements of the Investment Company Act may hinder our ability to operate solely on the basis of maximizing profits.

Rapid changes in the values of our other real estate-related investments may make it more difficult for us to maintain our exclusion from regulation under the Investment Company Act.

If the market value or income potential of real estate-related investments declines, we may need to alter the mix of our portfolio of assets in order to maintain our exclusion from the Investment Company Act regulation. If the decline in real estate asset values and/or income occurs quickly, this may be especially difficult to accomplish. This difficulty may be exacerbated by the illiquid nature of any non-qualifying assets that we may own. We may have to make investment decisions that we otherwise would not make absent the Investment Company Act considerations.

To date, Legion and its subsidiaries have invested solely in collateralized residential and commercial loan assets that we have originated ourselves, none of which we believe are subject to regulation under the Investment Company Act of 1940.

Rapid changes in the values of our other real estate-related investments may make it more difficult for us to maintain our exclusion from regulation under the Investment Company Act. If the market value or income potential of real estate-related investments declines, we may need to alter the mix of our portfolio of assets in order to maintain our exclusion from the Investment Company Act regulation. If the decline in real estate asset values and/or income occurs quickly, this may be especially difficult to accomplish. This difficulty may be exacerbated by the illiquid nature of any non-qualifying assets that we may own. We may have to make investment decisions that we otherwise would not make absent the Investment Company Act considerations.

If we are unable to retain the members of our management team or attract and retain qualified management team members in the future, our business and growth could suffer. Our success and future growth depend, to a significant degree, on the continued contributions of the members of our management team. Each member of our management team is an at-will employee and may voluntarily terminate his or her employment with us at any time with minimal notice. We also may need to hire additional management team members to adequately manage our growing business. We may not be able to retain or identify and attract additional qualified management team members. Qualified individuals are in high demand, and we may incur significant costs to attract and retain them. If we lose the services of any member of our management team or if we are unable to attract and retain additional qualified senior management teams, our business and growth could suffer.

Our operating results may continue to be adversely affected as a result of unfavorable market, economic, social and political conditions. An unstable global economic, social, and political environment may have a negative impact on demand for our services, our business and our operations, including the U.S. economic environment. The economic, social and political environment has or may negatively impact, among other things:

●	current and future demand for our services;

●	price competition for our products and services;

RISKS RELATED TO REAL ESTATE AND OTHER BUSINESS LOANS AND PROPERTY OWNERSHIP

Real estate valuation is inherently subjective and uncertain. We are heavily involved in the real estate development and ownership industry. The valuation of real estate and therefore the valuation of any collateral underlying our loans is inherently subjective due to, among other factors, the individual nature of each property, its location, the expected future rental revenues from that particular property and the valuation methodology adopted. In addition, where we invest in loans for renovation or improvement projects, initial valuations will assume completion of the project. As a result, the valuations of the real estate assets against which we will make or acquire loans are subject to a large degree of uncertainty and are made on the basis of assumptions and methodologies that may not prove to be accurate, particularly in periods of volatility, low transaction flow or restricted debt availability in the commercial or residential real estate markets. This is true regardless of whether we internally perform such valuation or hire a third party to do so.

Our loans and investments may be concentrated in terms of geography, asset types, and teams. We are not required to observe specific diversification criteria. Therefore, our investments may be concentrated in certain property types that may be subject to higher risk of default or foreclosure or secured by properties concentrated in a limited number of geographic locations. Currently, approximately 95% of Legion’s loan assets are collateralized by real estate in the state of Florida and approximately 80% of those loan assets are collateralized by real estate located in the Orlando-Kissimmee-Sanford, Florida Metropolitan Statistical Area.

To the extent that our assets are concentrated in any one region or type of asset, downturns generally relating to such type of asset or region may result in defaults on a number of our investments within a short time period, which could adversely affect our results of operations and financial condition. In addition, because of asset concentrations, even modest changes in the value of the underlying real estate assets could have a significant impact on the value of our investment. As a result of any high levels of concentration, any adverse economic, political, or other conditions that disproportionately affects those geographic areas or asset classes could have a magnified adverse effect on our results of operations and financial condition, and the value of our stockholders’ investments could vary more widely than if we invested in a more diverse portfolio of loans.

Our loans and investments may be concentrated in terms of developer or borrower. We are not required to observe specific diversification criteria. Therefore, our loans may be concentrated in certain developers or borrowers. As of our most recent 1-SA filing, for the period ending June 30, 2024, one of Legion’s lending relationships accounted for 41% of the Company’s outstanding loans. To the extent our loans are concentrated in any one developer or borrower, any delinquencies or defaults relating to the particular borrower could adversely affect cash flow from operations and have a materially adverse effect on our ability to honor our Bond Service Obligations. Additionally, any adverse economic, business related, financial, or other conditions that disproportionately affect the particular borrower could have a magnified adverse effect on our results of operations and financial conditions.

Insurance on loans and real estate collateral may not cover all losses. There are certain types of losses, generally of a catastrophic nature, such as earthquakes, floods, hurricanes, terrorism or acts of war, which may be uninsurable or not economically insurable. Inflation, changes in building codes and ordinances, environmental considerations and other factors also might result in insurance proceeds insufficient to repair or replace a property if it is damaged or destroyed. Under these circumstances, the insurance proceeds received with respect to a property relating to one of our investments might not be adequate to restore our economic position with respect to our investment. Any uninsured loss could result in the corresponding nonperformance of or loss on our investment related to such property. As of the date of this offering circular, Legion, nor any Legion subsidiaries have experienced any losses related to uninsured losses.

The impact of any future terrorist attacks and the availability of affordable terrorism insurance expose us to certain risks. Terrorist attacks, the anticipation of any such attacks, and the consequences of any military or other response by the U.S. and its allies may have an adverse impact on the U.S. financial markets and the economy in general. We cannot predict the severity of the effect that any such future events would have on the U.S. financial markets, the economy, or our business. Any future terrorist attacks could adversely affect the credit quality of some of our loans and investments. Some of our loans and investments will be more susceptible to such adverse effects than others, particularly those secured by properties in major cities or properties that are prominent landmarks or public attractions. We may suffer losses as a result of the adverse impact of any future terrorist attacks and these losses may adversely impact our results of operations.

In addition, the enactment of the Terrorism Risk Insurance Act of 2002, or TRIA, and the subsequent enactment of the Terrorism Risk Insurance Program Reauthorization Act of 2015, which extended TRIA through the end of 2020, requires insurers to make terrorism insurance available under their property and casualty insurance policies and provides federal compensation to insurers for insured losses. However, this legislation does not regulate the pricing of such insurance and there is no assurance that this legislation will be extended beyond 2020. The absence of affordable insurance coverage may adversely affect the general real estate lending market, lending volume and the market’s overall liquidity and may reduce the number of suitable investment opportunities available to us and the pace at which we are able to make investments. If the properties that we invest in are unable to obtain affordable insurance coverage, the value of those investments could decline and in the event of an uninsured loss, we could lose all or a portion of our investment.

We may need to foreclose on certain of the loans we originate or acquire, which could result in losses that harm our results of operations and financial condition. We may find it necessary or desirable to foreclose on certain of the loans we originate or acquire, and the foreclosure process may be lengthy and expensive. If we foreclose on an asset, we may take title to the property securing that asset, and if we do not or cannot sell the property, we would then come to own and operate it as “real estate owned.” Owning and operating real property involves risks that are different (and in many ways more significant) than the risks faced in owning an asset secured by that property. In addition, we may end up owning a property that we would not otherwise have decided to acquire directly at the price of our original investment or at all, and the liquidation proceeds upon sale of the underlying real estate may not be sufficient to recover our cost basis in the loan, resulting in a loss to us.

Whether or not we have participated in the negotiation of the terms of any such loans, we cannot assure you as to the adequacy of the protection of the terms of the applicable loan, including the validity or enforceability of the loan and the maintenance of the anticipated priority and perfection of the applicable security interests. Furthermore, claims may be asserted by lenders or borrowers that might interfere with enforcement of our rights. Borrowers may resist foreclosure actions by asserting numerous claims, counterclaims, and defenses against us, including, without limitation, lender liability claims and defenses, even when the assertions may have no basis in fact, in an effort to prolong the foreclosure action and seek to force the lender into a modification of the loan or a favorable buy-out of the borrower’s position in the loan. In some states, foreclosure actions can take several years or more to litigate. At any time prior to or during the foreclosure proceedings, the borrower may file for bankruptcy, which would have the effect of staying the foreclosure actions and further delaying the foreclosure process and could potentially result in a reduction or discharge of a borrower’s debt. Foreclosure may create a negative public perception of the related property, resulting in a diminution of its value. Even if we are successful in foreclosing on a loan, the liquidation proceeds upon sale of the underlying real estate may not be sufficient to recover our cost basis in the loan, resulting in a loss to us. Furthermore, any costs or delays involved in the foreclosure of the loan or a liquidation of the underlying property will further reduce the net sale proceeds and, therefore, increase any such losses to us.

The properties underlying our loans and investments may be subject to unknown liabilities, including environmental liabilities, that could affect the value of these properties and as a result, our investments. Collateral properties underlying our investments may be subject to unknown or unquantifiable liabilities that may adversely affect the value of our investments. Such defects or deficiencies may include title defects, title disputes, liens, servitudes, or other encumbrances on the mortgaged properties. The discovery of such unknown defects, deficiencies and liabilities could affect the ability of our borrowers to make payments to us or could affect our ability to foreclose and sell the underlying properties, which could adversely affect our results of operations and financial condition.

Furthermore, to the extent we foreclose on properties with respect to which we have extended loans, we may be subject to environmental liabilities arising from such foreclosed properties. Under various U.S. federal, state and local laws, an owner or operator of real property may become liable for the costs of removal of certain hazardous substances released on its property. These laws often impose liability without regard to whether the owner or operator knew of, or was responsible for, the release of such hazardous substances.

If we foreclose on any properties underlying our investments, the presence of hazardous substances on a property may adversely affect our ability to sell the property and we may incur substantial remediation costs, therefore the discovery of material environmental liabilities attached to such properties could adversely affect our results of operations and financial condition.

We may be subject to lender liability claims, and if we are held liable under such claims, we could be subject to losses. In recent years, a number of judicial decisions have upheld the right of borrowers to sue lending institutions on the basis of various evolving legal theories, collectively termed “lender liability.” Generally, lender liability is founded on the premise that a lender has either violated a duty, whether implied or contractual, of good faith and fair dealing owed to the borrower or has assumed a degree of control over the borrower resulting in the creation of a fiduciary duty owed to the borrower or its other creditors or stockholders. We cannot assure prospective investors that such claims will not arise or that we will not be subject to significant liability if a claim of this type did arise.

Investments in non-conforming and non-investment grade rated loans involve increased risk of loss. Many of our loans and investments may not conform to conventional loan standards applied by traditional lenders and either will not be rated (as is typically the case for private loans) or will be rated as non-investment grade by the rating agencies. Private loans often are not rated by credit rating agencies. Non-investment grade ratings typically result from the overall leverage of the loans, the lack of a strong operating history for the properties underlying the loans, the borrowers’ credit history, the underlying properties’ cash flow or other factors. As a result, these investments should be expected to have a higher risk of default and loss than investment-grade rated assets. Any loss we incur may be significant and may adversely affect our results of operations and financial condition. There are no limits on the percentage of unrated or non-investment grade rated assets we may hold in our investment portfolio.

OTHER RISKS RELATED TO OUR LOANS

Reliance on Accuracy of 3rd Party Appraisals. In many cases, prior to initiating a mortgage, the Company will perform or require an appraisal of the subject property securing the mortgage on an “as improved basis” to account for the anticipated increase in value from the borrower’s proposed improvement program (or if no such program is contemplated, then on an “existing as-built basis”). Any real estate appraisal is, at best, a reasoned guess as to the market value of the subject real property as of the date of the appraisal and/or as of the date of the anticipated improvements. There is always a risk that scheduled improvements will not be completed, or that if cost overruns occur that completion will be at a greater cost and possibly subject to lien rights in favor of the persons performing such services, which could be superior to the Company’s mortgage rights. Property values fluctuate based upon a variety of economic factors and market conditions. Accordingly, the Company will operate absent any assurance that the estimated values shown within the appraisals upon which it is relying are accurate, or that they will remain accurate over the term of the mortgage. All of these risks could impact our ability to collect repayment of our loan principal balances, particularly if the borrower defaults on loan obligations. This could in turn, negatively impact the Company’s financial condition and Investor returns.

Appraisals May Not be Required in All Loan Transactions. The Company may, in certain circumstances, elect to forego the conducting of an appraisal which may provide less comfort than if an appraisal is conducted. This may occur in instances where the timing required to close a transaction does not allow for a 3rd Party Appraisal process and we must rely on our experience and expertise in the subject property and geographical market. Absence of an appraisal increases the risk of certainty behind the valuation of collateral, which could in turn lead to negative impacts on Legion’s financial condition and Investor returns. As of the date of this offering circular, an appraisal has been obtained prior to origination on all new loans.

Loan to Value. The Company has a guideline to not advance in excess of 60% of loan to orderly liquidation value of the collateral. While this is a guideline, it is not a hard and fast rule and the Company may elect to make advances in excess of this amount in its sole discretion based upon the facts and circumstances related to a proposed loan. As a general rule, the greater the amount of monies advanced relative to the underlying value of a property, the greater the risk of loss should there be a need to liquidate the asset to satisfy the obligation. In addition, as this guideline is a based upon as rehabilitated value, the actual underlying value of a collateral at the time of closing of a Loan may be less than 60% of the Loan, and the enhancement of value is at risk based upon the ability of the owner of the property to rehabilitate or construct the property on budget, on time and in accordance with the plans and specifications of the improvement. This increases the risk of loss if the improvement is not affected in a timely manner, within budget and to specifications. Furthermore, Legion is permitted to originate second mortgage loans. Any second mortgage would inherently have a higher loan to value against a Property than it would if the second mortgage was not subordinated to a first mortgage. There is much greater risk to second mortgage loans than first mortgage loans, inasmuch as if there is a default under the first mortgage loan, should the senior lender initiate foreclosure proceedings, in order to avoid loss of its secured loan position, the second mortgage lender may be forced to pay off the first mortgage loan in full. As of the date of this offering circular, Legion, nor any Legion subsidiaries, have originated any second mortgages within its loan portfolio.

Balloon Payments. Most, if not all, of the mortgages the Company initiates will contain provisions that require the borrower to pay a “balloon” payment on a certain date. A balloon payment is a scheduled loan installment that more commonly represents the full amount of the outstanding debt owed at that time. In the event a borrower misses a balloon payment, is unable to procure a refinance and is additionally unable to sell the Property in a timely fashion, the Company must either exceed the term of the mortgage or foreclose on the Property. Given the current limited availability of financing in the market, typical sources of commercial financing are not as readily available as they were prior to 2008. Accordingly, borrowers may not be able to sell or refinance properties which may prolong the commitment of the Company to a mortgage and ultimately jeopardize the Investors’ capital and/or returns. In addition, as certain of the Properties may not be leased (for example, development properties or residences that are vacant during the improvement period), the Company may be forced to continue to finance holding costs until the Properties can be disposed. Furthermore, Legion is permitted to originate second mortgage loans and any second mortgage balloon payment requirements would be subordinate to the satisfaction of an existing first mortgage. There is much greater risk to second mortgage loans than first mortgage loans, inasmuch as if there is a default under the first mortgage loan, should the senior lender initiate foreclosure proceedings, in order to avoid loss of its secured loan position, the second mortgage lender may be forced to pay off the first mortgage loan in full. As of the date of this offering circular, Legion, nor any Legion subsidiaries, have originated any second mortgages within its loan portfolio.

Borrower Bankruptcy. In the event a petition under the Bankruptcy Code is filed by or against a borrower who is indebted to the Company, the Company will be prohibited from taking any action to collect or foreclose on its collateral until authorized to do so by the applicable bankruptcy court. Even though, as secured creditors, the Company will be entitled to seek, and may be awarded, relief from such a stay, there can be no assurances that such a relief will be obtained or that there will not be a substantial delay in obtaining relief from the automatic stay. In any event, the inability of the Company to foreclose promptly upon collateral held by the Company may have a material adverse effect on the Company, more specifically, on the Investors’ capital accounts and ultimate returns. Additionally, Legion is permitted to originate second mortgage loans and any second mortgages would be subordinate to the satisfaction of an existing first mortgage in borrower bankruptcy proceedings. There is much greater risk to second mortgage loans than first mortgage loans, inasmuch as if there is a default under the first mortgage loan, should the senior lender initiate foreclosure proceedings, in order to avoid loss of its secured loan position, the second mortgage lender may be forced to pay off the first mortgage loan in full. As of the date of this offering circular, Legion, nor any Legion subsidiaries, have originated any second mortgages within its loan portfolio.

Concentration of Credit Risk. The Company may initiate multiple loans with common or affiliated borrowers subject to the lending guidelines outlined in this document. In this event, there could be increased risk to the Company and the Investors’ capital in the event of borrower insolvency. Additionally, Legion is permitted to originate second mortgage loans and any second mortgages would be subordinate to the satisfaction of an existing first mortgage. To the extent Legion initiates multiple loans with common or affiliated borrowers, one or more of those loans may be a second mortgage. There is much greater risk to second mortgage loans than first mortgage loans, inasmuch as if there is a default under the first mortgage loan, should the senior lender initiate foreclosure proceedings, in order to avoid loss of its secured loan position, the second mortgage lender may be forced to pay off the first mortgage loan in full. As of the date of this offering circular, Legion, nor any Legion subsidiaries, have originated any second mortgages within its loan portfolio.

Second Mortgage Loans subordinate collateral claims and have an increased risk of principal loss, which may materially and adversely affect our ability to honor Bond Service Obligations. Although the Company anticipates that most of its Loans will be first mortgage loans, it is authorized to make second mortgage loans as well based upon circumstances the Company deems appropriate, and second mortgage loans advances may exceed the amount advanced and secured by first mortgage loans. There is much greater risk to second mortgage loans than first mortgage loans, inasmuch as if there is a default under the first mortgage loan, should the senior lender initiate foreclosure proceedings, in order to avoid loss of its secured loan position, the second mortgage lender may be forced to pay off the first mortgage loan in full. The value of the Property may be less than the first mortgage loan (as may be evidenced by circumstances triggering the default on the senior mortgage), which could result in loss not only of the equity of the Company in a second mortgage loan, but also possible loss of any monies it may pay to pay off the first mortgage loan. Even in the event that there is sufficient equity in a Property to exceed a first mortgage loan, the Company may lack the cash necessary to preserve its equity in its second mortgage position, or there may be insufficient liquidity generally in the marketplace to permit a sale of the Property in a manner which would enable the Company to recoup its investment in a second mortgage loan. As of the date of this offering circular, Legion, nor any Legion subsidiaries, have originated any second mortgages within its loan portfolio.

Additionally, we may participate in transactions alongside other lenders as a co-lender or participant lender on certain transactions. In such event, our lien rights may share pari passu lien status with such other lenders and those relative rights will typically be governed by inter-creditor or other similar agreement. Specifically, we plan to participate alongside our other wholly owned subsidiary, Legion Finance, LLC as well as other third-party lenders as a co-lender or participant lender in certain loan transactions. Such participation will be on terms acceptable to Legion in its sole and reasonable discretion. Since we plan to act as a co-lender or participant lender in certain loan transactions, that increases risk that the value of the collateral may ultimately be insufficient to cover all obligations to all lenders involved in a particular transaction, particularly if default interest rates and collection fees are imposed or incurred by multiple lenders.

Commercial Borrower Default. The timely repayment of commercial mortgage loans is typically dependent upon the successful operation of the borrower’s business other than on the liquidation value of the underlying real property. However, the Company’s underwriting criteria for initiating mortgages secured by real estate used for commercial purposes (examples would include nursing homes, restaurants, and convenience stores) will typically consider the liquidation value of the underlying real property collateral, absent the existing business as a going concern. Furthermore, Legion is permitted to originate second mortgage loans and any second mortgages would be subordinate to the satisfaction of an existing first mortgage based on the liquidation value of the underlying real property collateral. There is much greater risk to second mortgage loans than first mortgage loans, inasmuch as if there is a default under the first mortgage loan, should the senior lender initiate foreclosure proceedings, in order to avoid loss of its secured loan position, the second mortgage lender may be forced to pay off the first mortgage loan in full. As of the date of this offering circular, Legion, nor any Legion subsidiaries, have originated any second mortgages within its loan portfolio.

Deleterious Actions by Borrowers may impact the value of the collateral securing our loans. We cannot control the actions of our borrowers. Some actions, including but not limited to misuse of loan proceeds, the hiring of third-party contractors, and unfavorable business management decisions could all affect the underlying value of the collateral securing our loans. To the extent we are able, Legion does direct loan proceeds to pay for acquisitions of underlying collateral and to third-party vendors relating to real estate development work on subject properties. Legion also conducts periodic inspections and invoice validations. Notwithstanding, adverse actions by our borrowers may still negatively affect collateral values and have a negative impact on Legion’s ability to produce cash flow from operations, realize repayment of loan balances, and ultimately honor our Bond Service Obligations.

Delays in effecting development and improvement of properties could adversely impact investor returns. The business plan of the Company assumes rapid deployment by borrowers of available funds following acceptance from subscribers as well as following sale of Properties (through reinvestment in new Loans secured by Properties). Failure to timely locate suitable Loans for investment or delays in closing on such opportunities will adversely impact operations of the Company. In addition, the cycle from acquisition through disposition is contingent in large part upon rapid refurbishment of the Properties to sale ready condition by borrowers. Delays in refurbishment timing due to unavailability of contractors and/or scope of refurbishment being greater than budgeted, could adversely impact velocity of sale of Properties and returns to the Company.

The Company will incur obligations to the Company and others which must be paid irrespective of the success of the Loans. The Company will incur obligations in connection with the funding of Loans, the improvement and refurbishment process and the administration of the mortgages, which will be payable irrespective of whether the Properties can be acquired, refurbished, and sold at a profit. This could result in losses being incurred by the Company although the Company and its affiliates are being compensated.

Investment in properties may be adversely affected by legislative, regulatory, administrative, and enforcement action at the local, state, and national levels. The borrowers’ cost of operation of real estate investments may be adversely affected by legislative, regulatory, administrative and enforcement action at the local, state, and national levels in the areas, among others, of housing and environmental controls. In addition to possible increasingly restrictive zoning regulations and related land use controls, such restrictions may relate to air and water quality standards, noise pollution, and indirect environmental impacts, such as increased motor vehicle activity. There can be no assurances that the prior or subsequent use of the Properties will not create environmental problems. Various federal, state, and local laws impose liability for releases of hazardous substances into the environment. Examples of hazardous substances include asbestos, solvents, petroleum, polychlorinated biphenyls (PCBs) and pesticides. Releases may occur due to leaks, spills, emissions, escapes, and groundwater injection. Liability under the various environmental laws generally is strict, joint and several between all persons responsible for any part of a release, including the property owner, who could be held responsible for a hazardous substance even after it is removed from his property. Under such environmental laws, current or former owners of real estate which can include the Company, should it foreclose on any Properties, as well as certain other categories of parties, may also be required to investigate and clean up hazardous or toxic substances and may be held liable to a governmental entity or to third-parties for property damage and for investigation and clean-up costs incurred by such parties in connection with the contamination. Accordingly, the borrowers (or the Company should it acquire fee title to a Property) could incur liability under the various environmental laws if a release has occurred or were to occur on Properties and such liability could be significant. In addition, a release of hazardous substances at any of the Properties could adversely affect its value and marketability. There can be no assurance that the borrowers (or the Company should it acquire fee title to a Property) will have the funds necessary to effect any required environmental remediation or to pay any liability related to a violation of any environmental laws, both of which could have a material adverse effect on the financial condition of the Company. Environmental regulations may also have an adverse impact on the availability and price of certain raw materials, such as lumber.

Delays in obtaining necessary permits or favorable building code inspections may delay development or improvement and impact the properties and the mortgages. Delays in obtaining, or the inability to obtain, permits or favorable building code inspections necessary under applicable federal, state, or local laws may delay the purchase, improvement, or resales of Properties or prevent their purchase, acquisition, or disposition, thereby affecting proceeds to be received from the Company on the mortgages.

Construction and Rehabilitation Loans. Construction and improvement loans are inherently riskier that loans on existing structures and land. Invariably construction and improvement budgets are either unrealistic or unforeseen variables arise prolonging the development and increasing the costs. While funding may implement procedures to manage construction funding loans, there can be no certainty that the Company will not suffer losses on construction loans. In addition, if a builder fails to complete a project, the Company may use its contracts and expertise to complete the project, which will likely result in a substantial increase in costs in excess of the original budget and delays in completion of project. In the event the Company suffers substantial borrower defaults, or is unable to obtain new funds from Investors, the Company may be unable to fund a performing Construction Loan. In this case, a borrower may have a claim against the Company for breach of loan agreement.

Environmental Concerns. The real property securing mortgages initiated by the Company may be subject to the Federal Comprehensive Environmental Response, Compensation and Liability Act (“CERCLA”), or other federal, state, or local regulations pertaining to the management and disposal of hazardous substances. Pursuant to these regulations, a contamination can give rise to a lien against the subject real property for the purposes of assuring payment of the cost of clean-up. In some states, such liens have priority over existing mortgages. Consequently, in the event the Company initiates a mortgage secured by a contaminated property, or in the event the borrower contaminates the property, this could indirectly result in liability to the Company for the cost of the clean-up. The Company will be relying upon contractual representations from the borrower as to environmental conditions but is not expected to have independent environmental assessments made on the Properties, which could result in risk to the Company to the effect such representations prove inaccurate and/or the borrower is unable to cost effectively remediate the applicable environmental condition.

Geographic Concentration. The Company expects to concentrate its investments in mortgages secured by real property situated in Florida and the southeast. Real estate markets and values in these states may be subject to risks uniquely characteristic of each local economy. Consequently, dramatic recessionary influences affecting these local economies could adversely affect borrower incomes and/or real property values, potentially encumbering the Company’s ability to collect on the mortgages it owns in that area. Furthermore, a widespread natural disaster (such as an earthquake, flood, or volcanic eruption) could simultaneously damage the real properties securing the various mortgages the Company owns in that area, potentially encumbering the Company’s ability to collect on its mortgages.

Governmental Regulation. Decisions of federal, state, and local authorities may affect the value of the real properties serving as security for mortgages initiated (examples of such decisions would include zoning changes, moratoriums, condemnations for public roadways, changes in municipal boundaries, or changes in land use plans).

Higher Than Normal Risk of Borrower Default. Borrowers and purchasers who are obligated under the types of mortgages the Company initiates are sometimes persons who do not qualify for conventional bank financing or who would generally be regarded to be higher risk borrowers. Consequently, conventional mortgage banking philosophy dictates that these borrowers are more likely to default on the repayment of their obligations. In the current economic and lending market, if a borrower defaults it will likely take longer for the Company to find a buyer of a foreclosed property due to the decline in the number of lenders willing to make real estate loans and the increased eligibility standards for borrowers. This in turn would have an impact on Investor returns.

Insurance Coverage and Casualty Loss. It is the policy of the Company to require fire and/or casualty insurance on property improvements that would be sufficient, together with the value of the underlying land, to pay off all obligations, including the subject mortgage. There are certain disasters, however, for which no insurance is available or for which insurance may be deemed to be too expensive (examples would include flood and earthquake insurance). In these instances, the Company may suffer losses in its efforts to collect outstanding loan balances and these losses could materially and adversely affect our ability to honor Bond Service Obligations. As of the date of this offering circular, no losses have occurred due insufficient or uncovered disasters on any Properties financed by Legion.

Availability and Enforcement of required Insurance Coverage. Though it is the policy of the Company to require fire and/or casualty insurance on subject Properties financed by us, the Company cannot directly control a lapse in insurance coverage due to premiums not paid by the borrower, or should a policy be cancelled for other reasons. The Company may not be protected unless substitute or new insurance is in force. In this event, the Company may be required to pay the premiums to maintain such insurance. This could in turn have a negative impact on Investor returns and our ability to collect interest and principal on our mortgages.

Deleterious Actions by Borrowers related to Insurance Coverage. It is the policy of the Company to require fire and/or casualty insurance on property improvements that would be sufficient, together with the value of the underlying land, to pay off all obligations, including the subject mortgage. However, the Company has no control over the borrower’s actions or the state of the property that might reduce available insurance coverage, call for economically prohibitive premiums, or otherwise render the subject real property uninsurable. Should borrower actions cause a lapse or cancellation of insurance coverage during an event causing devaluation or loss, this could in turn have a material and adverse effect on Investor returns and our ability to collect interest and principal on our mortgages.

Limited or Inaccurate Borrower Information. There can be no assurance that the information provided to the Company will contain all relevant facts about a borrower or that the information will be accurate. Although it will be the Company’s policy to independently obtain a credit report and certain other relevant information relating to each borrower, the Company will not always be able to obtain accurate credit information or to independently verify the information supplied to it by third party providers.

Non-Judicial Foreclosures. In the event of a default, the Company will generally file non-judicial foreclosure proceedings against the borrower(s). Non-judicial foreclosure proceedings, which are substantially more expeditious than judicial proceedings, generally prohibit the Company from obtaining a deficiency judgment against the borrower(s), in the event the net proceeds from the sale of the subject real property securing the defaulted mortgage is less than the full amount owed to the Company.

Shared or Subordinated Collateral Arrangements with other Lenders, including Affiliates. Our subsidiary LFII will likely co-invest or co-lend with other lenders from time to time, including affiliates like Legion Finance, LLC and our parent company Legion Capital Corporation. In such events, the interest of LFII in any collateral that secures in such Loans will typically be shared with other such lenders on terms agreed to with such counterparties. This arrangement could negatively impact ability of the Company to collect on its Loans and could negatively impact the security of the Loans made from the proceeds of this Offerings.

Property Taxes and Other Governmental Assessments. Mortgages secured by real property are subject and subordinate to liens for unpaid real property taxes and, in some cases, to levies from local improvement districts (examples would include assessments for local road improvements or for the construction of local sewer facilities). Consequently, the Company may be liable for unpaid property taxes and governmental assessments in the event of a default. This in turn could have a negative impact on Investor returns.

Reduced Underwriting Standards. The Company has less stringent underwriting standards as compared to those of the Federal National Mortgage Association (“FNMA”) or the Federal Home Loan Mortgage Corporation (“FHLMC”) with respect to newly originated single-family loans and those of institutional lenders with respect to newly originated commercial mortgage loans. Therefore, necessarily the risk of default on loans made by the Company could be meaningfully higher than those acceptable per FNMA and FHLMC underwriting standards.

Value of Security Dependent upon Property Value. There is no guarantee that the Company will recover the full amount owed to the Company on each and every mortgage (including accrued interest, late charges, etc.). In the event of a default, even though the Company may have received an accurate appraisal of the subject real property as of the date of the Company’s initiation of the subject mortgage, events subsequent to the date of the appraisal could have an adverse effect on the value of the subject real property (examples would include a general downward fluctuation in local property values, neighborhood degradation, highway relocations, the borrower’s failure to properly or adequately maintain the subject real property, and damage due to uninsured disasters and losses). In the case that the Company is unable to recover the full amount owed by the borrower, Investor capital and return could be materially affected.

Borrower Concentration. The Company may limit its lending activity to a very small number of borrowers, which will subject to the Company to significant risk in the event of financial distress of the borrower(s).

Interest Ceilings Under Usury Statutes. The amount of interest which may be charged by the Company on its Loans is limited by state usury laws. Such laws impose penalties on the making of usurious loans, including restitution of excess interest and unenforceability of the debt obligation. While the Company does not intend to make Loans at usurious interest rates, there are uncertainties in determining the legality of interest rates since the interest rate being charged may be increased as a result of imposition of terms requiring payment of interest on accrued interest and this could significantly adversely impact ultimate returns to the Company.

RISKS RELATED TO THIS OFFERING

There is no minimum capitalization required in this offering. We cannot assure that all or a significant number of Bonds or Shares will be sold in this offering. Investors’ subscription funds will be used by us at our discretion, and no refunds will be given if an inadequate amount of money is raised from this offering to enable us to conduct our business. If we raise less than the entire amount that we are seeking in the offering, then we may not have sufficient capital to meet our operating requirements. We cannot assure that we could obtain additional financing or capital from any source, or that such financing or capital would be available to us on terms acceptable to us. Under such circumstances, investors could lose their investment in us. Furthermore, investors who subscribe for Bonds or Shares in the earlier stages of the offering will assume a greater risk than investors who subscribe for Bonds or Shares later in the offering as subscriptions approach the maximum amount.

We determined the price of the Bonds and Shares arbitrarily. The offering price of the Bonds and Shares has been determined by management, and bears no relationship to our assets, book value, potential earnings, net worth or any other recognized criteria of value. We cannot assure that price of the Bonds and Shares is the fair market value of the Bonds and Shares or that investors will earn any profit on them.

Securities available in this offering are Callable and we may redeem the Bonds and Shares at our sole discretion. We may redeem all or a portion of the Bonds at any time at the option of the company without penalty or premium. Additionally, after one year from the date of original issuance of shares of Redeemable Preferred Stock, we will have the right (but not the obligation) to call and redeem, without penalty or premium, such preferred shares at 100% of their stated value, plus any accrued but unpaid dividends thereon. Any decision to call and redeem Bonds or Shares will be at the sole discretion of Legion and will be determined by factors including, but not limited to, available excess capital, weighted average cost of capital for financings available outside of this offering, and the current interest rate environment that affects the public and private capital markets. If Legion calls and redeems Bonds and/or Shares, you may be unable to reinvest the money you receive in the redemption at a rate that is equal to or higher than the current interest rate of the Bonds or the current stated dividend rate of the Shares.

Payment of Management Fees will reduce cash available for investment and payment of our Bond Service Obligations. Legion performs services for this offering in connection with the selection, underwriting, origination, and management of our loan assets. Legion is paid fees for these services which reduces the amount of cash available for investment and for payment of our Bond Service Obligations. Although customary in the industry, the fees to be paid to Legion were not determined on an arm’s-length basis. We cannot assure you that a third party unaffiliated with Legion would not be willing to provide such services to us at a lower price. There is no minimum amount required to be raised in this offering for the Management Fee to be payable. 1.50% of the gross proceeds of this offering will be paid to Legion for management services.

Monthly interest payments on our Bonds requires available cash liquidity and business strategies or market conditions could adversely affect our ability to honor our obligations under the terms of the Bonds. Our policies do not limit us from incurring additional debt financing. High debt levels could cause us to incur higher interest charges and result in higher debt payments. In addition, if we need to repay debt during periods of rising interest rates, we could be required to liquidate one or more of our investments in loan assets at times which may not permit realization of the maximum return on such assets and could result in a loss. These events could reduce our cash flow from operations and adversely affect our ability to honor our obligations under the terms of the Bonds, raise additional funds, issue additional bonds, or borrow more money.

After the completion of this offering, we may be at an increased risk of securities class action litigation. Historically, securities class action litigation has often been brought against a company following a decline in the market price of its securities. If we were to be sued, it could result in substantial costs and a diversion of management’s attention and resources, which could harm our business.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

We make forward-looking statements under the “Summary,” “Risk Factors,” “Business,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and in other sections of this Offering Circular.  In some cases, you can identify these statements by forward-looking words such as “may,” “might,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or “continue,” and the negative of these terms and other comparable terminology. These forward-looking statements, which are subject to known and unknown risks, uncertainties and assumptions about us, may include projections of our future financial performance based on our growth strategies and anticipated trends in our business. These statements are only predictions based on our current expectations and projections about future events. There are important factors that could cause our actual results, level of activity, performance, or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by the forward-looking statements. In particular, you should consider the numerous risks and uncertainties described under “Risk Factors.

While we believe we have identified material risks, these risks and uncertainties are not exhaustive. Other sections of this Offering Circular describe additional factors that could adversely impact our business and financial performance. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible to predict all risks and uncertainties, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance, or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy or completeness of any of these forward-looking statements. You should not rely upon forward-looking statements as predictions of future events. We are under no duty to update any of these forward-looking statements after the date of this Offering Circular to conform our prior statements to actual results or revised expectations, and we do not intend to do so.

Forward-looking statements include, but are not limited to, statements about:

●	our business’ strategies and investment policies;

●	our business’ financing plans and the availability of capital;

●	potential growth opportunities available to our business;

●	the risks associated with potential acquisitions by us;

●	the recruitment and retention of our officers and employees;

●	our expected levels of compensation;

●	the effects of competition on our business; and

●	the impact of future legislation and regulatory changes on our business.

We caution you not to place undue reliance on the forward-looking statements, which speak only as of the date of this Offering Circular.

DILUTION

There is no dilution to our common stock shareholders under this Offering as no common equity is being offered.

PLAN OF DISTRIBUTION

We are offering a combined maximum amount of $70,000,000 of Series A-1 Corporate Bonds (“Bonds”) and Series A-1 Redeemable Preferred Stock (“Redeemable Preferred Stock” or “Shares”), provided, that, of the $70,000,000 combined maximum amount available for sale, (i) the maximum amount of Shares that may be sold hereunder shall not exceed $25,000,000, and (ii) the gross aggregate proceeds received in this offering for the sale of the Shares and the Bonds with 5-year maturities shall not exceed $70,000,000, on a “no minimum/best efforts” basis (the “Offering”). The Company will not accept any subscriptions for sales in excess $70,000,000 for any combination of Shares and Bonds with 5-year maturities.

The purchase price per Bond is $1,000, with a minimum investment amount of $10,000 per Bond term. The purchase price per Share is $1,000, with a minimum investment amount of $10,000.

All of our Bonds and Shares are being offered on a “best efforts” basis under Regulation A+ of Section 3(b) of the Securities Act of 1933, as amended, for Tier 2 offerings. The offering will terminate on the earlier of 36 months from the date this Offering Circular is re-qualified for sale by the SEC (which date may be extended for an additional 90 days in our sole discretion) or the date when all Bonds and Shares have been sold.

Managing Broker Dealer Agreement

On May 22, 2023, the Company engaged WealthForge Securities LLC, a registered broker-dealer, as its managing broker dealer (the “Managing Broker Dealer”), pursuant to the terms of a Managing Broker Dealer Agreement. Pursuant to the terms of the Managing Broker Dealer Agreement, the Managing Broker Dealer may engage one or more sub-selling agents or selected dealers. Under the terms of its Managing Broker Dealer Agreement with the Company, neither the Managing Broker Dealer nor any sub-selling agent shall have any marketing or sales obligations other than to process indications of interest forwarded to the Managing Broker Dealer or sub-selling agents by the Company or its management. The Managing Broker Dealer is not purchasing any of the Bonds or Shares being offered by the Company and is not required to sell any specific number or dollar amount of such shares in the offering.

Under the terms of its Managing Broker Dealer Agreement, the Company has agreed to pay the Managing Broker Dealer a commission and fee equal to (a) selling commissions of 1.50% on the aggregate gross sales of 1yr bonds, 3.75% on the aggregate gross sales of 2yr bonds, 5.25% on the aggregate gross sales of 3yr bonds, 6.00% on the aggregate gross sales of the 5yr bonds, and 7.0% on the aggregate gross sales of Shares (b) a Managing Broker Dealer fee of 0.50% on the aggregate gross sales of 1yr bonds, 0.55% on the aggregate gross sales of 2yr bonds, 0.65% on the aggregate gross sales of 3yr bonds, 0.70% on the aggregate gross sales of 5yr bonds, and 0.75% on the aggregate gross sales of the Shares, and (c) a Managing Broker Dealer fee payable in connection with Wholesale sales activity up to 1.08% and 1.39% on the aggregate gross sales of the Bonds or Shares, respectively, as applicable. For the avoidance of doubt, the maximum aggregate underwriting compensation to be received by the Managing Broker Dealer and related persons from any source will not exceed an amount that equals 8% of the offering proceeds, including but not limited to, the selling commissions, managing broker-dealer fees, and soliciting dealer fees.

The Managing Broker Dealer and participating broker-dealers, if any, and others shall be indemnified by the Company with respect to the offering and the disclosures made by the Company in its Form 1-A and related Offering Circular.

Pending the approval by FINRA of the compensation arrangements with the Managing Broker Dealer, the Company will only offer and sell its Bonds and Shares, respectively, to potential purchasers who reside in states in which the Company has registered the offering or obtained an exemption from such registration.

This summary of the material provisions of the Managing Broker Dealer Agreement do not purport to be a complete statement of their terms and conditions. A copy of the Managing Broker Dealer Agreement has been filed herewith.

USE OF PROCEEDS

We estimate that the net proceeds we will receive from this offering will be approximately $41,262,750 from Bond sales and $22,465,000 from Redeemable Preferred Stock sales after deducting estimated selling commissions, managing broker dealer fee, accountable and non-accountable expense allowances, and the Management Fee to Legion. The estimated net proceeds from Bond sales represents $45,000,000 of Bond sales at the average selling commissions based on an equal distribution of bond sales between 1, 2, 3, and 5-year bond terms. Actual sales may vary and will increase or decrease the total selling commissions and net proceeds accordingly. The estimated net proceeds from Redeemable Preferred Stock sales represents $25,000,000 of Redeemable Preferred Stock sales. Actual sales may vary and will increase or decrease the total selling commissions and net proceeds accordingly.

We plan to use substantially all of the net proceeds from this offering to originate, acquire, and manage senior loans in the residential and commercial real estate marketplace consistent with our investment strategies. We may also use a portion of the net proceeds to pay fees to the Company or its affiliates, working capital and for other general corporate purposes, as described in more detail below. Our actual use of offering proceeds will depend upon market conditions, among other considerations. The Company’s management will have considerable discretion over the use of proceeds from this offering. Actual expenditures may differ from what is currently planned. You may not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately.

Through LFII, we plan to originate senior loans collateralized by residential and commercial real estate in the U.S. We also may originate or acquire other real estate and real estate-related debt assets. The allocation of our capital among our target assets will depend on prevailing market conditions and may change over time in response to different prevailing market conditions, including with respect to interest rates and general economic and credit market conditions. In addition, we also may use the net proceeds from this offering to invest in assets other than our target assets, subject to our exclusion from regulation under the Investment Company Act. Until appropriate investments can be identified, we may invest the net proceeds from this offering in money market funds, bank accounts, overnight repurchase agreements with primary federal reserve bank dealers collateralized by direct U.S. government obligations and other instruments or investments reasonably determined by us that are consistent with our exclusion from regulation under the Investment Company Act. These investments are expected to provide a lower net return than we seek to achieve from our target assets.

TERMS OF THE OFFERING

The Bond Offering

We are offering up to $70,000,000 of Series A-1 Corporate Bonds with 1, 2, 3, and 5 year maturity terms (“Bonds”) to the public at a price of $1,000 per Bond. Sales of the Bonds are limited by concurrent sales of Shares in this offering.  Maximum offering amount of both securities combined equals $70,000,000, provided, that, of the $70,000,000 combined maximum amount available for sale, (i) the maximum amount of Shares that may be sold hereunder shall not exceed $25,000,000, and (ii) the gross aggregate proceeds received in this offering for the sale of the Shares and the Bonds with 5-year maturities shall not exceed $70,000,000. Our management team has arbitrarily determined the selling price of the Bonds and such price bears no relationship to our book or asset values, or to any other established criteria for valuing issued or outstanding Bonds.

The Bonds are being offered at the following terms and annual interest rates with interest payments made on a monthly basis:

Bond Term	Annual Interest Rate
1 Year	7.50%
2 Year	8.00%
3 Year	8.50%
5 Year	9.00%

An investor can purchase a Bond under any of the above 4 options or can split the investment into one or more options at his or her choosing, provided, that, each Bond term requires a minimum investment of $10,000. The maturity dates of each Bond sold will be the last day of the month in which the subscription was accepted corresponding with the Bond term in years.

By way of example, if any investor purchases $10,000 of a 1 year Bond and $10,000 of a 3 year Bond on January 15, 2023, the investor would receive monthly payments of interest only at 7.50% per annum on the 1 year Bond and 8.50% per annum on the 3 year Bond, and $10,000 of principal would be due in full on January 31, 2024 and $10,000 would be due on January 31, 2026. All monthly payments will be made on the 1st day of every month, in arrears, with partial payment made for the first month if the investment is made on any day other than the 1st day of the month.

Interest payments will be payable monthly on the 1st of the month (or the next following business day thereafter in the event such date is not a business day with no additional interest accruing), following the first full month of an accepted subscription. Interest will accrue and be paid on a 360-day year basis.

Compensation We Will Pay

We will pay selling commissions of 1.50% on 1yr bonds, 3.75% on 2yr bonds, 5.25% on 3yr bonds, and 6.00% on 5yr bonds (b) a Managing Broker Dealer fee of 0.50% on the aggregate gross sales of 1yr bonds, 0.55% on the aggregate gross sales of 2yr bonds, 0.65% on the aggregate gross sales of 3yr bonds, and 0.70% on the aggregate gross sales of 5yr bonds (c) a wholesaling fee of up to 1.08% of the Gross Proceeds may be paid to wholesalers (“Wholesaling Fee”), including employees and contractors of the Sponsor (d) a non-accountable expense reimbursement of up to 0.50% of the gross proceeds in the offering payable to Legion and (e) an accountable expense allowance of 0.50% payable to Legion.

Set forth below is a table indicating the estimated compensation and expenses that will be paid in connection with the Bond offering.

	Per 1 YR Bond	Per 2 YR Bond	Per 3 YR Bond	Per 5 YR Bond	Totals if $45,000,000 of Bonds were sold
Gross offering proceeds	1,000	1,000	1,000	1,000	$45,000,000
Less offering expenses:
Selling Commissions	15	37.5	52.5	60	$1,856,250	(1)
Managing Broker Dealer fee	5	5.5	6.5	7	$270,000	(1)
Wholesale Fee	10.8	10.8	10.8	10.8	$486,000
Non-Accountable Expense Allowance	5	5	5	5	$225,000
Accountable Expense Allowance	5	5	5	5	$225,000
Remaining Proceeds (3)	959.2	936.2	920.2	912.2	$41,937,750	(1)(2)

(1)	These amounts represent an equal distribution of Bond sales by term. Actual sales may vary and will increase or decrease these amounts accordingly.

(2)	The table above does not include the annual asset management fee (“Management Fee”) of 1.50% of gross offering proceeds payable to the Legion for ongoing management services and expenses. We anticipate that we will pay the Management Fee for the first year from offering proceeds, and we will pay the Management Fee for subsequent year(s) from cash from operations. There is no guarantee that we will be able to pay the Management Fee from cash from operations. In such event, we will use offering proceeds to pay the Management Fee for subsequent years, to the extent available. The Management Fee will be automatically deferred, and not collected by Legion, during: (i) any period of uncured default in the Bonds; and/or (ii) any period of time during which distributions or dividends to holders of Redeemable Preferred Stock are deferred or not paid.

(3)	The table above shows amounts payable if we sell, for example, $45,000,000 of bonds at an equal distribution between bond terms. Actual sales may vary and will increase or decrease total selling commissions accordingly.

Discounts for Bonds Purchased by Certain Persons

We may pay reduced or no selling commissions in connection with the sale of the Bonds in this offering to:

●	Clients of an investment advisor registered under the Investment Advisers Act of 1940 or under applicable state securities laws (other than any registered investment advisor that is also registered as a broker-dealer, with the exception of clients who have “wrap” accounts which have asset-based fees with such dually registered investment advisor/broker-dealer);

●	Registered principals or representatives of our manager broker-dealer and selling group members;

●	Our employees and officers or the Company or the affiliates of any of the foregoing entities.

All sales must be made through a registered broker-dealer participating in this offering, and investment advisors must arrange for the placement of sales accordingly through the Managing Broker-Dealer.

The Redeemable Preferred Stock Shares

We are offering a maximum of $25,000,000 of Redeemable Preferred Stock (referred to herein as “Redeemable Preferred Stock” or “Shares”) in Legion, limited by concurrent sales of the Bonds. Maximum offering amount of both securities combined equals $70,000,000, provided, that, of the $70,000,000 combined maximum amount available for sale, (i) the maximum amount of Shares that may be sold hereunder shall not exceed $25,000,000, and (ii) the gross aggregate proceeds received in this offering for the sale of the Shares and the Bonds with 5-year maturities shall not exceed $70,000,000. Our management team has arbitrarily determined the selling price of the Redeemable Preferred Stock Shares and such price bears no relationship to our book or asset values, or to any other established criteria for valuing issued or outstanding Redeemable Preferred Stock.

The Redeemable Preferred Stock Shares are being offered with a 9.00% per annum dividend, when and as declared by our Board of Directors out of legally available funds, cumulative cash dividends on each share of Redeemable Preferred Stock. Dividends are payable in monthly installments on the first day of each month (or the next following business day thereafter in the event such date is not a business day with no additional interest accruing). Dividends on each share of Redeemable Preferred Stock will begin accruing on, and will be cumulative from, the first day of the month following the month in which the subscription for the Shares was completed and accepted by Legion (the “date of issuance”) and regardless of whether our Board of Directors declares and pays such dividends.

Set forth below is a table indicating the estimated compensation and expenses that will be paid in connection with the Redeemable Preferred Stock offering.

	Per Share	Maximum Offering
Gross offering proceeds	$1,000	$25,000,000
Less offering expenses:
Selling Commissions (1)	65	1,625,000
Managing Broker Dealer fee (2)	7.5	187,500
Wholesale Fee (2)	13.9	347,500
Non-Accountable Expense Reimbursement (2)	5	125,000
Accountable Expense Allowance (2)	5	125,000
Remaining Proceeds (4)	$903.6	$22,590,000	(3)

(1)	Selling commissions will equal 6.50% of aggregate gross proceeds of the sale of the Shares.

(2)	Additional compensation consists of (a) a Managing Broker Dealer fee of 0.75% of on the aggregate gross sales of the Shares, (b) a wholesaling fee of up to 1.39% of the Gross Proceeds may be paid to wholesalers (“Wholesaling Fee”), including employees and contractors of the Sponsor (c) a non-accountable expense reimbursement of up to 0.50% of gross offering proceeds payable to Legion, and (e) an accountable expense allowance of 0.50% payable to Legion.

(3)	The table above does not include an annual asset management fee (“Management Fee”) of 1.50% of gross offering proceeds payable to the Legion for ongoing management services and expenses. We anticipate that we will pay the Management Fee for the first year from offering proceeds, and we will pay the Management Fee for subsequent year(s) from cash from operations. There is no guarantee that we will be able to pay the Management Fee from cash from operations. In such event, we will use offering proceeds to pay the Management Fee for subsequent years, to the extent available. The Management Fee will be automatically deferred, and not collected by Legion during any period of time in which distributions or dividends to holders of Redeemable Preferred Stock are deferred or not paid.

(4)	The table above shows amounts payable if we sell the full $25,000,000 of Shares. Actual sales may vary and may decrease total selling commissions accordingly.

Discounts for Redeemable Preferred Stock Shares Purchased by Certain Persons

We may pay reduced or no selling commissions in connection with the sale of Redeemable Preferred Stock Shares in this offering to:

●	Clients of an investment advisor registered under the Investment Advisers Act of 1940 or under applicable state securities laws (other than any registered investment advisor that is also registered as a broker-dealer, with the exception of clients who have “wrap” accounts which have asset-based fees with such dually registered investment advisor/broker-dealer);

●	Registered principals or representatives of our manager broker-dealer and selling group members;

●	Our employees and officers or those of our Legion or the affiliates of any of the foregoing entities.

All sales must be made through a registered broker-dealer participating in this offering, and investment advisors must arrange for the placement of sales accordingly through the Managing Broker-Dealer.

Subscription Period

The Offering will commence upon qualification by the SEC and will terminate on the earlier of (i) 36 months from the date of qualification of this Offering Circular, (ii) on the date when all Bonds and Shares have been sold, or (iii) when we elect to terminate the Offering for any reason. The Offering will continue if it is re-qualified for sale by the SEC (which date may be extended for an additional 90 days in our sole discretion).

Subscription Procedures

We intend to sell the Bonds and Shares through either (i) DTC for soliciting dealers that have DTC execution capabilities once the Bonds and Shares become DTC eligible, and (ii) through direct settlement via subscription agreement with the Company.

If you decide to subscribe for our Bonds or Shares in this Offering, you should review your subscription agreement in its entirety. Completed and signed subscription documents shall be either mailed directly to the Offering’s Transfer Agent at Securities Transfer Corporation, c/o Legion Capital Corporation, 2901 N Dallas Parkway, Suite 380, Plano, TX 75093 or sent via electronic correspondence to invest@legioncapital.com. You shall deliver funds by either check, ACH deposit or wire transfer, pursuant to the instructions set forth in the subscription agreement. If a subscription is rejected, all funds will be promptly returned to subscribers. Upon acceptance by us of a subscription, a confirmation of such acceptance will be sent to the subscriber.

Any potential investor will have ample time to review the subscription agreement, along with their counsel, prior to making any final investment decision. We shall only deliver such subscription agreement upon request after a potential investor has had ample opportunity to review this Offering Circular.

Right to Reject Subscriptions

After we receive your complete, executed subscription agreement and the funds required under the subscription agreement have been transferred to our designated account, we have the right to review and accept or reject your subscription in whole or in part, for any reason or for no reason. We will return all monies from rejected subscriptions immediately to you, without interest or deduction.

Acceptance of Subscriptions

Upon our acceptance of a subscription agreement, we will countersign the subscription agreement and issue the Bonds or Shares, as applicable, subscribed at closing. Once you submit the subscription agreement and it is accepted, you may not revoke or change your subscription or request your subscription funds. All accepted subscription agreements are irrevocable.

Under Rule 251 of Regulation A, non-accredited, non-natural investors are subject to the investment limitation and may only invest funds which do not exceed ten percent (10%) of the greater of the purchaser’s revenue or net assets (as of the purchaser’s most recent fiscal year end). A non-accredited, natural person may only invest funds which do not exceed ten percent (10%) of the greater of the purchaser’s annual income or net worth (please see below on how to calculate your net worth).

NOTE: For the purposes of calculating your net worth, it is defined as the difference between total assets and total liabilities. This calculation must exclude the value of your primary residence and may exclude any indebtedness secured by your primary residence (up to an amount equal to the value of your primary residence). In the case of fiduciary accounts, net worth and/or income suitability requirements may be satisfied by the beneficiary of the account or by the fiduciary if the fiduciary directly or indirectly provides funds for the purchase of the Offered Shares.

Investor Suitability Standards

As a Tier II, Regulation A offering, investors must comply with the 10% limitation to investment in the offering, as prescribed in Rule 251. Under Rule 251 of Regulation A, non-accredited, non-natural investors are subject to the investment limitation and may only invest funds which do not exceed 10% of the greater of the purchaser’s revenue or net assets (as of the purchaser’s most recent fiscal year end). A non-accredited, natural person may only invest funds which do not exceed 10% of the greater of the purchaser’s annual income or net worth (please see below on how to calculate your net worth).

NOTE: For the purposes of calculating your net worth, Net Worth is defined as the difference between total assets and total liabilities. This calculation must exclude the value of your primary residence and may exclude any indebtedness secured by your primary residence (up to an amount equal to the value of your primary residence). In the case of fiduciary accounts, net worth and/or income suitability requirements may be satisfied by the beneficiary of the account or by the fiduciary, if the donor or grantor is the fiduciary and the fiduciary directly or indirectly provides funds for the purchase of the Bonds.

The only investor in this offering exempt from this limitation is an accredited investor, an “Accredited Investor,” as defined under Rule 501 of Regulation D. If you meet one of the following tests you qualify as an Accredited Investor:

(i) You are a natural person who has had individual income in excess of $200,000 in each of the two most recent years, or joint income with your spouse in excess of $300,000 in each of these years, and have a reasonable expectation of reaching the same income level in the current year;

(ii) You are a natural person and your individual net worth, or joint net worth with your spouse, exceeds $1,000,000 at the time you purchase the Bonds (please see below on how to calculate your net worth);

(iii) You are an executive officer or general partner of the issuer or a management team or executive officer of the general partner of the issuer;

(iv) You are an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, the Code, a corporation, a Massachusetts or similar business trust or a partnership, not formed for the specific purpose of acquiring the Bonds, with total assets in excess of $5,000,000;

(v) You are a bank or a savings and loan association or other institution as defined in the Securities Act, a broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended, the Exchange Act, an insurance company as defined by the Securities Act, an investment company registered under the Investment Company Act of 1940, as amended, the Investment Company Act, or a business development company as defined in that act, any Small Business Investment Company licensed by the Small Business Investment Act of 1958 or a private business development company as defined in the Investment Advisers Act of 1940;

(vi) You are an entity (including an Individual Retirement Account trust) in which each equity owner is an accredited investor;

(vii) You are a trust with total assets in excess of $5,000,000, your purchase of the Bonds is directed by a person who either alone or with his purchaser representative(s) (as defined in Regulation D promulgated under the Securities Act) has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment, and you were not formed for the specific purpose of investing in the Bonds; or

(viii) You are a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has assets in excess of $5,000,000.

BUSINESS

Our Company

Legion Capital Corporation is a holding company with operating subsidiaries in the areas of commercial lending, real estate, and real estate title and closing services.

Our subsidiary, Legion Finance II, LLC (“LFII”), a Florida limited liability company was formed on October 7, 2022 to originate senior loans collateralized by residential and commercial real estate in the U.S. with a particular focus in the state of Florida. Our primary business plan is to originate, acquire and manage real estate development loans and other real estate-related debt instruments. While adopting a local-first philosophy for real estate lending opportunities, all current loan assets have been originated for development projects in the state of Florida. Our management team brings over 75 years of combined executive management experience in real estate finance, underwriting, commercial banking, marketing, and strategic advising experience. Our management team intends to actively participate in the servicing and operational oversight of our assets rather than relinquish those responsibilities to a third party.

Our investment objective is to preserve and protect our capital while producing attractive risk-adjusted returns generated from current income on our portfolio. Our investment strategy is to originate, acquire, and manage senior loans, earn revenue from said loan interest rates, and to monetize real estate title, marketing, and management services affiliated with those loans.

We currently have 13 full-time employees. Our principal executive offices are located at 301 E. Pine Street, Suite 850, Orlando, FL 32801. For more information, please visit www.legioncapital.com. The information on, or otherwise accessible through this website, does not constitute a part of this offering circular.

Our Lending Business

We typically deploy a three-tiered approach to our lending practice, as follows:

Legion makes a standard secured commercial loan to the project, secured by a first mortgage or lien on the asset or property. This secured loan is typically at no more than 60% loan to current appraised value, meaning we require the borrower to have at least 40% equity in the project.

We create revenue from the transaction in three (3) ways:

1.

Origination fees, due diligence fees, loan servicing fees and related services provided on a fee basis.

Origination fees are generally charged to new lending relationships at the time of the original consummation of the loan while facility fees are generally charged on an ongoing basis when an existing lending relationships’ loan matures with an outstanding balance and the Company elects to renew the loan. Due diligence and loan servicing fees can be charged at both the time of original consummation of the loan or at renewal of an existing loan. These fees are based upon the lending departments time and services required in the processing and evaluation of the loan to ensure the loan meets the Company’s underwriting requirements.

2.	Interest on the loan at the contracted interest rate.

3.	Participation fees in the property or project, typically on a per unit sale basis or other form of revenue sharing or success fee.

We recognize revenue associated with these various service fees and participation fees at the time such fees are deemed earned in accordance with the particular loan agreement with our borrower.

Investment Approach and Guidelines

Our investment strategy is to originate short-term, high-yielding senior loans collateralized by residential and/or commercial real estate development assets to established and qualified real estate developers and operators at reasonable loan-to-value ratios which will be vetted through our underwriting process. Legion intends to actively participate in the monetization strategy of the real estate development projects it is financing by bringing real estate development and financing skills to our borrowers, including but not limited to entitlement, zoning, vertical construction, refinancing, title, closing, and sales skills and experience. We intend to utilize a hands-on approach alongside our customers with an objective of maximizing borrower success that includes strategic involvement of Legion Title LLC, a wholly owned subsidiary of Legion, when appropriate. By executing on this approach in effort to generate revenue, Legion intends to maximize it’s potential to pay its obligations under the Bonds as they come due and on an ongoing basis. We intend to follow the guidelines below while originating commercial loans:

Lien Position: Through LFII, we plan to originate loans where we will have a first/senior lien position. Except in rare circumstances, we do not intend to make junior or mezzanine loans. However, at times we may participate in transactions alongside other lenders as a co-lender or participant lender on certain transactions. In such event, our lien rights may share pari passu lien status with such other lenders and those relative rights will typically be governed by inter-creditor or other similar agreement. Specifically, we plan to participate alongside our other wholly owned subsidiary, Legion Finance, LLC as well as other third-party lenders as a co-lender or participant lender in certain loan transactions. Such participation will be on terms acceptable to Legion in its sole and reasonable discretion.

Concentration: We intend for senior secured commercial real estate loans originated by us to generally range between $1,000,000 and $20,000,000. We will consider loans larger than $20,000,000 in a club deal or co-invest structure. However, although these are current guidelines, we may exceed or revise any of these numbers at any time in our sole discretion. We expect no loan or co-investment will exceed 15% of our capital, unless we are in our first 24 months of active operations, or our management team determines that such an investment is in the Company’s best interest. As stated, these are guidelines and may be revised at any time in our sole discretion.

Assets Classes: We intend to originate loans secured by residential and commercial properties, with a focus on residential, including, but not limited to, single family, multifamily, office, hospitality, industrial, mixed-use, manufactured housing, developable land, and or any combination thereof.

Geography: Our initial focus will be on Florida based loans. We may also originate loans secured by assets located in the top 200 Metropolitan Statistical Areas, or “MSAs,” within the United States, which is defined as one or more adjacent counties that have at least one urban core area of at least a population of 50,000, plus adjacent territory that has a high degree of social and economic integration as measured by commuting ties. While we intend to deploy a local-first investment strategy focusing on the state of Florida, opportunities will be evaluated in all of the top 200 MSAs. We do not intend to originate loans secured by assets in regions classified as agricultural or outside of the U.S. or its immediate territories.

Borrower Structure and Guarantee: We intend for the borrower of record to be a fully registered, active corporation or limited liability company. We do not intend to lend to individuals. At times, we will require full or partial recourse from both the entity and its key principals to be standard for each loan.

Collateral: We intend to record a security interest in all real property used as collateral for the loan, as well as a UCC-1 filing on all chattel and other borrower assets. However, at times we may participate in transactions alongside other lenders as a co-lender or participant lender on certain transactions. In such event, our lien rights may share pari passu lien status with such other lenders and those relative rights will typically be governed by inter-creditor or other similar agreement. Specifically, we plan to participate alongside our other wholly owned subsidiary, Legion Finance, LLC as well as other third-party lenders as a co-lender or participant lender in certain loan transactions. Such participation will be on terms acceptable to Legion in its sole and reasonable discretion.

Loan-to-Value and Loan-to-Cost: We do not intend for the loan-to-value, or “LTV,” of the assets securing our loans to exceed 60% of the projected value in the case of a rehabilitation or sale price in the case of a purchase transaction. On occasion we may elect to exceed the 60% LTV if we believe the transaction circumstances warrant the additional risk. Based on third-party appraisals, the loan-to-value ratio on Legion’s current portfolio of loan assets is approximately 41%.

Term: We intend that the loans originated or purchased by the Company will have terms of 12-24 months with varied options for extension which could trigger additional borrower origination fees and/or higher interest rates.

Loan Fees & Interest Income: We intend to use all loan fees, origination fees, interest income and extension fees payable to us as a means to pay the debt service obligations on the Bonds.

Management Team

Our management team brings over 75 years of combined executive management experience in real estate finance, underwriting, commercial banking, marketing, and strategic advising experience. The Company employs a team of professionals with field experience implementing deal structuring strategies, terms, and operational efficiencies to create value.

Deal Flow

Our management team is well known in the industry and has cultivated meaningful relationships with banks, brokers and borrowers by establishing themselves as a key player for funding real estate investments which allows us to have a “first look” at these opportunities before deals are brought to the market. The deal flow network is constantly being expanded as this system is being implemented into other key markets for real estate opportunities. The principals of Legion have an intimate knowledge of our market. Deals that come into our deal flow are initially evaluated on location, asset type, collateral value, and asset quality. Deals that qualify then move through the process with strict adherence to multiple reviews in every phase of the process, including initial evaluation, due diligence, underwriting and closing. At the initial evaluation, exit strategies are discussed and defined with the borrowers and potential take out or refinance partners.

Underwriting

Management’s underwriting always begins with a current and ongoing analysis of a borrower’s financial ability to carry, service, and repay loan proceeds. Prior performance on development-related projects is also analyzed in order to understand tangible and historic financing, management, and development capabilities. Of particular focus, the underlying real estate is independently appraised, evaluated, and underwritten in order to ensure quality collateral and an alignment of development project strategy between borrowers/developers and Legion. People, performance, and project are the pillars of our deal underwriting.

Investment Committee

We have an Investment Committee that reviews and makes decisions on all deals and capital deployment. The committee consists of three members, appointed by Legion, and includes Paul Carrazzone, President and CEO of Legion. All loan origination decisions require no less than a majority approval of the Investment Committee members.

Intellectual Property

The Company has received a service mark for the name, Legion and Legion Capital, and an associated logo. We have no other intellectual property.

DESCRIPTION OF PROPERTY

We do not own any plants or facilities. We lease office space in Orlando, Fl. and in Minneapolis, Mn.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Statements in the following discussion and throughout this registration statement that are not historical in nature are “forward-looking statements.” You can identify forward-looking statements by the use of words such as “expect,” “anticipate,” “estimate,” “may,” “will,” “should,” “intend,” “believe,” and similar expressions. Although we believe the expectations reflected in these forward-looking statements are reasonable, such statements are inherently subject to risk and we can give no assurances that our expectations will prove to be correct. Actual results could differ from those described in this registration statement because of numerous factors, many of which are beyond our control. These factors include, without limitation, those described under “Risk Factors.” We undertake no obligation to update these forward-looking statements to reflect events or circumstances after the date of this registration statement or to reflect actual outcomes. Please see “Forward Looking Statements” at the beginning of this registration statement.

The following discussion of our financial condition and results of operations should be read in conjunction with our financial statements and the related notes thereto and other financial information appearing elsewhere in this registration statement. We undertake no obligation to update any forward-looking statements in the discussion of our financial condition and results of operations to reflect events or circumstances after the date of this registration statement or to reflect actual outcomes.

Overview

The Company was originally incorporated as GreenSky Corporation on August 7, 2015, in Delaware, and merged with Legion Capital Corporation, a Florida corporation on January 15, 2016. The Company is an operating company with subsidiaries in the areas of commercial lending, real estate and related services, management, and marketing, closing and title services.

The Company’s operating subsidiaries and activities are:

●	Legion Finance, LLC and Legion Finance II, LLC are subsidiaries that raise funds through bond and preferred stock offerings to fund the Company’s growth. Bond and preferred stock offerings are being conducted pursuant to rules mandated by the Securities and Exchange Commission (SEC) under the Jumpstart of Business Startups Act of 2012, commonly referred to as “Regulation A”. Legion ceased offering Regulation A securities related to Legion Finance, LLC in June of 2023.

●	Legion Title, LLC. Legion Title, LLC is a title agency that provides title insurance and closing services for Legion transactions.

●	Legion Funding, LLC. The Company formed Legion Funding, LLC for the purpose of making loans to certain real estate developments.

●	Legion Select Holdings, LLC, was renamed to Legion Select, LLC in 2020. The Company formed Legion Select, LLC for the purpose of investing in commercial loans. Legion Select, LLC was divested in December 2023.

●	Legion 730 Harris Street, LLC to invest in specific real estate projects.

●	Legion Commercial Finance, LLC. The Company formed Legion Commercial Finance, LLC for the purpose of making loans to certain real estate development projects.

During the next 36 months, the Company plans to use current cash, as well as additional capital procured through capital sources to grow the current lending, real estate services and development businesses both organically and through acquisition, to expand business services such as title, marketing, and management services and for working capital.

On January 1, 2023, the Company adopted ASU 2016-13 Financial Instruments – Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments (ASC 326). This standard replaced the incurred loss methodology with an expected loss methodology that is referred to as the current expected credit loss (“CECL”) methodology. CECL requires an estimate of credit losses for the remaining estimated life of the financial asset using historical experience, current conditions, and reasonable and supportable forecasts and generally applies to financial assets measured at amortized cost, including loan receivables and held-to-maturity debt securities, and some off-balance sheet credit exposures such as unfunded commitments to extend credit. Financial assets measured at amortized cost will be presented at the net amount expected to be collected by using an allowance for credit losses.

In addition, CECL made changes to the accounting for available for sale debt securities. One such change is to require credit losses to be presented as an allowance rather than as a write-down on available for sale debt securities if management does not intend to sell and does not believe that it is more likely than not, they will be required to sell. The Company adopted ASC 326 and all related subsequent amendments thereto effective January 1, 2023, using the modified retrospective approach for all financial assets measured at amortized cost and off-balance sheet credit exposures. No transition adjustment is necessary; results for reporting periods beginning after January 1, 2023, are presented under CECL while prior period amounts continue to be reported in accordance with previously applicable accounting standards (“Incurred Loss”).

The Company elected not to measure an allowance for credit losses for accrued interest receivable and instead elected to reverse interest income on loans or securities that are placed on nonaccrual status, which is generally when the instrument is 90 days past due, and the Company believes the collection of interest is doubtful. The Company has concluded that this policy results in the timely reversal of uncollectible interest.

As a result of applying the new methodology required by CECL, the Company has not identified any loans in the portfolio at the time of this filing that require a specific dedicated allowance for loss. The allowance in 2023 is a result of applying CECL, for losses incurred over the past five years. The allowance for bad debts for the period ending December 31, 2023, was $986,481. Management feels this is adequate and has detailed the methodology in NOTE 4: BUSINESS LOANS RECEIVABLE in the accompanying financial statements.

The Company has elected to delay complying with any new or revised financial accounting standard until the date that a company that is not an issuer (as defined under section 2(a) of the Sarbanes-Oxley Act of 2002 (15 U.S.C. 7201(a)) is required to comply with such new or revised accounting standard, if such standard also applies to companies that are not issuers.

The Company is an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). Under the JOBS Act, emerging growth companies can delay adopting new or revised accounting standards issued subsequent to the enactment of the JOBS Act until such time as those standards apply to private companies. The Company has irrevocably elected to avail itself of this exemption from new or revised accounting standards, and, therefore, will not be subject to the same new or revised accounting standards as public companies that are not emerging growth companies.

The Company is an “emerging growth company”, as defined in the JOBS Act, and, for so long as the Company is an emerging growth company, the Company is eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies. These include, but are not limited to:

●	Not being required to comply with the auditor attestation requirements in the assessment of internal control over financial reporting;

●	Not being required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditors’ report providing additional information about the audit and the financial statements;

●	Reduced disclosure obligations regarding executive compensation; and

●	Exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

The Company may remain an “emerging growth company” until the earlier of (1) the last day of the fiscal year following the fifth anniversary of the completion of this offering, (2) the last day of the fiscal year in which we have total annual gross revenue of at least $1.235 billion, as such amount is indexed for inflation every five years by the Securities and Exchange Commission to reflect the change in the Consumer Price Index for All Urban Consumers during its most recently completed fiscal year, (3) the last day of the fiscal year in which we are deemed to be a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended, or the Exchange Act, which would occur if the market value of our common stock held by non-affiliates met or exceeded $700.0 million as of the last business day of the second fiscal quarter of such fiscal year or (4) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period.

In addition, Section 107 of the JOBS Act provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended (the “Securities Act”), for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies.

Results of Operations

The Company increased revenues from $6,311,433 in fiscal year 2022, to $8,901,527 in fiscal year 2023. The Company had an operating profit in the amount of $3,692,651 in 2023, compared to an operating profit of $1,078,294 in 2022 (not including preferred dividends paid). These improvements in operating profits for 2023 over the prior year were a direct result increased interest income as a result of expanding the lending (notes receivable) portfolio.

Prior Performance Summary

Legion has sponsored two public offerings in the past 5 years, utilizing wholly owned subsidiaries Legion Finance, LLC (“LF”) for Series A Bonds and Redeemable Preferred Stock Shares and Legion Finance II, LLC (“LFII”) for Series A-1 Bonds and Redeemable Preferred Stock Shares. Wholly owned subsidiaries LF and LFII were utilized in conjunction with the offerings to provide clarity regarding collateral, record keeping, accounting, and reporting to selling syndicate members consisting of FINRA member broker-dealers, licensed financial representatives, and registered investment advisors.

Investors should not consider the information below relating to the financial performance of Legion utilizing LF and Legion utilizing LFII to be a complete representation of the historical financial performance of these entities. There are factors other than those included herein that investors should consider when reviewing the prior performance of these entities such as loan loss reserves that are recorded in the financial statements of Legion. The Sponsor strongly encourages any investor to review all historic public filings of Legion in conjunction with reviewing the information below. These public filings may be found at the SEC’s website at http://www.sec.gov.

LF

Legion utilizing LF commenced offering up to $40 million of bonds and preferred stock shares pursuant to an offering statement qualified with the SEC on June 11, 2020. On July 14, 2022, it was subsequently requalified to increase the total amount of securities offered to $75 million. The offering ceased on June 8, 2023 and as of that date, the Company had recorded approximately $68.5 million of bonds and shares being sold. This offering had bond terms available with 12-month, 24-month, and 36-month maturity terms. As such, the securities had a definite life with a defined liquidity event expected. Each successive maturity date should be viewed as a periodic liquidity event.

On June 30, 2023, Legion utilizing LF had issued approximately $14.8 million, $7.3 million, and $23.3 million of one-, two-, and three-year bonds and had issued approximately $23.1 million of preferred shares. As of June 30, 2024, approximately $25.2 million of the outstanding Series A Bonds had matured and principal was returned. On June 30, 2024, approximately $20.2 million of Series A Bonds were active and in force, with all contractual interest payments made to date. As of June 30, 2024, approximately $21.6 million of preferred shares were active and in force, with all stated dividends declared and paid to date. On June 30, 2024, approximately $1.3 million of preferred shares had been granted early redemption with principal returned. LF had incurred approximately $4.4 million of issuance costs from the offering, of which $4.1 million were incurred as commissions for LF bonds and shares.

LF pays an annual management fee to the Manager, Legion, which is based on an annual rate of 1.50% of the gross principal outstanding of LF. Through June 30, 2024, $2,618,977 of management fees had been earned by Legion but Legion has not elected to collect.

As of June 30, 2024, net proceeds to LF after debt issuance costs, organization and offering costs, and management fees were approximately $64.1 million.

LF held approximately $45.7 million of gross mortgage loans receivable as of June 30, 2024. This consisted of eight mortgage loans where the weighted average interest rate was 11.9% and where maturities ranged from September 1, 2024 to June 30, 2025, based on eight loans with twelve-month terms or less.

LFII

LFII commenced offering up to $75 million of bonds pursuant to an offering statement qualified with the SEC on June 22, 2023. The offering ceased on June 21, 2024 and as of that date, the Company had recorded approximately $11.1 million of bonds and shares being sold. This offering had bond terms available with 12-month, 24-month, 36-month, and 60-month maturity terms. As such, the securities had a definite life with a defined liquidity event expected. Each successive maturity date should be viewed as a periodic liquidity event.

As of June 30, 2024, LFII issued approximately $4.2 million, $1.6 million, $3.7 million, and $0.6 million of one-, two-, three-year, and five-year bonds. On June 30, 2024, $220 thousand of the outstanding Series A Bonds matured and were redeemed, and $9.9 million in bonds were still active and in force. All contractual interest payments have been made to date. As of June 30, 2024, approximately $1 million of preferred shares were active and in force, with all stated dividends declared and paid to date. LFII had incurred approximately $689 thousand of issuance costs from the offering, of which and $491 thousand were incurred as commissions for LFII bonds and shares.

LFII pays an annual management fee to the Manager, Legion, which is based on an annual rate of 1.50% of the gross principal outstanding of LFII. Through June 30, 2024, $167,868 of management fees had been earned by Legion but Legion has not elected to collect.

As of June 30, 2024, net proceeds to LFII after debt issuance costs, organization and offering costs, acquisition fees, and management fees were approximately $10.5 million.

LFII held approximately $11.7 million of gross mortgage loans receivable as of June 30, 2024. This consisted of two mortgage loans where the weighted average interest rate was 11.9% and where maturities ranged from September 1, 2024 to June 30, 2025, based on eight loans with twelve-month terms or less.

Prior Performance Tables

The following prior performance tables provide information relating to LF and LFII.

This information should be read together with the summary information included in the “Prior Performance Summary” section of this offering circular.

THE INCLUSION OF THE TABLES DOES NOT IMPLY THAT WE WILL MAKE INVESTMENTS COMPARABLE TO THOSE REFLECTED IN THE TABLES OR THAT INVESTORS IN OUR SHARES WILL EXPERIENCE RETURNS COMPARABLE TO THE RETURNS EXPERIENCED IN THE PROGRAM REFERRED TO IN THE TABLES.

The following tables are included herein:

TABLE I Experience in Raising and Investing Funds

TABLE II Compensation to Manager

Operating Results of Prior Programs for the proceeds received are those identified in the audited consolidated financial statements of Legion included in this filing.

Because of the similarities between the Offerings and our Company, investors who are considering purchasing Bonds from the Company might find it useful to review the following tables. However, prospective investors should bear in mind that PRIOR PERFORMANCE DOES NOT GUARANTEE FUTURE RESULTS.

ANY PRIOR EVIDENCE OF SUCCESS WITH THESE OFFERINGS DOES NOT GUARANTEE THAT THE COMPANY WILL BE SUCCESSFUL.

Table I

Manager Experience (unaudited) – sets forth our Manager’s historical experience for offerings closed in last three years.

	LF	LFII
Dollar Amount Offered	$75,000,000	75,000,000
Dollar Amount Raised	$68,539,122	11,191,175
Length of Offering (in months)	12	12
Months to invest 90% of amount available for investment	10	10

Table II

Managers Compensation (unaudited)- summarizes the compensation the Manager received from the projects closed during the most recent three years.

	LF	LFII
Date Offering Commenced	06/11/2020	6/17/2023
Dollar Amount Raised	68,539,122	11,191,175
2024
Amount paid to sponsor from proceeds of Offering for the period ended June 30, 2024:
Accountable and Non-Accountable Expense Allowances:	-	(150,262)
Dollar Amount Generated from Operations before Deducting Payments to Sponsor for the period ended June 30, 2024:	-	598.550
Fees paid to sponsor from operations for the period ended June 30, 2024:
Management Fees	-	-
2023
Amount paid to sponsor from proceeds of Offering for Year ended December 31, 2023:
Accountable and Non-Accountable Expense Allowances:	(267,115)	(341,005)
Dollar Amount Generated from Operations before Deducting Payments to Sponsor for the Year ended December 31, 2023:	700,419	1,415,861
Fees paid to sponsor from operations for the Year ended December 31, 2023:
Management Fees	-	-
2022
Amount paid to sponsor from proceeds of Offering for Year ended December 31, 2022:
Accountable and Non-Accountable Expense Allowances:	(1,500,127)	-
Dollar Amount Generated from Operations before Deducting Payments to Sponsor for the Year ended December 31, 2022:	4,726,459	-
Fees paid to sponsor from operations for the Year ended December 31, 2022:
Management Fees	-	-
2021
Amount paid to sponsor from proceeds of Offering for Year ended December 31, 2021:
Accountable and Non-Accountable Expense Allowances:	(2,230,601)	-
Dollar Amount Generated from Operations before Deducting Payments to Sponsor for the Year ended December 31, 2021:	6,378,264	-
Fees paid to sponsor from operations for the Year ended December 31, 2021:
Management Fees	-	-
2020
Amount paid to sponsor from proceeds of Offering for Year ended December 31, 2021:	2,955,000	-
Accountable and Non-Accountable Expense Allowances:	(110,815)	-
Dollar Amount Generated from Operations before Deducting Payments to Sponsor for the Year ended December 31, 2021:	531,900	-
Fees paid to sponsor from operations for the Year ended December 31, 2021:
Management Fees	-	-

Results of Operations

The following table summarizes our gross revenue, operating expenses, and net profit or loss for the six months ended June 30, 2024, and June 30, 2023.

The table below sets forth line items from the Company’s unaudited consolidated Statements of Operations.

Legion Capital Corporation and Subsidiaries

Condensed Consolidated Statements of Operations

(unaudited)

	For the Six Months Ended
	June 30, 2024	June 30, 2023
Revenue
Interest income	$3,302,205	$3,577,268
Participation fees	-	50,000
Other	27,797	260,912
	3,330,002	3,888,180

Expenses:
Selling expenses	118,252	192,861
General and administrative expense	784,842	902,291
	903,094	1,095,152

Operating income or (loss)	2,426,908	2,793,028

Other income (expense)
Interest expense	(2,102,335)	(2,108,509)

Net income (loss) from continuing operations	324,573	684,519
Less: Dividends on preferred stock	(852,400)	(799,128)
Net Profit or Loss - common shareholders	$(527,827)	$(114,609)

Net profit or loss per common share – continuing operations, basic and diluted	(0.03)	(0.01)

Net profit or loss per common share - basic and diluted	$(0.03)	$(0.01)

Weighted average shares outstanding - basic	16,566,066	16,566,066
Weighted average shares outstanding - diluted	18,069,733	18,069,733

Six Months Ended June 30, 2024, compared with Six Months Ended June 30, 2023

Gross revenue: For the six-month period ended June 30, 2024, gross revenue was $3,330,002 compared to $3,888,180 for the six-month period ended June 30, 2023, a decrease of $558,178. This decrease was primarily due to a reduction in the fees charged by the Company’s real estate lending business.

General and administrative: The consolidated general and administrative expenses remained flat on an annualized yearly basis. Selling and general/administrative expenses were $903,094 for the six months ended June 30, 2024, compared to $902,291 for the six months ended June 30, 2023.

Interest expense: The consolidated interest expense (including amortization of prepaid related items) remained flat at $2,102,335 for the six months ended June 30, 2024, compared to $2,108,509 for the six months ended June 30, 2023. The Company’s long-term debt to finance its real estate lending activity remained steady, as the company’s loan portfolio was stagnant for the first six months of 2024 The Company remains committed to its business focus on highly collateralized real estate development loans and is in a position to be selective on new projects.

Net income (loss): Net income was $324,573 for the six months ended June 30, 2024. The company had a decrease in net income of $359,946 compared to net income of $684,519 for the six months ended June 30, 2023, and $3,692,651 net income for the period ended December 31, 2023. The decrease in net income was primarily due to the reduction in fee income associated with the real estate lending business.

Liquidity and Capital Resources

As of June 30, 2024, we had a cash balance of $1,038,428. During the six months ended June 30, 2024, the company generated approximately $3,326,221 in cash for operating activities, used $3,409,493 for investing activities, and returned approximately $2,018,262 through financing activities by way of preferred dividends, $852,400, and paydown of debt.

Our primary uses of cash were for expanding our lending business by making new and increased loans, marketing and working capital. The main source of cash was from private debt and preferred equity issuance. The following trends are reasonably likely to result in a material decrease in our liquidity over the near to long term:

●	Support of our lending business by loaning out our capital on short and long-term illiquid transactions,

●	Overhead associated with administrative and sales personnel as the business grows,

●	Continued advertising, public relations and sales promotions as we expand operations,

●	An increase in working capital requirements to retire debt as the Company meets maturity deadlines,

●	The cost of being a public reporting company and the continued increase in costs due to governmental compliance activities.

We expect to finance our operations primarily through our existing cash, our operational revenues, and any future financing. We expect to use both equity and debt financing from time to time. We have no limits on the amount of leverage we may employ. In general, we intend to pay debt service from operational cash flow, but we also expect to need to raise additional capital to meet our obligations and to fully implement our business plan. Potential future sources of capital include secured or unsecured financings from banks or other lenders, and additional debt and/or equity offerings. However, there is no assurance we will be able to obtain such capital on satisfactory terms or at all. Additionally, no assurance can be given that any such financing, if obtained, will be adequate to meet our capital needs. If adequate capital cannot be obtained on a timely basis and on satisfactory terms, our operations would be materially negatively impacted.

Off Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, sales or expenses, results of operations, liquidity or capital expenditures, or capital resources that are material to an investment in our securities.

DIRECTORS, EXECUTIVE OFFICERS, AND SIGNIFICANT EMPLOYEES

Directors and Executive Officers

The following table sets forth the name, age, and position of executive officers and directors. Executive officers are elected annually by the Board of Directors. Each executive officer holds his office until he resigns, is removed by the Board, or his successor is elected and qualified. Directors are elected annually by the Company’s shareholders at the annual meeting. Each director holds his office until his successor is elected and qualified or his earlier resignation or removal.

Name	Age	Position
Paul Carrazzone	65	President, Chief Executive Officer
Douglas S. Hackett	60	Director, Co-Founder
David Null	58	Chief Financial Officer and Chief Accounting Officer

All persons in the positions outlined in the table above have chosen to become a director or an executive officer have consented to be as such.

Paul F. Carrazzone - President, Chief Executive Officer, Director. Mr. Carrazzone has over 30 years’ experience in commercial lending and real estate transactions. Mr. Carrazzone began his career in commercial banking in which he had direct responsibility on loan transactions ranging from a few million dollars to over a billion dollars. In the past few years prior to joining Legion, Mr. Carrazzone has focused much of his consulting, underwriting, and investment expertise on real estate projects in Florida.

In the last five years, Mr. Carrazzone has been engaged in the following businesses:

2017 – Present Legion Capital Corporation, first as a consultant and was appointed President as of 2019 and CEO in 2021 to present. Mr. Carrazzone has served as a Director since 2019.

2014 – 2019 Managing personal and family investments in the areas of real estate, land use, lending, and related businesses.

Douglas S. Hackett (Director) Mr. Hackett has over 25-years of media, marketing, and executive experience. Mr. Hackett is the current Chairman of the Board of Directors at Market Leverage, LLC, a previous Inc. 100 Advertising Firm and Fortune 5000 fastest growing company. Mr. Hackett has previously managed and owned multiple radio stations and was the producer and co-creator of “Baseball Sunday with Joe Garagiola,” “Football Sunday” and “NBA Basketball Sunday”.

Legion Capital Corporation – Director, 2015 – Present

Market Leverage, LLC – marketing company – Chairman – 2012-Present

Heartland Soccer Association – Soccer Association – Director – 2004 – Present.

Mr. Hackett has been a director of the above listed companies during the past 5 years.

Mr. David Null, Chief Financial Officer and Chief Accounting Officer, 2020 – Present.

During the previous 5 years, Mr. Null has been an Associate Director, Finance and Controlling, overseeing financial reporting for 54 subsidiary companies in the European Pharmaceutical industry (Lonza Biologics), CFO of an energy company (Kinetic Energy) and Director of Regulatory Reporting for an insurance company (CapGemini).

Family Relationships

There are no family relationships among any of the directors and executive officers.

Involvement in Certain Legal Proceedings

Our directors and officers have not been convicted in a criminal proceeding, excluding traffic violations or similar misdemeanors, nor have been a party to any judicial or administrative proceeding during the past ten years that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws, except for matters that were dismissed without sanction or settlement. Except as set forth in our discussion below in “Certain Relationships and Related Transactions,” our directors and officers have not been involved in any transactions with us or any of our affiliates or associates which are required to be disclosed pursuant to the rules and regulations of the SEC.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Executive Compensation

Name and Principal Position	Year Ended	Salary ($)	Non- Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Paul Carrazzone	2023	0	0	200,000	200,000
Douglas S. Hackett	2023	0	0	190,100	190,100
David Null, CFO and CAO	2023	120,000	0	0	120,000

The Company pays fees in lieu of salary for services provided by officers of the Company for management and marketing services. The services are provided to the Company by the and billed by the officer. Fees paid to officers during the years ended December 31, 2023, at identified as other compensation on the table above.

Involvement in Certain Legal Proceedings

There have been no events under any bankruptcy act, no criminal proceedings, no judgments, injunctions, orders or decrees material to the evaluation of the ability and integrity of any of our directors, executive officers, promoters or control persons during the past ten years.

Employment Agreements

We have not entered into any written employment agreements with any of our employees, officers and directors.

Director Compensation

For the year ended December 31, 2023, the directors were Douglas Hackett and Paul Carrazzone. No compensation was paid to any director for acting as a director. The Company does not currently have an established policy to provide compensation to members of the Board of Directors for their services in that capacity.

Outstanding Equity Awards at Fiscal Year End

As of December 31, 2023, the Company has 2,503,067 stock options outstanding in favor of BGA Holdings, LLC (managed by Joseph B. Hilton), as follows:

1,503,067 at $1 per share, fully vested, 10-year term (subject to a 5 year lock up)

500,000 at $1.25 per share, not vested, 10-year term (subject to a 5 year lock up)

500,000 at $1.75 per share, not vested, 10-year term (subject to a 5 year lock up).

These options expire if not exercised by December 27, 2027.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITYHOLDERS

PRINCIPAL STOCKHOLDERS

The following table sets forth information as to the shares of common stock beneficially owned as of December 31, 2023 by (i) each person known to us to be the beneficial owner of more than 10% of our common stock and (ii) all of our Directors and Executive Officers as a group. Unless otherwise indicated in the footnotes following the table, the persons as to whom the information is given had sole voting and investment power over the shares of common stock shown as beneficially owned by them. Beneficial ownership is determined in accordance with Rule 13d-3 under the Exchange Act, which generally means that shares of common stock subject to options currently exercisable or exercisable within 60 days of the date hereof are considered to be beneficially owned, including for the purpose of computing the percentage ownership of the person holding such options, but are not considered outstanding when computing the percentage ownership of each other person. The footnotes below indicate the amount of unvested options for each person in the table. None of these unvested options vest within 60 days of the date hereof.

Title of class	Name of beneficial owner	Number of shares	Number of shares with right to acquire	Percent of class outstanding
Common stock	Legion Capital Partners, LLC[1], Paul Carrazzone, 50% Owner	5,000,000	0	30.18%
Common stock	Legion Capital Partners LLC[1], Douglas S. Hackett, 50% Owner	5,000,000	0	30.18%
	Total Officers and Directors as a Group	10,000,000		60.36%

[1]	Legion Capital Partners, LLC (“LCP”) is owned by two officers of the Company:

Douglas Hackett, Director and Co-Founder 301 E. Pine St., Ste. 850, Orlando, Fl. 32801 Mr. Hackett owns 50% of LCP and therefore indirectly owns and controls 5 million shares.

Paul Carrazzone, President and CEO 301 E. Pine St., Ste. 850, Orlando, Fl. 32801 Mr. Carrazzone owns 50% of LCP and therefore indirectly owns and controls 5 million shares.

Interest of Management and Others in Certain Transactions

None.

DESCRIPTION OF CAPITAL

The following summary is a description of the material terms of our capital stock and is not complete. You should also refer to our articles of incorporation, as amended and our bylaws, as amended, and certificate of designations, which are included as exhibits to the offering statement of which this Offering Circular forms a part.

General

Our authorized capital stock consists of 100,000,000 shares of common stock, par value $0 and 30,000 shares of Series A redeemable preferred stock, stated value $1,000 and 30,000 shares of Series A-1 redeemable preferred Stock, stated value $1,000. As of January 07, 2024, there are 16,566,066 shares of our common stock, 21,604 shares of Series A redeemable preferred stock, 1,056 of Series A-1 redeemable preferred stock and no Series A-2 redeemable preferred stock issued and outstanding.

Common Stock: Each shareholder of common stock is entitled to a pro rata share of cash distributions made to shareholders, including dividend payments. The holders of common stock are entitled to one vote for each share of record on all matters to be voted on by the shareholders. There is no cumulative voting with respect to the election of directors or any other matter. Therefore, the holders of more than 50% of the common shares can determine solely the election of directors, or any other matters. The holders of common stock are entitled to receive dividends when and if declared by the Board of Directors from funds legally available, therefore, cash dividends are at the sole discretion of the Board of Directors. In the event of liquidation, dissolution or winding up, the holders of common stock are entitled to pro-rata share in all assets remaining available for distribution to them after payment of the Company’s liabilities and after provision has been made for each class of stock, if any, having any preference in relation to common stock. Holders of shares of common stock have no conversion, preemptive or other subscription rights, and there are no redemption provisions applicable to the common stock.

Preferred Stock: The Company has 21,604 shares of Series A redeemable preferred stock and 1,056 of Series A-1 redeemable preferred stock and no Series A-2 redeemable preferred stock issued and outstanding as of June 30, 2024, through its prior Series A and Series A-1 Regulation A offerings.

Series A Redeemable Preferred Stock. Our board of directors has the authority, without further action by the shareholders, to issue up to 30,000 (Thirty Thousand) Series A Redeemable Preferred stock and to fix the designations, powers, preferences, privileges and relative participating, optional, or special rights as well as the qualifications, limitations, or restrictions of the preferred stock, including dividend rights, conversion rights, voting rights, terms of redemption and liquidation preferences, any or all of which may be greater than the rights of the common stock.

Series A-1 Redeemable Preferred Stock. Our board of directors has the authority, without further action by the shareholders, to issue up to 30,000 (Thirty Thousand) Series A-1 Redeemable Preferred stock and to fix the designations, powers, preferences, privileges and relative participating, optional, or special rights as well as the qualifications, limitations, or restrictions of the preferred stock, including dividend rights, conversion rights, voting rights, terms of redemption and liquidation preferences, any or all of which may be greater than the rights of the common stock. Redeemable Preferred Stock ranks senior to the common stock of the Company. The Redeemable Preferred Stock ranks structurally junior to the Corporate Bonds offered within this offering circular and any other senior indebtedness that the Company may issue from time to time. The Redeemable Preferred Stock will rank pari passu with any other Preferred Stock issued by the Company from time to time.

Our board of directors, without shareholder approval, will be able to issue convertible preferred stock with voting, conversion, or other rights that could adversely affect the voting power and other rights of the holders of common stock. Preferred stock could be issued quickly with terms calculated to delay or prevent a change of control or make removal of management more difficult. Additionally, the issuance of preferred stock may have the effect of decreasing the market price of our common stock and may adversely affect the voting and other rights of the holders of common stock.

Series A-2 Redeemable Preferred Stock. Our board of directors has the authority, without further action by the shareholders, to issue up to 30,000 (Thirty Thousand) Series A-2 Redeemable Preferred stock and to fix the designations, powers, preferences, privileges and relative participating, optional, or special rights as well as the qualifications, limitations, or restrictions of the preferred stock, including dividend rights, conversion rights, voting rights, terms of redemption and liquidation preferences, any or all of which may be greater than the rights of the common stock.

Options

As of June 30, 2024, the Company has 2,503,067 million stock options outstanding in favor of BGA Holdings, LLC (managed by Joseph B. Hilton), as follows:

1,503,067 million at $1 per share, fully vested, 10-year term (subject to a 5 year lock up) 500,000 at $1.25 per share, not vested, 10-year term (subject to a 5 year lock up) 500,000 at $1.75 per share, not vested, 10-year term (subject to a 5 year lock up). These options expire if not exercised by December 27, 2027.

Listing and Transfer Agent

The transfer agent for our Redeemable Preferred Stock is Securities Transfer Corporation. The transfer agent for the Company’s common stock is ClearTrust, LLC.

Limitations on Liability and Indemnification of Officers and Directors

Florida law authorizes corporations to limit or eliminate (with a few exceptions) the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties as directors. Our articles of incorporation and bylaws include provisions that eliminate, to the extent allowable under Florida law, the personal liability of directors or officers for monetary damages for actions taken as a director or officer, as the case may be. Our articles of incorporation and bylaws also provide that we must indemnify and advance reasonable expenses to our directors and officers to the fullest extent permitted by Florida law.  We are also expressly authorized to carry directors’ and officers’ insurance for our directors, officers, employees, and agents for some liabilities.  We currently maintain directors’ and officers’ insurance covering certain liabilities that may be incurred by directors and officers in the performance of their duties.

The limitation of liability and indemnification provisions in our articles of incorporation and bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty.  These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders.  In addition, your investment may be adversely affected to the extent that, in a class action or direct suit, we pay the costs of settlement and damage awards against directors and officers pursuant to the indemnification provisions in our articles of incorporation and bylaws.

There is currently no pending litigation or proceeding involving any of directors, officers or employees for which indemnification is sought.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a discussion of certain material U.S. federal income tax consequences of the acquisition, ownership and disposition of shares of our common stock. This discussion is limited to certain U.S. federal income tax considerations to beneficial owners of our common stock who are initial purchasers of such common stock pursuant to this offering and hold the common stock as a capital asset within the meaning of Section 1221 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”). This discussion assumes that any distributions made by us on our common stock and any consideration received by a holder in consideration for the sale or other disposition of our common stock will be in U.S. dollars.

This summary is based upon U.S. federal income tax laws as of the date of this offering, which is subject to change or differing interpretations, possibly with retroactive effect. This discussion is a summary only and does not describe all of the tax consequences that may be relevant to you in light of your particular circumstances, including but not limited to the alternative minimum tax, the Medicare tax on certain net investment income and the different consequences that may apply if you are subject to special rules that apply to certain types of investors, including but not limited to:

●	financial institutions or financial services entities;

●	broker-dealers;

●	governments or agencies or instrumentalities thereof;

●	regulated investment companies;

●	real estate investment trusts;

●	expatriates or former long-term residents of the United States;

●	persons that actually or constructively own five percent or more (by vote or value) of our shares;

●	persons that acquired our common stock pursuant to an exercise of employee share options, in connection with employee share incentive plans or otherwise as compensation;

●	insurance companies;

●	dealers or traders subject to a mark-to-market method of accounting with respect to our common stock;

●	persons holding our common stock as part of a “straddle,” constructive sale, hedge, conversion or other integrated or similar transaction;

●	U.S. holders (as defined below) whose functional currency is not the U.S. dollar;

●	partnerships (or entities or arrangements classified as partnerships or other pass-through entities for U.S. federal income tax purposes) and any beneficial owners of such partnerships;

●	tax-exempt entities;

●	controlled foreign corporations; and

●	passive foreign investment companies.

If a partnership (including an entity or arrangement treated as a partnership or other pass-thru entity for U.S. federal income tax purposes) holds our common stock, the tax treatment of a partner, member or other beneficial owner in such partnership will generally depend upon the status of the partner, member or other beneficial owner, the activities of the partnership and certain determinations made at the partner, member or other beneficial owner level. If you are a partner, member or other beneficial owner of a partnership holding our common stock, you are urged to consult your tax advisor regarding the tax consequences of the acquisition, ownership and disposition of our common stock.

This discussion is based on the Code and administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations as of the date hereof, which are subject to change, possibly on a retroactive basis and changes to any of which subsequent to the date of this prospectus may affect the tax consequences described herein. This discussion does not address any aspect of state, local or non-U.S. taxation, or any U.S. federal taxes other than income taxes (such as gift and estate taxes).

We have not sought, and do not expect to seek, a ruling from the U.S. Internal Revenue Service (the “IRS”) as to any U.S. federal income tax consequence described herein. The IRS may disagree with the discussion herein and its determination may be upheld by a court. Moreover, there can be no assurance that future legislation, regulations, administrative rulings or court decisions will not adversely affect the accuracy of the statements in this discussion. You are urged to consult your tax advisor with respect to the application of U.S. federal tax laws to your particular situation, as well as any tax consequences arising under the laws of any state, local or foreign jurisdiction.

THIS DISCUSSION IS ONLY A SUMMARY OF CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS ASSOCIATED WITH THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK. EACH PROSPECTIVE INVESTOR IN OUR COMMON STOCK IS URGED TO CONSULT ITS OWN TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES TO SUCH INVESTOR OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK, INCLUDING THE APPLICABILITY AND EFFECT OF ANY U.S. FEDERAL NON-INCOME, STATE, LOCAL and NON-U.S. TAX LAWS.

U.S. Holders

This section applies to you if you are a “U.S. holder.” A U.S. holder is a beneficial owner of our common stock who or that is, for U.S. federal income tax purposes:

●	an individual who is a citizen or resident of the United States;

●	a corporation (or other entity taxable as a corporation) organized in or under the laws of the United States, any state thereof or the District of Columbia;

●	an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

●	a trust, if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons (as defined in the Code) have authority to control all substantial decisions of the trust or (ii) it has a valid election in effect under Treasury Regulations to be treated as a United States person.

Taxation of Distributions. If we pay distributions in cash or other property (other than certain distributions of our stock or rights to acquire our stock) to U.S. holders of shares of our common stock, such distributions generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. holder’s adjusted tax basis in our common stock. Any remaining excess will be treated as gain realized on the sale or other disposition of the common stock and will be treated as described under “U.S. Holders — Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock” below.

Dividends we pay to a U.S. holder that is a taxable corporation generally will qualify for the dividends received deduction if the requisite holding period is satisfied. With certain exceptions (including, but not limited to, dividends treated as investment income for purposes of investment interest deduction limitations), and provided certain holding period requirements are met, dividends we pay to a non-corporate U.S. holder may constitute “qualified dividend income” that will be subject to tax at the maximum tax rate accorded to long-term capital gains. If the holding period requirements are not satisfied, then a corporation may not be able to qualify for the dividends received deduction and would have taxable income equal to the entire dividend amount and non-corporate U.S. holders may be subject to tax on such dividend at regular ordinary income tax rates instead of the preferential rate that applies to qualified dividend income.

Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock.    Upon a sale or other taxable disposition of our common stock, a U.S. holder generally will recognize capital gain or loss in an amount equal to the difference between the amount realized and the U.S. holder’s adjusted tax basis in the common stock. Any such capital gain or loss generally will be long-term capital gain or loss if the U.S. holder’s holding period for the common stock so disposed of exceeds one year. Long-term capital gains recognized by non-corporate U.S. holders may be eligible to be taxed at reduced rates. The deductibility of capital losses is subject to limitations.

Generally, the amount of gain or loss recognized by a U.S. holder is an amount equal to the difference between (i) the sum of the amount of cash and the fair market value of any property received in such disposition and (ii) the U.S. holder’s adjusted tax basis in its common stock so disposed of. A U.S. holder’s adjusted tax basis in its common stock generally will equal the U.S. holder’s acquisition cost less any prior distributions treated as a return of capital.

Information Reporting and Backup Withholding. In general, information reporting requirements may apply to dividends paid to a U.S. holder and to the proceeds of the sale or other disposition of our common stock, unless the U.S. holder is an exempt recipient. Backup withholding may apply to such payments if the U.S. holder fails to provide a taxpayer identification number, a certification of exempt status or has been notified by the IRS that it is subject to backup withholding (and such notification has not been withdrawn).

Prospective investors should consult their tax advisors regarding the potential application of withholding under FATCA to their investment in our common stock.

EXPERTS

The consolidated financial statements of Legion Capital Corporation appearing elsewhere in this Offering Circular as of December 31, 2023 and 2022 have been included herein in reliance upon the report of Accell CPA & Associates, P.A. independent certified public accounting firm and Accell Audit and Compliance, P.A. independent certified public accounting firm, appearing elsewhere herein, and upon the authority of that firm as experts in accounting and auditing.

ADDITIONAL INFORMATION

We have filed with the SEC a Regulation A Offering Statement on Form 1-A under the Securities Act of 1993, as amended, with respect to the Bonds and Shares offered hereby. This Offering Circular, which constitutes a part of the Offering Statement, does not contain all of the information set forth in the Offering Statement or the exhibits and schedules filed therewith. For further information about us and the Bonds and Shares offered hereby, we refer you to the Offering Statement and the exhibits and schedules filed therewith. Statements contained in this Offering Circular regarding the contents of any contract or other document that is filed as an exhibit to the Offering Statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the Offering Statement. Upon the completion of this Offering, we will be required to file periodic reports, proxy statements, and other information with the SEC pursuant to the Securities Exchange Act of 1934. The SEC maintains an Internet website that contains reports, proxy statements and other information about issuers, including us, that file electronically with the SEC. The address of this site is www.sec.gov.

LEGION CAPITAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED FINANCIAL STATEMENTS

Legion Capital Corporation and Subsidiaries

Condensed Consolidated Balance Sheets

(unaudited)

	June 30, 2024	December 31, 2023
Assets
Current assets:
Cash	$1,038,428	$3,139,963
Other receivables	1,505,467	2,904,390
Business loans receivable, net	46,599,645	42,902,492
Prepaid expenses and other current assets	126,026	60,654
Interest receivable	2,655,363	3,807,988
Total current assets	51,924,929	52,815,487

Property and equipment, net	51,938	74,863
Investments	137,679	137,679
Business loans receivable, less current maturities	8,931,716	8,824,014

Total assets	$61,046,262	$61,852,043

Liabilities and Shareholders’ Equity
Current liabilities
Accounts payable and accrued expense	$274,850	$415,215
Accrued interest payable	615,637	638,515
Current portion notes payable	24,709,067	25,998,128
Total current liabilities	25,599,554	27,051,858

Notes payable, less current portion	17,801,454	16,682,564
Long term operating lease obligations	-	-
Total liabilities	43,401,008	43,734,422

Shareholders’ equity
Preferred stock, $0 par value; $1,000 stated value, 30,000 shares authorized; 22,729 and 22,674 shares issued and outstanding on June 30, 2024, and December 31, 2023, respectively	22,729,169	22,673,709
Common stock, no par value, 100,000,000 shares authorized, and 16,566,066 shares issued and outstanding at June 30, 2024 and December 31, 2023.	8,591,334	8,591,334
Accumulated Deficit	(13,675,249)	(13,147,422)
Total shareholders’ equity	17,645,254	18,117,621

Total liabilities and shareholders’ equity	$61,046,262	$61,852,043

See accompanying notes to the unaudited consolidated financial statements

Legion Capital Corporation and Subsidiaries

Condensed Consolidated Statements of Operations

(unaudited)

	For the Six Months Ended
	June 30, 2024	June 30, 2023
Revenue
Interest income	$3,302,205	$3,577,268
Project advisory fees	-	50,000
Other	27,797	260,912
	3,330,002	3,888,180

Expenses:
Selling expenses	118,252	192,861
General and administrative expense	784,842	902,291
	903,094	1,095,152

Operating income (loss)	2,426,908	2,793,028

Other income (expense)
Interest expense	(2,102,335)	(2,108,509)

Net profit (loss) from continuing operations	324,573	684,519

Income from discontinued operations	-	-

Less: Dividends on preferred stock	(852,400)	(799,128)
Net profit (loss) - common shareholders	$(527,827)	$(114,609)

Net profit (loss) per common share – continuing operations, basic and diluted	(0.03)	(0.01)

Net profit (loss) per common share - basic and diluted	$(0.03)	$(0.01)

Weighted average shares outstanding - basic	16,566,066	16,756,066
Weighted average shares outstanding - diluted	18,069,733	18,069,733

See accompanying notes to the unaudited consolidated financial statements

Legion Capital Corporation and Subsidiaries

Condensed Consolidated Statement of Changes in Shareholders’ Equity

(unaudited)

	$1,000 par value Preferred Stock		No par value Common Stock
	Shares	Amount	Shares	Amount	Deficit	Total
December 31, 2023	22,674	$22,673,709	16,566,066	$8,591,334	$(13,147,422)	$18,117,621
Shares repurchased for cash	-	-	-	-	-	-
Shares issued for cash
Common Stock	-	-	-	-	-	-
Preferred Stock	205	205,460	-	-	-	205,460
Preferred redeemed for cash	(150)	(150,000)	-	-	-	(150,000)
Distribution to preferred stockholders	-	-	-	-	(852,400)	(852,400)
Net Income	-	-	-	-	324,573	324,573
June 30, 2024	22,729	$22,729,169	16,566,066	$8,591,334	$(13,675,249)	$17,645,254

 See accompanying notes to the unaudited consolidated financial statements

Legion Capital Corporation and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(unaudited)

	Six months ended June 30,
	2024	2023
Operating activities:
Net income (loss)	$324,573	$684,519
Adjustments to reconcile net income to net cash from operating activities:
Depreciation and amortization	22,926	22,926
Amortization of debt discount	8,452	25,002
Amortization of bond issue costs and deferred offering costs	647,337	441,641
Change in operating assets and liabilities:
Other receivables	2,551,548	242,578
Prepaid expenses and other current assets	(65,372)	154,734
Accounts payable and accrued expenses	(163,243)	(22,314)

Net cash from operating activities	3,326,221	1,513,085

Investing activities:
Issuance of business loans	(6,537,723)	(8,611,709)
Repayments of business loans	3,128,230	1,468,493
Net cash from investing activities	(3,409,493)	(7,143,216)

Financing activities:
Proceeds from notes payable	3,767,689	4,316,134
Payments on notes payable	(4,785,671)	(4,976,711)
Proceeds issuance of preferred stock	205,460	946,509
Repurchase of preferred stock of subsidiary	-	(327,442)
Redemption of preferred stock	(150,000)	(80,000)
Dividends paid on preferred stock	(852,400)	(799,128)
Bond issue costs	(203,340)	(284,484)
Net cash from financing activities	(2,018,262)	(1,205,122)

Net increase (decrease) in cash	(2,101,534)	(6,834,252)
Cash-beginning January 1,2023 and January 1, 2022	3,139,962	8,322,114
Cash-ending	$1,038,428	$1,486,861

Supplemental data:
Interest paid cash	$1,494,254	$1,447,755

See accompanying notes to the unaudited consolidated financial statements

LEGION CAPITAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2023, and 2022

INDEPENDENT AUDITOR’S REPORT

To the Board of Directors and Shareholders’
Legion Capital Corporation and Subsidiaries

Opinion

We have audited the accompanying consolidated financial statements of Legion Capital Corporation and Subsidiaries (the “Company”)(a Florida Corporation) which comprise the consolidated balance sheet as of December 31, 2023, and the related consolidated statements of operations, changes in shareholders’ equity and cash flows for the year then ended, and the related notes to the financial statements (collectively referred to as the financial statements).

In our opinion, the 2023 financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2023, and the results of its operations and its cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of Legion Capital Corporation and Subsidiaries and to meet our other ethical responsibilities in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Prior Period Financial Statements

The financial statements of the Company as of December 31, 2022, were audited by other auditors whose report dated May 15, 2023, expressed an unmodified opinion on those statements.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the financial statements are available to be issued.

Auditor’s Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with generally accepted auditing standards will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

8270 Woodland Center Boulevard - #3425 ● Tampa, Florida 33614 ● 813.495.4755

In performing an audit in accordance with generally accepted auditing standards, we:

●	Exercise professional judgment and maintain professional skepticism throughout the audit.

●	Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.

●	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.

●	Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.

●	Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control related matters that we identified during the audit.

We have served as the Company’s auditor since 2023.

Tampa, Florida

June 10, 2024

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders’
Legion Capital Corporation and Subsidiaries

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Legion Capital Corporation and Subsidiaries (the “Company”) as of December 31, 2022 and 2021, and the related consolidated statements of operations, changes in shareholders’ equity and cash flows for the years then ended, and the related notes and schedules (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2022 and 2021, and the results of its operations and its cash flows for each of the years in the two year period ended December 31, 2022, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

We have served as the Company’s auditor since 2022.

Tampa, Florida

May 15, 2023

3001 N. Rocky Point Dr. East, Suite 200 ● Tampa, Florida 33607 ● 813.367.3527

Legion Capital Corporation and Subsidiaries

Consolidated Balance Sheet

	December 31,	December 31,
	2023	2022
Assets

Current assets:
Cash and cash equivalents	$3,139,963	$8,322,114
Other receivables	2,904,390	1,821,307
Current portion of business loans receivable, net	42,902,492	38,478,349
Prepaid expenses and other current assets	60,654	180,445
Interest receivable	3,807,988	1,813,646
Current portion of business loans receivable, net, discontinued operations	-	8,588,794
Interest receivable, discontinued operations	-	851,842

Total current assets	52,815,487	60,056,497

Property and equipment, net	74,863	120,716
Operating lease right of use	-	73,012
Investments	137,679	137,679
Business loans receivable, less current maturities net	8,824,014	-

Total assets	$61,852,043	$60,387,904

Liabilities and Shareholders’ Equity

Current liabilities:
Accounts payable and accrued expense	$415,215	$378,381
Accrued interest payable	638,515	513,620
Current portion of notes payable	25,998,128	12,494,811
Operating lease obligations due within 1 year	-	46,894
Current liabilities of discontinued operations	-	36,525

Total current liabilities	27,051,858	13,470,231

Notes payable, less current portion, net	16,682,564	28,298,182
Long term operating lease obligations	-	26,118

Total liabilities	43,734,422	41,794,531

Commitments and contingencies (Note 13)

Shareholders’ equity
Preferred stock, $0 par value; $1,000 stated value, 30,000 shares authorized; 26,674 and 21,104 shares issued and outstanding on December 31, 2023, and 2022, respectively	22,673,709	21,004,200
Common stock, no par value, 100,000,000 shares authorized; 16,566,066 shares issued and outstanding on both December 31, 2023, and 2022.	8,591,334	8,591,334
Accumulated deficit	(13,147,422)	(15,265,496)
Legion Capital Corporation equity	18,117,621	14,330,038

Non-controlling interest - preferred stock, discontinued operations	-	4,263,335

Total shareholders’ equity	18,117,621	18,593,373

Total liabilities and shareholders’ equity	$61,852,043	$60,387,904

See accompanying notes to consolidated financial statements

Legion Capital Corporation and Subsidiaries

Consolidated Statements of Operations

	For the year ended December 31,
	2023	2022
Revenue:
Interest income	$8,551,547	$5,665,231
Project advisory fees	21,814	450,000
Other	328,166	196,212

	8,901,527	6,311,443

Expenses:
Selling expenses	355,709	225,665
Bad debt expense	976,207	-
General and administrative expenses	1,997,427	1,990,362
	3,329,343	2,216,027

Operating income	5,572,184	4,095,416

Other income (expense):
Interest expense	(4,279,498)	(3,587,685)
Gain on sale of land	-	577,699
Net income from continuing operations	1,292,686	1,085,430

Discontinued operations:
Operating income	-	(5,451)
Gain on discontinued operations	2,413,840	-

Income from discontinued operations	2,413,840	(5,451)

Less:
Corporate income tax	(13,875)	(1,685)

Net Income	$3,692,651	$1,078,294

Preferred stock dividends	$1,574,577	$1,344,870

Net income (loss) attributable to common share	$2,118,074	$(266,576)

Net income (loss) per common share - continuing operations basic	$(0.02)	$(0.02)

Net income (loss) per common share – continuing operations diluted	$(0.02)	$(0.01)

Net income (loss) per common share – discontinued operations basic	$0.15	$-

Net income (loss) per common share – discontinued operations diluted	$0.13	$-

Net income (loss) per common share – total operations basic	$0.13	$(0.02)

Net income (loss) per common share – total operations diluted	$0.12	$(0.01)

Weighted average shares outstanding - basic	16,566,066	16,566,066

Weighted average shares outstanding - diluted	18,069,733	18,069,733

See accompanying notes to consolidated financial statements

Legion Capital Corporation and Subsidiaries

Consolidated Statement of Changes in Shareholders’ Equity

	No par value Preferred Stock		No par value Common Stock		Accumulated	Non- controlling interest- preferred stock issued by
	Shares	Amount	Shares	Amount	Deficit	subsidiary
December 31, 2021	11,658	$11,657,775	16,716,066	$8,691,334	$(14,998,920)	$5,050,665	$10,400,854
Shares repurchased for cash	-	-	(150,000)	(100,000)	-	-	(100,000)
Preferred Stock	9,875	9,875,425	-	-	-	-	9,875,425
Preferred Stock redeemed for cash	(529)	(529,000)	-	-	-	-	(529,000)
Preferred Stock Dividends	-	-	-	-	(1,344,870)	-	(1,344,870)
Preferred membership units of subsidiary redeemed for cash	-	-	-	-	-	(787,330)	(787,330)
Net Income	-	-	-	-	1,078,294	-	1,078,294
December 31, 2022	21,004	$21,004,200	16,566,066	$8,591,334	$(15,265,496)	$4,263,335	$18,593,373
Preferred Stock	1,860	1,859,509	-	-	-	-	1,859,509
Preferred Stock redeemed for cash	(190)	(190,000)	-	-	-	-	(190,000)
Preferred Stock Dividends	-	-	-	-	(1,574,577)	-	(1,574,577)
Preferred membership units of subsidiary redeemed for cash	-	-	-	-	-	(721,936)	(721,936)
Preferred membership units of subsidiary released	-	-	-	-	-	(3,541,399)	(3,541,399)
Net Income	-	-	-	-	3,692,651	-	3,692,651
December 31, 2023	22,674	$22,673,709	16,566,066	$8,591,334	$(13,147,422)	$-	$18,117,621

See accompanying notes to consolidated financial statements

Legion Capital Corporation and Subsidiaries

Consolidated Statements of Cash Flows

	For the Year ended December 31,
	2023	2022
Operating activities:
Net income	$3,692,651	$1,078,294
Adjustments to reconcile net income to net cash from operating activities:
Depreciation	45,852	14,832
Amortization of bond issue costs and deferred offering costs	1,318,552	1,445,984
Amortization of debt discount	205,965	4,167
Bad debt expense	976,207	-
Gain on discontinued operations	(2,413,840)	-
Gain on sale of land	-	(577,699)
Change in operating assets and liabilities:
Other receivables	(1,083,083)	(853,255)
Prepaid expenses and other current assets	119,791	(48,469)
Interest receivable	(1,994,343)	(499,242)
Accounts payable and accrued expense	36,834	(149,479)
Accrued interest payable	124,895	30,052
Discontinued operations	815,318	144,299
Net cash from operating activities	1,844,799	589,484

Investing activities:
Issuance of business loans	(10,309,447)	(26,820,984)
Repayments of business loans	2,334,046	5,874,992
Proceeds from sale of loan	1,500,000	-
Purchase of property and equipment	-	(65,000)
Discontinued operations	(507,149)	(1,515,701)
Net cash from investing activities	(6,982,550)	(22,526,693)

Financing activities:
Proceeds from notes payable	11,708,973	21,813,267
Payments on notes payable	(10,475,233)	(13,683,548)
Bond issue costs	(651,136)	(1,882,843)
Proceeds issuance of preferred stock	1,859,509	9,875,425
Repurchase of common stock	-	(100,000)
Redemption of preferred stock	(190,000)	(529,000)
Dividends paid on preferred stock	(1,574,577)	(1,344,870)
Discontinued operations	(721,936)	(787,330)
Net cash from financing activities	(44,400)	13,361,101

Net decrease in cash	(5,182,151)	(8,576,108)

Cash and cash equivalents-beginning	8,322,114	16,898,222

Cash and cash equivalents-ending	$3,139,963	$8,322,114

See accompanying notes to consolidated financial statements

Legion Capital Corporation and Subsidiaries

Notes to Consolidated Financial Statements

NOTE 1: BUSINESS

Legion Capital Corporation was originally incorporated as GreenSky Corporation on August 7, 2015, in Delaware, and merged with Legion Capital Corporation, a Florida Corporation, on January 15, 2016. The Company is an operating company with subsidiaries in the areas of commercial lending, real estate and related services, management, and marketing, closing and title services.

Below is a list of the Company’s operating subsidiaries and activities:

●	Legion Finance, LLC, and Legion Finance II, LLC are subsidiaries that raise funds through bond and preferred stock offerings to fund the Company’s growth. Bond and preferred stock offerings are being conducted pursuant to rules mandated by the Securities and Exchange Commission (SEC) under the Jumpstart of Business Startups Act of 2012, commonly referred to as “Regulation A”.

●	Legion Title, LLC. Legion Title, LLC is a title agency that provides title insurance and closing services for Legion transactions.

●	Legion Funding, LLC. The Company formed Legion Funding, LLC for the purpose of making loans to certain real estate developments.

●	Legion Select Holdings, LLC, was renamed to Legion Select, LLC in 2020. The Company formed Legion Select, LLC for the purpose of investing in commercial loans. Legion Select, LLC was divested in December 2023.

●	Legion 730 Harris Street, LLC. The Company formed Legion 730 Harris Street, LLC to invest in specific real estate projects.

●	Legion Commercial Finance, LLC. The Company formed Legion Commercial Finance, LLC for the purpose of making loans to certain real estate development projects.

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The accompanying consolidated financial statements of Legion Capital Corporation and its wholly owned subsidiaries (collectively the “Company”) have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and the rules of the Securities and Exchange Commission (“SEC”). In the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of consolidated financial position presented have been reflected herein.

Principles of Consolidation

For the year ended December 31, 2023, Legion Capital Corporation and its subsidiaries Legion Finance, LLC, Legion Finance II, Legion Funding, LLC, Legion Title, LLC, Legion Select Holdings, LLC (renamed Legion Select, LLC in 2020) divested in 2023, Legion Commercial Finance, LLC, and 730 Harris Street, LLC, have been consolidated for financial statement purposes. All significant intercompany transactions and balances have been eliminated in consolidation.

Reporting Segment

Legion Capital Corporation is a holding company operating in one reportable segment: lending and related services within multiple industries. Every other aspect of the Company’s business is part of that core business.

Cash and Cash Equivalents

For the purposes of the consolidated statements of cash flows, the Company considers all highly liquid investments purchased with a maturity of three (3) months or less to be cash equivalents.

Cash accounts are insured at the Federal Deposit Insurance Corporation limits of $250,000 per bank. At times throughout the year, such bank balances may have exceeded the federally insured limit. As of December 31, 2023, approximately $2,854,247 of cash was not covered by insurance.

Legion Capital Corporation and Subsidiaries

Notes to Consolidated Financial Statements

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Use of Estimates

The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

Business Loans Receivable

In accordance with the guidance of Accounting Standards Codification (ASC) Topic 942, Financial Services - Depository and Lending, the Company reports loans and trade receivables not held for sale on the date of the consolidated financial statements at their outstanding principal balances, reduced by deferred origination and facilities fees and an allowance for loan losses. The allowance for loan losses was $986,481 and $375,751 as of December 31, 2023, and 2022, respectively.

The Company identifies loan receivables as current and non-current assets based upon the term remaining of any given loan. Loan receivables that mature within a 12-month period of the financial statement date are considered current asset while loan receivables maturing beyond the 12-month period are classified as non-current assets for financial statement presentation. Maturity schedules reflect the renewal of loans on a rolling basis as the terms of the loans change and new maturity dates are affirmed.

The primary credit quality indicators are paired to changes in overall market/industry valuations as well as changes in more specific pledged collateral valuations to evaluate a performing and non-performing business loans receivable on an individual basis. Most portfolio loans are established with significant amounts of prepaid interest and are 1-2 years in duration. Business loans receivable are considered as non-accrual or past due status on an individual basis. When an asset or investment becomes distressed due to changes in industry valuation, business valuations and ability to generate cash flow or repay debt, each distressed or non-performing asset is evaluated on an individual case by case basis for restructuring and/or liquidation, and at that time an estimated allowance is recorded.

The Company reviews each loan and updates its market analysis, appraisals, and other valuation information and at the end of each accounting period the Company conducts a full review of all loans and their respective valuations internally.

The Company’s policy on nonaccrual loans is as follows: (a) determine whether the principal balance of the loan will not be collectible; (b) if deemed the principal to be collectible (secured by collateral and/or guarantees), then the payment is first applied to late fees and other charges; (c) any amounts in excess of late fees and other charges are then applied to any interest that would be due and any remaining amount is applied to principal; (d) if the loan is deemed to not be collectible, then the payment is applied to principal.

Prior to entering into an agreement to modify any of the Company’s loans, the Company conducts a review and analysis of the current status of the loan and underlying collateral to determine whether such loan should be considered a troubled asset prior to modification. As we are primarily an asset-based lender, the main factor we analyze is the current value of the underlying collateral and whether we still consider the loan to be collectable, in accordance with its terms presently and as modified. As a lender, we consider a modification to be a troubled debt restructuring if a material portion of the original principal of the loan is forgiven.

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation and amortization. Depreciation is recorded using the straight-line method over the estimated useful lives of the related assets, which range from three to seven years. Leasehold improvements are amortized over the shorter of the expected useful lives of the related assets or the lease term.

Investments

The Company acquired two properties in exchange for forgiveness of the outstanding loan balance related to each such property. The properties acquired were measured and recorded at their fair value at the time of acquisition. Management reviewed comparable sales and other market data and factors to determine that the real estate was recorded at its fair value on the date of the acquisition.

Long-Lived Assets

The Company reviews long-lived assets (primarily comprised of property, equipment and leasehold improvements, and assets held for sale) for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The recoverability of an asset to be held and used is measured by a comparison of the carrying amount of the asset to future net undiscounted cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying value of the asset exceeds the fair value of the asset. As of December 31, 2023, and 2022, the Company did not recognize any impairment on its long-lived assets.

Legion Capital Corporation and Subsidiaries

Notes to Consolidated Financial Statements

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Revenue Recognition

The Company derives its revenue primarily from secured lending to real estate developers and builders, business owners and entrepreneurs in select industries. The main sources of revenue are facility fees, due diligence fees, interest income, origination fees and advisory fees.

The Company recognizes revenue from the loan business in accordance with ASC 310-20 Receivables-Nonrefundable Fees and Other Costs. The Company includes facility fees, origination fees and due diligence fees as part of interest income and those fees are recognized and amortized over the life of the loan.

Interest income revenue including facility fees, origination fees and due diligences fees are outside the scope of ASC 606. The contracts are valued at a fixed price at inception and do not include any variable consideration or financing components in the normal course of business. In applying judgment, the Company considers customer expectations of performance materiality and the core principles of ASC Topic 606, Revenue from Contracts with Customers.

The Company recognizes revenue from advisory fees under ASC 606 Revenue from Contracts with Customers - Topic 606. The Company recognizes advisory fee revenue at a point in time. The Company generally invoices customers for advisory fees at such times as the right to consideration becomes unconditional and the Company has no remaining performance obligations associated therewith.

Fair Value of Financial Instruments

ASC 825, Disclosure about Fair Value of Financial Instruments, requires disclosure of the fair value of financial instruments when it is practical to estimate. Management believes the carrying values of cash and cash equivalents, accounts receivable, business loans receivable, investments, assets held for sale, accounts payable, accrued expenses and notes payable are reasonable estimates of their fair value because of their short-term nature and interest rates.

Leases

The Company accounts for leases based on ASU 2016-02, “Leases” (Topic 842). Based on this standard, the Company determines if an agreement is a lease at inception. Operating leases are included in operating lease – right of use, current portion of operating lease liability, and operating lease liability, less current portion in the Company’s consolidated balance sheets.

As permitted under ASU 2016-02, the Company has made an accounting policy election not to apply the recognition provisions of ASU 2016-02 to short term leases (leases with a lease term 12 months or less that do not include an option to purchase the underlying asset that the lessee is reasonably certain to exercise); instead, the Company will recognize the lease payments for short term leases on a straight-line basis over the lease term.

Equity-Based Compensation

The Company accounts for equity instruments issued to employees in accordance with the provisions of ASC 718, Stock Compensation. The computation of the expense associated with stock-based compensation requires the use of a valuation model. The FASB issued accounting guidance requires significant judgment and the use of estimates, particularly surrounding Black-Scholes assumptions such as stock price volatility, expected option lives, and expected option forfeiture rates, to value equity-based compensation. The Company currently uses a Black-Scholes option pricing model to calculate the fair value of the stock options. The Company primarily uses historical data to determine the assumptions to be used in the Black-Scholes model and has no reason to believe that future data is likely to differ materially from historical data. However, changes in the assumptions to reflect future stock price volatility and future stock award exercise experience could result in a change in the assumptions used to value awards in the future. This accounting guidance requires the recognition of the fair value of stock compensation in net income. Although every effort is made to ensure the accuracy of the Company’s estimates and assumptions, significant unanticipated changes in those estimates, interpretations and assumptions may result in recording stock compensation expense that may materially impact the financial statements for each respective reporting period.

Legion Capital Corporation and Subsidiaries

Notes to Consolidated Financial Statements

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Income Taxes

The Company accounts for income taxes under the provisions of ASC 740, Accounting for Income Taxes, which requires a company to first determine whether it is more likely than not (which is defined as a likelihood of more than fifty percent) that a tax position will be sustained based on its technical merits as of the reporting date, assuming that taxing authorities will examine the position and have full knowledge of all relevant information. A tax position that meets this more likely than not threshold is then measured and recognized at the largest amount of benefit that is greater than fifty percent likely to be realized upon effective settlement with a taxing authority.

Deferred income taxes are recognized for the tax consequences related to temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and the amounts used for tax purposes at each year end, based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Deferred income taxes are also recognized for carry-forward losses which can be utilized to offset future taxable income. A valuation allowance is recognized when, based on the weight of all available evidence, it is considered more likely than not that all, or some portion, of the net deferred tax assets will not be realized. The Company evaluates its valuation allowance requirements based on projected future operations. When circumstances change and cause a change in management’s judgment about the recoverability of deferred tax assets, the impact of the change on the valuation is reflected in current income. Income tax expense is comprised of the sum of current income tax plus the change in deferred tax assets and liabilities.

Discontinued Operations

ASC 205-20-50-5B requires the Company to present in the statement of cash flows or disclose in a footnote total operating and investing cash flows for discontinued operations, or depreciation, amortization, capital expenditures, and significant noncash operating and investing activities related to the discontinued operations. Additionally, the Company presents separately the income and expense of the discontinued operation on the Consolidated Statement of Operations and identifies the change in equity as a component of the Consolidated Statement of Changes in Shareholders’ Equity.

Earnings Per Share

Basic earnings (loss) per common share is computed based on the weighted average number of shares of all classes of common stock outstanding during the period. Diluted earnings per common share is computed based on the weighted average number of common shares outstanding during the period increased by the dilutive common stock equivalents. Dilutive common stock equivalents are defined as the number of common stock shares that can potentially be purchased by exercising vested common stock options; the option to buy the stock at a pre-defined purchase price. When the Company has a net loss, dilutive common stock equivalents are not included as they would be anti-dilutive. Additionally, any profit distribution associated with preferred shares are recognized as a separate line item identifying the amount of distribution on a per share basis to preferred shareholders of record at the time of declaration.

Bond – issuance costs

Debt issuance costs are presented as a contra-liability within Notes payable, less current portion on the consolidated balance sheets. Debt issuance costs are amortized using the straight-line method over the term on the notes (ranging from 1 to 5 years) and are included as interest expense in the accompanying consolidated statement of operations.

Reclassifications

The Company has reclassified certain prior period amounts in the consolidated financial statements to conform to the current period presentation.

Legion Capital Corporation and Subsidiaries

Notes to Consolidated Financial Statements

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Recently Issued Accounting Pronouncements

On January 1, 2023, the Company adopted ASU 2016-13 Financial Instruments – Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments (ASC 326). This standard replaced the incurred loss methodology with an expected loss methodology that is referred to as the current expected credit loss (“CECL”) methodology. CECL requires an estimate of credit losses for the remaining estimated life of the financial asset using historical experience, current conditions, and reasonable and supportable forecasts and generally applies to financial assets measured at amortized cost, including loan receivables and held-to-maturity debt securities, and some off-balance sheet credit exposures such as unfunded commitments to extend credit. Financial assets measured at amortized cost will be presented at the net amount expected to be collected by using an allowance for credit losses.

In addition, CECL made changes to the accounting for available for sale debt securities. One such change is to require credit losses to be presented as an allowance rather than as a write-down on available for sale debt securities if management does not intend to sell and does not believe that it is more likely than not, they will be required to sell. The Company adopted ASC 326 and all related subsequent amendments thereto effective January 1, 2023, using the modified retrospective approach for all financial assets measured at amortized cost and off-balance sheet credit exposures. No transition adjustment is necessary; results for reporting periods beginning after January 1, 2023, are presented under CECL while prior period amounts continue to be reported in accordance with previously applicable accounting standards (“Incurred Loss”).

The Company elected not to measure an allowance for credit losses for accrued interest receivable and instead elected to reverse interest income on loans or securities that are placed on nonaccrual status, which is generally when the instrument is 90 days past due, and the Company believes the collection of interest is doubtful. The Company has concluded that this policy results in the timely reversal of uncollectible interest.

NOTE 3: LIQUIDITY

The Company has achieved positive cash flow from operations in both 2023 and 2022. Since inception, the Company’s operations have been funded, in part, through repayment of principal on outstanding Business Loans, as well as equity and debt financing. As of December 31, 2023, the Company had approximately $3,140,000 of unrestricted cash. The Company continues to experience repayment of principal as its Business Loans monetize and mature and continues to obtain debt and equity financing, while trying to grow the portfolio of notes receivable and therefore believes that, as a result, it currently has sufficient cash, anticipated financing, and projected income to meet its operating and funding requirements over the next year. In an effort to provide a more efficient cash flow the Company plans to seek additional funding through a bank credit facility, public or private offerings, or private equity. There can be no assurance as to the availability, if any, or terms upon which such financing and capital might be available in the future.

NOTE 4: BUSINESS LOANS RECEIVABLE

Business loans receivable of $52,712,987 are secured, along with annual interest at rates from 0% to 12%, with maturity dates through December 31, 2026. The Company reserves the right to charge up to a 25% default rate for loans not in compliance with lending terms. The balance of the allowance for credit losses as of December 31, 2023, and 2022 was $986,481 and $375,751 respectively. Deferred interest and origination fees were $0 and $12,003 for the years ended December 31, 2023, and 2022, respectively. The following table summarizes the maturity dates:

	December 31, 2023	December 31, 2022
Business loans receivable due current portion	$43,888,973	$38,866,103
Business loans receivable due long term	8,824,014	-
Business loans receivable due current portion, discontinued operations	-	8,588,794
Gross business loans receivable	52,712,987	47,454,897
Less deferred interest and origination fees	-	(12,003)
Less allowance for credit losses	(986,481)	-
Less allowance for credit losses, discontinued operations	-	(375,751)
	$51,726,506	$47,067,143

Legion Capital Corporation and Subsidiaries

Notes to Consolidated Financial Statements

NOTE 4: BUSINESS LOANS RECEIVABLE (CONTINUED)

Loans

The following is a summary of the major categories of total loans outstanding as of December 31, 2023, and December 31, 2022:

	December 31, 2023	December 31, 2022
Real estate	$43,853,973	$38,455,352
Working capital	35,000	35,000
Funds	8,824,014	-
Funds discontinued operations	-	8,964,545
Total loans	$52,712,987	$47,454,897

Loans that management has the intent and ability to hold for the foreseeable future or until maturity or payoff are reported at amortized cost. Amortized cost is the principal balance outstanding, net of purchase premiums and discounts and deferred fees and costs. Accrued interest receivable related to loans totaled $3,807,988 and $2,665,488 on December 31, 2023, and December 31, 2022, respectively and was reported in accrued interest receivable on the consolidated balance sheets. Interest income is accrued on the unpaid principal balance. Loan origination fees, net of certain direct origination costs, are deferred and recognized in interest income using methods that approximate a level yield without anticipating prepayments.

The accrual of interest is generally discontinued when a loan becomes 90 days past due, is not well collateralized and is in the process of collection, or when management believes, after considering economic and business conditions and collection efforts, that the principal or interest will not be collectible in the normal course of business. Past due status is based on contractual terms of the loan. A loan is considered to be past due when a scheduled payment has not been received 30 days after the contractual due date.

All accrued interest is reversed against interest income when a loan is placed on nonaccrual status and interest is deemed not collectable. If a loan is well capitalized and management believes accrued interest is recoverable, the loan will not be placed on nonaccrual status regardless of the number of days past due. Interest received on non-accruing loans is accounted for using the cost-recovery method, until qualifying for return to accrual. Under the cost-recovery method, interest income is not recognized until the past due loan balance is reduced to zero, including fees incurred. Loans are returned to accrual status when all the principal, interest and fee amounts contractually due are brought current and future payments are reasonably assured.

Credit Quality Indicators

The Company is a specialized lender focusing on land development projects. When considering credit facilities the company evaluates risks associated with this type of lending:

1.	Entitlement risk – risk the land being developed is in an area that requirements for entitlement will be met by the developer such as municipality approvals, environmental factors, engineering probabilities, zoning restrictions, etc.

2.	Developmental risk – risk associated with the costs of the project, existing infrastructure, additional required infrastructure, timing, developers’ reputation, revenue as units monetize, etc.

3.	Marketing risk – risk associated with consumer demand, location, interest rates, economic factors (local, regional and national), etc.

Legion Capital Corporation and Subsidiaries

Notes to Consolidated Financial Statements

NOTE 4: BUSINESS LOANS RECEIVABLE (CONTINUED)

On an ongoing basis during the life cycle of the loan facility, management reviews these risks and evaluates whether the project is meeting expectations determined at the inception of the loan facility. Upon evaluation, the Company assigns a grade to the loan facility. The grades are:

●	Pass – no issues with the project and the loan facility remains on schedule and the developer is meeting management’s expectations

●	Special mention – management determines project is not meeting expectations and engages with the developer to define a plan that ensures the success of the project

●	Classified – management determines the project has encountered issues and could potentially fail and has elected to take control of the project via legal means

Allowance for Credit Losses – Loans

The allowance for credit losses is a valuation account that is deducted from the loans’ amortized cost basis to present the net amount expected to be collected on the loans. Loans are charged off against the allowance when management believes the non-collectability of a loan balance is confirmed. Expected recoveries do not exceed the aggregate of amounts previously charged off and expected to be charged off. Accrued interest receivable is excluded from the estimate of credit losses.

The allowance for credit losses represents management’s estimate of lifetime credit losses inherent in loans as of the balance sheet date. The allowance for credit losses is estimated by management using relevant available information, from both internal and external sources, relating to past events, current conditions, and reasonable and supportable forecasts.

The Company, due to the size of its loan portfolio (less than 12 loans), measures expected credit losses for loans case by case. The Company evaluates each loan relationship on a collateral basis, examining valuations of secured interests, lien position of those interests as well as market conditions for the liquidation of such collateral. Factors taken into consideration include:

1.	Historical analysis of previous market values on previous sales of similar collateral in the prior 12 months

2.	Current supply and demand for said collateral within the defined marketplace (i.e. land development loans within defined marketplace). Additional considerations related to current conditions:

a.	Time estimates to bring collateral to market

b.	Additional investment required to maximize liquidation value

c.	Human resources needed to monitor the successful liquidation of said collateral

d.	Current economic issues related to the marketplace where collateral is held

3.	Future economic outlook related to its specific effect on the collateral in question (i.e. inflation and interest) rates on land development projects, travel demand on airplanes, money supply and economic growth for leisure related collateral).

The Company believes its loan portfolio contains minimal risk and remains insulated from significant risk with the lending policies in place at the Company. The Company believes the following guidelines within its lending policies support a position of limited risk:

1.	Maturity terms are limited to less than 12 months

2.	Loan-to-value ratios are maintained significantly below marketplace

3.	Collateral valuations are performed by independent third parties

4.	Loan relationships are cultivated in viable economic demographics

5.	Collateral is actively monitored by the lending department

The Company believes there are no changes in the factors or changes in policy that would affect allowance valuations compared to prior periods. The Company has maintained and intends to maintain current evaluation practices that fall within ASC 326.

Legion Capital Corporation and Subsidiaries

Notes to Consolidated Financial Statements

NOTE 4: BUSINESS LOANS RECEIVABLE (CONTINUED)

The allowance for credit losses calculation will continue to include subjective adjustments for qualitative risk factors that are likely to cause estimated credit losses to differ from historical experience. These qualitative adjustments may increase or reduce reserve levels and include adjustments for lending management experience and risk tolerance, loan review and audit results, asset quality and portfolio trends, loan portfolio growth, industry concentrations, trends in underlying collateral, external factors and economic conditions not already captured.

The Company does not allocate an allowance for credit losses related to unfunded commitments which are for credit losses on off-balance sheet credit exposures. Unfunded, commitments to lending relationships such as future draw downs on a loan or line of credit are unconditionally cancelable.

Delinquency Disclosures

The following table presents an analysis of past-due loans as of December 31, 2023:

	Loans 30-59 Days Past Due	Loans 60-89 Days Past Due	90 Days or More Past Due and Still Accruing	Nonaccrual Loans	Current Loans	Total Loans
Real estate	$-	$-	$8,000,000	$-	$35,853,973	$43,853,973
Working capital	-	-	35,000	-	-	35,000
Funds	-	-	-	-	8,824,014	8,824,014
Total loans	$-	$-	$8,035,000	$-	$44,677,987	$52,712,987

The following table presents an analysis of past-due loans as of December 31, 2022:

	Loans 30-59 Days Past Due	Loans 60-89 Days Past Due	90 Days or More Past Due and Still Accruing	Nonaccrual Loans	Current Loans	Total Loans
Funds	$-	$-	$1,545,751	$-	$7,418,794	$8,964,545
Working capital	-	-	-	-	35,000	35,000
Real estate	-	-	-	-	38,455,352	38,455,352
Total loans	$-	$-	$1,545,751	$-	$45,909,146	$47,454,897

Legion Capital Corporation and Subsidiaries

Notes to Consolidated Financial Statements

NOTE 4: BUSINESS LOANS RECEIVABLE (CONTINUED)

The following table presents the Company’s recorded investment in loans by credit quality indicators by year of origination as of December 31, 2023:

	Term Loans by Year of Origination
	2023	2022	2021	2020	2019	Prior	Total
Real estate
Pass	$-	$20,966,318	$3,827,965	$8,000,000	$-	$3,059,690	$35,853,973
Special Mention	-	-	-	-	-	8,000,000	8,000,000
Classified	-	-	-	-	-	-	-
Total real estate loans	$-	$20,966,318	$3,827,965	$8,000,000	$-	$11,059,690	$43,853,973

Current period write-offs	$-	$-	$-	$-	$-	$-	$-

Working capital
Pass	$-	$-	$-	$-	$-	$-	$-
Special Mention	-	-	-	-	-	35,000	35,000
Classified	-	-	-	-	-	-	-
Total working capital loans	$-	$-	$-	$-	$-	$35,000	$35,000

Current period write-offs	$-	$-	$-	$-	$-	$-	$-

Funds
Pass	$8,824,014	$-	$-	$-	$-	$-	$8,824,014
Special Mention	-	-	-	-	-	-	-
Classified	-	-	-	-	-	-	-
Total funds loans	$8,824,014	$-	$-	$-	$-	$-	$8,824,014

Current period write-offs	$-	$-	$-	$-	$-	$-	$-

Legion Capital Corporation and Subsidiaries

Notes to Consolidated Financial Statements

NOTE 4: BUSINESS LOANS RECEIVABLE (CONTINUED)

The following table presents the Company’s credit quality indicators as of December 31, 2023:

	Pass	Special Mention	Classified	Total
Real estate	$35,853.973	$8,000,000	-	$43,853,973
Working capital	-	35,000	-	35,000
Funds	8,824,014	-	-	8,824,014

Total loans	$44,677,987	$8,035,000	-	$52,712,987

The following table presents the Company’s recorded investment in loans by credit quality indicators as of December 31, 2022:

	Pass	Special Mention	Classified	Total
Real estate	$38,455,352	$-	-	$38,455,352
Working capital	35,000	-	-	35,000
Funds	-	-	-	-
Funds, discontinued operations	7,418,794	1,545,751		8,964,545
Total loans	$45,909,146	$1,545,751	-	$47,454,897

Nonaccrual Disclosures

The Company does not have any nonaccrual loans as of December 31, 2023.

Collateral Dependent Disclosures

The Company has certain loans for which repayment is dependent upon the operation or sale of collateral, as the borrower is experiencing financial difficulty. The underlying collateral can vary based upon the type of loan. The following provides more detail about the types of collateral that secure collateral dependent loans:

-	Real estate loans can be secured by either owner occupied commercial real estate or non-owner-occupied investment commercial real estate. Typically, owner occupied commercial real estate loans are secured by office buildings, warehouses, manufacturing facilities and other commercial and industrial properties occupied by operating companies. Non-owner occupied commercial real estate loans are generally secured by office buildings and complexes, retail facilities, multifamily complexes, land under development, industrial properties, as well as other commercial or industrial real estate.

-	Working capital loans are generally secured by business assets that provide sufficient valuation to support the lending relationship. Examples of these collaterals are stock options, equipment, savings accounts, business equipment which normally have a lien placed on the collateral with the Company filing a UCC.

-	Funds Loans can be secured with assets owned by a fund or trust account with valuations that support the loan. Typically, these types of loans require the fund manager to pledge the collateral of the fund to the Company with secured interest requiring the Company to approve any sale or liquidation of assets owned by the fund. Examples of collateral securing these types of loans are commercial real estate, sales agreements, business assets, planes, boats, and residential real estate.

Legion Capital Corporation and Subsidiaries

Notes to Consolidated Financial Statements

NOTE 4: BUSINESS LOANS RECEIVABLE (CONTINUED)

The following table details the amortized cost of collateral dependent loans:

As of December 31, 2023
Real estate	$8,000,000
Working capital	-
Funds	-

Total loans	$8,000,000

Allowance for Credit Losses Rollforward

The following table summarizes the activity related to the allowance for credit losses for the year ending December 31, 2023, under the CECL methodology.

	Real Estate	Working Capital	Funds	Total loans
Balance, December 31, 2022	$-	$-	$(375,751)	$(375,751)
Adjustments discontinued operations			375,751	375,751
Adjustments to allowance for adoption of ASU 2016-15	-	-	-	-
Charge-offs	-	-	-	-
Recoveries	-	(10,274)	-	(10,274)
Provision for credit losses	-	-	(976,207)	(976,207)
Balance, December 31, 2023	$-	$(10,274)	$(976,207)	$(986,481)

Impaired Loan Disclosures (Prior Periods)

Prior to the adoption of ASU 2016-13, loans were considered impaired when, based on current information and events, it was probable the Company would be unable to collect all amounts due in accordance with the original contractual terms of the loan agreements. Impaired loans include loans on nonaccrual status and accruing troubled debt restructurings. When determining if the Company would be unable to collect all principal and interest payments due in accordance with the contractual terms of the loan agreement, the Company considered the borrower’s capacity to pay, which included such factors as the borrower’s current financial statements, an analysis of global cash flow sufficient to pay all debt obligations and an evaluation of secondary sources of repayment, such as guarantor support and collateral value. The Company individually assessed for impairment all nonaccrual loans greater than $0 and all troubled debt restructurings greater than $0 (including all troubled debt restructurings, whether or not currently classified as such). The tables below include all loans deemed impaired, whether or not individually assessed for impairment. If a loan was deemed impaired, a specific valuation allowance was allocated, if necessary, so that the loan was reported net, at the present value of estimated future cash flows using the loan’s existing rate or at the fair value of collateral if repayment was expected solely from the collateral. Interest payments on impaired loans were typically applied to the principal unless collectability of the principal amount was reasonably assured, in which case interest was recognized on a cash basis.

Legion Capital Corporation and Subsidiaries

Notes to Consolidated Financial Statements

NOTE 4: BUSINESS LOANS RECEIVABLE (CONTINUED)

The following table presents loans individually evaluated for impairment by class of loans, as of December 31, 2022:

	Recorded Investment	Unpaid Principal Balance	Related Allowance	Average Recorded Investment
Impaired loans with no related allowance recorded:
Real estate	$-	$-	$-	$-
Working capital	-	-	-	-
Funds	-	-	-	-
Total impaired loans with no allowance	$-	$-	$-	$-

impaired loans with an allowance recorded:
Real estate	$-	$-	$-	$-
Working capital	-	-	-	-
Funds, discontinued operations	1,545,751	1,545,751	375,751	1,545,751
Total impaired loans with allowance	$1,545,751	$1,545,751	$375,751	$1,545,751

The following table presents information related to the average recorded investment and interest income recognized on impaired loans, excluding PCI loans, for the year ended December 31, 2022:

	Average Recorded Investment	Interest Income Recorded
Impaired loans with no related allowance recorded:
Real estate	$-	$-
Working capital	-	-
Funds, discontinued operations	1,545,751	-
Total impaired loans with no allowance	$1,545,751	$-

Impaired loans with an allowance recorded:
Real estate	-	-
Working capital	-	-
Funds	-	-
Total impaired loans with allowance	$-	$-

Modifications Made to Borrowers Experiencing Financial Difficulty

The allowance for credit losses incorporates an estimate of lifetime expected credit losses and is recorded on each asset upon asset origination or acquisition. The starting point for the estimate of the allowance for credit losses is historical loss information, which includes losses from modifications of receivables to borrowers experiencing financial difficulty. The Company uses a probability of default/loss given default model to determine the allowance for credit losses. An assessment of whether a borrower is experiencing financial difficulty is made on the date of a modification. Because the effect of most modifications made to borrowers experiencing financial difficulty is already included in the allowance for credit losses because of the measurement methodologies used to estimate the allowance, a change to the allowance for credit losses is generally not recorded upon modification. Occasionally, the Company modifies loans by providing principal forgiveness on certain of its real estate loans. When principal forgiveness is provided, the amortized cost basis of the asset is written off against the allowance for credit losses. The amount of the principal forgiveness is deemed to be uncollectible; therefore, that portion of the loan is written off, resulting in a reduction of the amortized cost basis and a corresponding adjustment to the allowance for credit losses.

Legion Capital Corporation and Subsidiaries

Notes to Consolidated Financial Statements

NOTE 4: BUSINESS LOANS RECEIVABLE (CONTINUED)

In some cases, the Company will modify a certain loan by providing multiple types of concessions. Typically, one type of concession, such as a term extension, is granted initially. If the borrower continues to experience financial difficulty, another concession, such as principal forgiveness, may be granted. For the real estate loans included in the “combination” columns below, multiple types of modifications have been made on the same loan within the current reporting period. The combination is at least two of the following: a term extension, principal forgiveness, and interest rate reduction.

The Company has not granted any modifications during the past 12 months related to borrowers experiencing financial difficulty.

Upon the Company's determination that a modified loan (or portion of a loan) has subsequently been deemed uncollectible, the loan (or a portion of the loan) is written off. Therefore, the amortized cost basis of the loan is reduced by the uncollectible amount and the allowance for credit losses is adjusted by the same amount.

The Company has not granted any modifications during the past 12 months and has not written down or reduced principal in any of the Company’s portfolio loans.

Unfunded Commitments

The Company does not allocate an allowance for credit losses related to unfunded commitments which are for credit losses on off-balance sheet credit exposures. Unfunded, commitments to lending relationships such as future draw downs on a loan or line of credit are unconditionally cancelable.

In accordance with the guidance of Accounting Standards Codification (ASC) Topic 942, Financial Services - Depository and Lending, the Company reports loans and trade receivables not held for sale on the date of the consolidated financial statements at their outstanding principal balances, reduced by deferred origination and facilities fees and an allowance for loan losses. The allowance for loan losses was $986,481 and $375,751 as of December 31, 2023, and 2022, respectively.

The primary credit quality indicators are paired to changes in overall market/industry valuations as well as changes in more specific pledged collateral valuations to evaluate a performing and non-performing business loans receivable on an individual basis. Most portfolio loans are established with significant amounts of prepaid interest and are 1-2 years in duration. Business loans receivable are considered as non-accrual or past due status on an individual basis. When an asset or investment becomes distressed due to changes in industry valuation, business valuations and ability to generate cash flow or repay debt, each distressed or non-performing asset is evaluated on an individual case by case basis for restructuring and/or liquidation, and at that time an estimated allowance is recorded.

The Company reviews each loan and updates its market analysis, appraisals, and other valuation information and at the end of each accounting period the Company conducts a full review of all loans and their respective valuations internally.

The Company’s policy on nonaccrual loans is as follows: (a) determine whether the principal balance of the loan will not be collectible; (b) if deemed the principal to be collectible (secured by collateral and/or guarantees), then the payment is first applied to late fees and other charges; (c) any amounts in excess of late fees and other charges are then applied to any interest that would be due and any remaining amount is applied to principal; (d) if the loan is deemed to not be collectible, then the payment is applied to principal.

Prior to entering into an agreement to modify any of the Company’s loans, the Company conducts a review and analysis of the current status of the loan and underlying collateral to determine whether such loan should be considered a troubled asset prior to modification. As we are primarily an asset-based lender, the main factor we analyze is the current value of the underlying collateral and whether we still consider the loan to be collectable, in accordance with its terms presently and as modified. As a lender, we consider a modification to be a troubled debt restructuring if a material portion of the original principal of the loan is forgiven.

Legion Capital Corporation and Subsidiaries

Notes to Consolidated Financial Statements

NOTE 5: PROPERTY AND EQUIPMENT

The major classifications of property and equipment are summarized as follows:

	December 31,	December 31,
	2023	2022
Property and equipment	$156,380	$156,380
Less accumulated depreciation	(81,517)	(35,664)

Property and equipment, net	$74,863	$120,716

Depreciation expenses for the years ended December 31, 2023, and 2022, was $45,852 and $14,832, respectively.

NOTE 6: ASSET HELD FOR SALE

In January 2019, the Company acquired a 2-acre parcel of commercial property in the Lake Nona area of Orlando, Florida, for the purchase price of $360,000. The Company, through a subsidiary, Legion Ajay, LLC, owned 51% of that property, In June 2022, the Company sold the property to a third party. The Company settled on a final sales price of $1,750,000 recognizing a gain on the sale of the property of $577,699 during the year ended 2022.

NOTE 7: INVESTMENTS

During 2019, the Company took ownership of a commercial property on which it had an outstanding business loan receivable. The property is located in Sandersville, Georgia and has been recorded as an investment at the outstanding loan balance of $137,679. It is the Company’s intention to evaluate the strategic benefit of holding this property as an investment or reclassifying the property as an Asset held for Sale, potentially listing the property with a real estate agent. It is anticipated this evaluation will happen in 2024.

NOTE 8: NOTES PAYABLE

Unsecured notes

As of December 31, 2023, and 2022, the Company had unsecured notes payable in the aggregate amount of $6,431,243 and $4,944,892 with interest at 7% to 12%, per annum for a period of 6 to 60 months.

Secured notes

As of December 31, 2023, and 2022, the Company had secured notes payable in the aggregate amount of $5,444,500 and $5,529,500, respectively, with interest at 8.0% to 12%, per annum for a period of 6 to 60 months. The outstanding secured notes payable are always 100% collateralized by business assets and loans receivable.

Bonds

During 2020, the Company was approved by the SEC to issue bonds in one-, two, three- and five-year terms. As of December 31, 2023, the Company had issued bonds in the amount of $33,126,296 with unamortized bond issuance costs of $2,321,347 for net balance of $30,804,949. The Bonds are secured by real estate loans and cash at December 31, 2023.

Amortization expenses of bond issuance costs were $1,318,552 and $1,445,984 for the year ended December 31, 2023, and 2022, respectively.

The estimated weighted average interest rate for the Company’s notes payable, broken down by current and long-term portion is:

Current Portion 2022: 5.31%

Long Term Portion 2022: 6.71%

Current Portion 2023: 6.60%

Long Term Portion 2023: 7.26%

Legion Capital Corporation and Subsidiaries

Notes to Consolidated Financial Statements

NOTE 8: NOTES PAYABLE (CONTINUED)

	Year ended December 31
	2023	2022
Unsecured notes	$6,431,243	$4,944,892
Secured notes	5,444,500	5,529,500
Bonds	33,126,296	33,293,907
	45,002,039	43,768,299
Less unamortized bond issuance costs	(2,321,347)	(2,975,366)
Notes payable	$42,680,692	$40,792,933

The aggregate maturity on the notes payable as of December 31, 2023, are as follows:

2024	$25,998,128
2025	11,389,056
2026	6,668,355
2027	177,500
2028	609,000
2029 and beyond	160,000
45,002,039
Less current portion	(25,998,128)
Less unamortized bond issuance costs	(2,321,347)
Notes payable, long-term portion, net	$16,682,564

For the years ended December 31, 2023, and 2022, total interest expense on these notes payable was $4,279,498 and $3,587,685, respectively; 2023 and 2022 includes $205,965 and $4,167, respectively in amortization of debt discount.

NOTE 9: SHAREHOLDERS’ EQUITY

Noncontrolling Interest

Non-controlling interest represents preferred membership units of Finance prior to December 31, 2020, issued by a subsidiary in the amount of $6,573,783. The noncontrolling interests are presented as a component of equity and the proportionate share of net income (loss) attributed to the noncontrolling interests is recorded in the results of operations for 2022. During 2023 and 2022 the Company returned $721,936 and $787,330 respectively in principal to the preferred shareholders resulting in a non-controlling preferred share balance amount of $3,541,399 at December 29, 2023 and $4,263,335 at December 31, 2022. On December 31, 2023, the Company divested from the membership units and as a result, no longer has $3,541,399 non-controlling preferred shares as a component of equity.

Series A Redeemable Preferred Membership Units

The Company made available 30,000 Series A Redeemable Preferred Membership Units with a stated value of $1,000 per share. The shares are not certificated and rank senior to any issued or unissued common stock or memberships units of Finance with respect to payment of dividends and distribution of amounts upon liquidation, dissolution or winding up. Holders of the series A Redeemable Preferred Membership units have no voting rights but are entitled to an annual profit-sharing distribution of Legion Finance, LLC, when declared. When declared, the profit distribution will be recognized using a separate line litem item identifying the amount of distribution on a per share basis. There were no annual profit distributions declared in 2023 or 2022. As of December 31, 2023, the company had issued 22,674 membership units in the amount of $22,673,709.

Legion Capital Corporation and Subsidiaries

Notes to Consolidated Financial Statements

NOTE 10: STOCK OPTIONS

In November 2017, the Company granted 3 million stock options that expire on December 27, 2027 to BGA Holdings, LLC (BGA)(managed by Joseph B. Hilton). 2 million of these options were immediately vested with the remaining 1 million not being vested until and unless a 3 year employment agreement is entered into by Mr. Hilton. The options have a strike price and term as follows:

Option 1: 500,000 at $1.75 per share, not vested, 10 year term

Option 2: 500,000 at $1.25 per share, not vested, 10 year term

Option 3: 2,000,000 at $1.00 per share, fully vested, 10 year term

The weighted-average grant-date fair value of options granted during the year ended December 31, 2017 was $0.94. The options to Mr. Hilton’s company were issued in consideration of cancellation of 2 million shares previously agreed to be issued to Mr. Hilton’s company.

On June 27, 2018, the Company entered into a “Purchase of Stock Options and Lock Up Agreement” with BGA, in which the Company repurchased 496,333 shares of Option #3 above for $100,000. As consideration for the repurchase, a 5-year lock up period was added to the remaining shares of Option #3, and all shares of Options 1 & 2. The lock up period commenced December 27, 2017, and expires December 26, 2022, and BGA may not sell the remaining options or the shares underlying the options earlier than June 30, 2023. However, if certain conditions are not met by the Company, up to 5% of the options held by BGA may be sold in any 12-month period, subsequent to December 27, 2020.

The fair value of the Company’s common stock option grants is estimated using a Black-Scholes option pricing model, which uses certain assumptions related to risk-free interest rates, expected volatility, expected life of the common stock options, and future dividends. Compensation expense is recorded based upon the value derived from the Black-Scholes option pricing model and based on actual experience. The assumptions used in the Black-Scholes option pricing model could materially affect compensation expense recorded in future periods.

The following range of assumptions in the Black-Scholes option pricing model was used to determine fair value of the options issued in November of 2017 and on June 27, 2018:

Expected Dividend Yield—The Company has never paid dividends and does not expect to pay dividends.

Risk-Free Interest Rate—The risk-free interest rate was based on the market yield currently available on United States Treasury securities with maturities approximately equal to the option’s expected term.

Expected Term—Expected term represents the period that the Company’s stock-based awards are expected to be outstanding. The Company’s assumptions about the expected term have been based on those of companies that have a similar industry, life cycle, revenue, and market capitalization and the historical data on employee exercises.

Expected Volatility—The expected volatility is based on the historical stock volatilities of several of the Company’s publicly listed comparable companies over a period equal to the expected terms of the options, as the Company does not have a long trading history.

Forfeiture Rate—The Company has not experienced significant forfeiture activity on stock options. The Company determines the expected forfeiture rate of its stock option awards issued using the simplified method. The simplified method assumes each vesting tranche of the award has a term equal to the midpoint between when the award vests and when the award expires.

Each of the inputs discussed above is subjective and generally requires significant management judgment. The Company utilized the following inputs to calculate its options as of December 31, 2017, and June 27, 2018:

		Modification
	Grant Date	Date
Volatility:	43%	35%
Expected terms (in years):	10	10
Risk free rate:	2.42%	2.83%

Legion Capital Corporation and Subsidiaries

Notes to Consolidated Financial Statements

NOTE 10: STOCK OPTIONS (CONTINUED)

A summary of the option activity as of December 31, 2023, is presented below:

	Shares	Weighted- Average Exercise Price	Weighted- Average Remaining Contractual Term
Outstanding at December 31, 2022	2,503,067	$1.25	5 years
Vested at December 31, 2022	1,503,067	$1.25	5 years
Non-vested at December 31, 2022	1,000,000	$1.25	5 years
Outstanding at December 31, 2023	2,503,067	$1.25	4 years
Non-vested at December 31, 2023	1,000,000	$1.25	4 years
Vested at December 31, 2023	1,503,067	$1.25	4 years

Total stock compensation expense for the year ended December 31, 2023, and 2022 was $-0-.

NOTE 11: INCOME TAXES

The Company did not provide any Federal income tax for the years ended December 31, 2023, and 2022, due to the Company’s net loss carryforward. The Company did pay $13,875 and $1,685 in income tax for the year ended December 31, 2023, and 2022 respectively.

Deferred tax assets and liabilities reflect the effects of tax losses, credits, and the future income tax effects of temporary differences between the consolidated financial statement carrying amounts of existing assets and liabilities and their respective tax bases and are measured using enacted tax rates that apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Future taxable income is expected to be subject to a federal tax rate of 21% and a state tax rate of 5.5%.

The following table reconciles the U.S. statutory rates to the Company’s effective tax rate for the years ended December 31, 2023, and 2022:

	Year ended December 31
	2023	2022
Federal statutory rate	21.0%	21.0%
State statutory rate	5.5%	5.5%
Valuation allowance	(26.5)%	(26.5)%
Effective tax rate	0.0%	(0.0)%

As of December 31, 2023, and 2022, the Company had a deferred tax asset in the amount of $562,057 and $1,429,845 respectively. The Company had a valuation allowance of $562,057 and $1,429,845 as of December 31, 2023, and 2022, respectively. The valuation allowance decreased by $867,788 and decreased by $1,024,503 during the years ended December 31, 2023, and 2022, respectively. The Company believes that such assets did not meet the more likely than not criteria to be recoverable through projected future profitable operations in the foreseeable future.

	December 31, 2023	December 31, 2022
Deferred taxes consist of:
Net operating loss deferred tax carryforward	$2,392,128	$1,514,659
Allowance for doubtful accounts	256,742	95,065
Cash basis tax adjustments	(2,086,813)	(10,251)
Subtotal	562,057	1,429,845
Valuation allowance	(562,057)	(1,429,845)
Net deferred taxes	$-	$-

Legion Capital Corporation and Subsidiaries

Notes to Consolidated Financial Statements

NOTE 11: INCOME TAXES (CONTINUED)

The Company’s net operating loss carry forward for income tax purposes as of December 31, 2023, was approximately $2,002,212 and may be offset against future taxable income. Current tax laws limit the amount of loss available to be offset against future taxable income when a substantial change in ownership occurs. Therefore, the amount available to offset future taxable income may be limited. Current tax law provides a 20 year period from the date of an incurred loss resulting in a loss carryforward. The Company’s loss carryforward are from losses incurred in 2020; the Company has until 2040 to apply the loss carry forward to future earnings. Had the Company not utilized the net operating loss carryforward, the company would have paid an estimated federal income tax of $542,229 and $318,492 for the years ended December 31, 2023, and December 31, 2022, respectively.

NOTE 12: RELATED PARTY TRANSACTIONS

In 2019, Alpine Funding, LLC, a company owned by James Byrd and Douglas Hackett, made a $150,000 loan to Legion Capital to participate as a co-lender in one of the Company’s mortgage loans. The loan was for 12 months with interest at 12% per annum and monthly payments of interest only; the loan was repaid in July 2022. Interest paid during the year ended December 31, 2022, was $4,087.

The Company sold a parcel of real estate in 2022, referenced in Note 6: ASSET HELD FOR SALE, and paid a commission on the transaction to Paul Carrazzone, President and Chief Executive Officer, in the amount of approximately $170,000.

The Company pays fees in lieu of salary for services provided by officers of the Company for management, marketing, and legal services. The services are provided to the Company by officer owned/affiliated companies and billed by the officer owned/affiliated companies. Fees paid to officers during the years ended December 31:

	2023	2022
Paul Carrazone	$200,000	$174,000
Douglas Hackett	190,100	125,000
James Byrd*	-	232,000

Additionally, Legion Capital Partners owns and controls 60% of the common shares of the Company. Legion Capital Partners is 100 % owned by Paul Carrazzone (50%) and Douglas Hackett (50%).

*	no longer a related party in 2023

NOTE 13: COMMITMENTS AND CONTINGENCIES

Legal Proceedings

The Company is not presently a party to any legal proceedings the resolution of which the Company believes would have a material adverse effect on its business, financial condition, operating results, or cash flows. However, legal proceedings are subject to inherent uncertainties, and an unfavorable outcome could include monetary damages, and excessive verdicts can result from litigation, and as such, could result in a material adverse impact on its business, financial position, results of operations, and/or cash flows.

Legion Capital Corporation and Subsidiaries

Notes to Consolidated Financial Statements

NOTE 14: CLIENT CONCENRATIONS

One lending relationship accounted for approximately 33% of the Company’s outstanding loans on December 31, 2023. The lending relationship had an outstanding balance on December 31, 2023, of $17,500,000 secured by real estate. The Company’s lending policy is to maintain a 50% loan to value ratio at all times; meaning the outstanding principal to any singular borrower will not exceed 50% of the real estate value securing the loan. This customer was in full compliance with the Company’s lending policy at December 31, 2023. Revenue resulting from this relationship was greater than 10% of the Company’s revenue which was $5,851,057 in 2023 and approximately $3,350,000 in 2022.

NOTE 15: SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION

Cash paid during the years ended December 31:

	2023	2022
Cash paid for interest	$2,769,943	$2,545,317

Cash paid for income taxes	$13,875	$1,685

NOTE 16: DISCONTINUED OPERATIONS

In December 2023, we discontinued our operation of Legion Select, LLC. Legion Select Venture Fund is managed by Legion Select Venture Fund Managers, LLC, an independent entity outside of Legion Capital Corporation, and its subsidiaries. Legion Select Venture Fund Managers, LLC made the decision to wind up (liquidate) the assets (loans receivable) of the fund and distribute proceeds to the fund holders.

An agreement was entered into as on December 31, 2023, by and between Legion Capital Corporation (“Legion”), LL Select, LLC (“LLS”), and Legion Select Venture Fund, LLC (“LSVF”) identifying that:

A. Legion is a Florida corporation engaged in specialty lending and is the parent company to LLS, which is a wholly-owned subsidiary of Legion.

B. LSVF is a Venture Fund organized as a Limited Liability Company under Delaware law and is managed by Legion Select Venture Fund Managers, LLC (“LFM”), a Delaware Limited Liability Company.

C. Legion provided management services to LFM to manage the assets and operations of LSVF, through LFM and in accordance with the provisions of the LSVF fund documents and investor agreements.

D. Prior to November 2017, LSVF owned certain assets in the form of commercial loans and related assets (“the Assets”). The Assets were transferred to LLS, pursuant to a contribution agreement dated November 30, 2017 (the “Contribution”). As a result of said transaction, LLS took ownership of the Assets and Legion, through LFM, assumed management of LSVF and the Assets.

Legion Capital Corporation and Subsidiaries

Notes to Consolidated Financial Statements

NOTE 16: DISCONTINUED OPERATIONS (CONTINUED)

E. LSVF reached a point in time where it is nearing its expiration date under the terms of the Fund Agreement, and it is in the best interest of the parties to re-assign ownership of the Assets from LLS to LSVF. The parties agreed as follows:

1. LLS transferred and assigned 100% of all of the Assets of LLS to LSVF.

2. The parties agreed to execute any and all further documents necessary to fully effectuate this transaction, including any stock powers, deeds, mortgage assignments or any other such instruments.

3. Any amount of funding provided by Legion to LLS as recorded as part of intercompany transactions would be reaffirmed by LFM in a note due Legion at a zero percent coupon.

4. LSVF, at its own discretion, has the right to take legal action against any of the re-assigned Assets to secure Assets that are in the best interest of LSVF. Legal actions may result in additional proceeds to be distributed to the fund holders as the fund unwinds. It is agreed that Legion has no right to any additional proceeds, outside of the zero percent interest loan provided, or additional compensation that may result in LSVF and its new managers’ liquidating LSVF Assets.

F. Persons affiliated with, that continue to manage LSVF through LFM no longer hold offices nor are employed by Legion. Decision makers of Legion Select and LSVF during periods prior to 2023 (2016 through 2022) are no longer directors or officers in 2023. Additionally, LSVF engaged a new company to help manage the fund and has sole control over the decision making of the wind-up process of the fund. Legion Select no longer had power and economics over the Fund and therefore the Fund and Legion Select is no longer a consolidated entity.

In 2023, the discontinued operation had revenue of $605,352, operating expenses of $4,896, bad debt expense of $600,456, resulting in $0 income attributed to the Company. The Company has provided a loan to Legion Select Venture Fund in the amount of $8,824,014 due January, 2027, secured by assets of the fund. Legion Capital Corporation expects to be paid in full as the assets of the fund are monetized. The Company realized a gain on discontinued operations of $2,413,840 as a result of the recapture of a portion of expenses incurred and expensed by the Company while managing the fund, along with payments made to LSVF members for distributions of principal and interest paid by affiliates.

NOTE 17: SUBSEQUENT EVENTS

In preparing these financial statements, management has evaluated events and transactions for potential recognition or disclosure through June 10, 2024, the date the financial statements were available to be issued. The Company has determined there are no subsequent events.

Item 8. Exhibits

Index to Exhibits

Exhibit No.	Description of Exhibit
2.1	Articles of Incorporation (incorporated by reference to Exhibit 2.1 to Amendment No. 2 to the Company’s Offering Statement on Form 1-A (File No. 024-10638) filed on April 3, 2017).
2.2**	Articles of Incorporation as Amended, filed February 24, 2023
2.3	ByLaws (incorporated by reference to Exhibit 2.3 to Amendment No. 2 to the Company’s Offering Statement on Form 1-A (File No. 024-10638) filed on April 3, 2017).
2.4**	Articles of Incorporation as Amended, filed August 23, 2024
4.1**	Form of Subscription Agreement
4.2	Certificate of Designations for the Series A Redeemable Preferred Stock (incorporated by reference to Exhibit 4.2 to Post Qualification Amendment No. 6 to Form 1-A (File No. 024-11123) filed on March 5, 2021).
4.3*	Certificate of Designations for the Series A-1 Redeemable Preferred Stock
4.4**	Form of Legion Bond – Series A-1
6.1	Managing Broker Dealer Agreement by and between the Company and Sequence Financial Specialists, LLC, dated as of March 13, 2020 (incorporated by reference to Exhibit 6.1 with Post Qualification Amendment No. 1 to Form 1-A (File No. 024-11123) filed on March 20, 2020.
6.2	Form of Indenture (incorporated by reference to Exhibit 6.2 to Post Qualification Amendment No. 5 to Form 1-A (File No. 024-11123) filed on May 29, 2020).
11.1**	Consent of Independent Auditor.
12.1**	Legal Opinion of James S. Byrd, P.A.

*	To be filed by Amendment
**	Filed herewith.

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereto duly authorized, in Orlando, Florida on January 17, 2025.

Legion Capital Corporation

By:	/s/ Paul Carrazone
Paul Carrazone
President and Chief Executive Officer

This offering statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Paul Carrazzone	President and Chief Executive Officer	January 17, 2025
Paul Carrazzone

/s/ David Null	Chief Financial and Chief Accounting Officer	January 17, 2025
David Null

/s/ Douglas S. Hackett	Director	January 17, 2025
Douglas S. Hackett